Exhibit 10.2

THIRD AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT

by and among

PARLEX 5 KEN FINCO, LLC

(“U.S. Seller”)

PARLEX 5 KEN UK FINCO, LLC

(“U.K. Seller”)

PARLEX 5 KEN CAD FINCO, LLC

PARLEX 5 KEN ONT FINCO, LLC

(“Canadian Sellers”)

PARLEX 5 KEN EUR FINCO, LLC

(“German Seller”)

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

(“Buyer”)

June 30, 2015

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THIS THIRD AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of June 30, 2015 (this “Agreement”), is made by and among PARLEX 5 KEN FINCO, LLC, a Delaware limited liability company (“U.S. Seller”), PARLEX 5 KEN UK FINCO, LLC, a Delaware limited liability company (“U.K. Seller”), PARLEX 5 KEN CAD FINCO, LLC, a Delaware limited liability company (“CAD Seller”) and PARLEX 5 KEN ONT FINCO, LLC, a Delaware limited liability company (“ONT Seller” and together with CAD Seller, “Canadian Sellers”) and PARLEX 5 KEN EUR FINCO, LLC, a Delaware limited liability company (“German Seller”) (each a “Seller” with respect to the Eligible Assets that it sells to Buyer under this Agreement, and together, the “Sellers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”).

WHEREAS, Sellers and Buyer entered into that certain Master Repurchase and Securities Contract, dated as of May 20, 2015 (as amended by that certain Amendment No. 1 to Master Repurchase and Securities Contract, dated as of May 28, 2015, the “Original Repurchase Agreement”).

WHEREAS, Sellers and Buyer amended and restated the Original Repurchase Agreement pursuant to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of June 4, 2015 (as amended by that certain Amendment No. 1 to Amended and Restated Master Repurchase and Securities Contract, dated as of June 11, 2015, and as further amended and restated pursuant to that certain Second Amended and Restated Master Repurchase and Securities Contract, dated as of June 23, 2015, the “Second Amended and Restated Repurchase Agreement”).

WHEREAS, Sellers and Buyer desire to amend and restate the Second Amended and Restated Repurchase Agreement to allow Sellers and Buyer to enter into certain additional Transactions on the Third Amendment and Restatement Date (as defined below) and any subsequent Purchase Date.

NOW, THEREFORE, Sellers and Buyer (each a “Party” and collectively referred to herein as “Parties”) hereby agree as follows:

ARTICLE 1

APPLICABILITY

Section 1.01 Applicability. Subject to the terms and conditions of the Repurchase Documents, at the request of the Sellers, the Parties have entered into the Transactions as of the applicable Purchase Date in which the respective Sellers have agreed to sell, transfer and assign to Buyer the Assets identified on the Asset Schedule and all related rights in, and interests related to, such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer such Assets to the related Seller for subsequent repurchase on the related Repurchase Date, which date shall not be later than the Maturity Date, against the transfer of funds by the related Seller representing the Repurchase Price for such Assets.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

Section 2.01 Definitions.

“Accelerated Repurchase Date”: Defined in Section 10.02.

“Account Security Agreement”: An agreement creating security over a bank account maintained by a U.K. Obligor.

“Affiliate”: With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Affiliated Hedge Counterparty”: Buyer, or an Affiliate of Buyer, in its capacity as a party to any Interest Rate Protection Agreement with a Seller.

“Agent Notice”: A notice substantially in the form appended as Schedule 3 to the U.K. Security Agreement or in such other form acceptable to Buyer in its discretion and sent by the UK Seller or the German Seller (as applicable) to the Facility Agent and Security Agent of each U.K. Mortgage Loan on the relevant Purchase Date for such Purchased Asset, directing the remittance of all Income with respect to such Purchased Asset directly to the related Waterfall Account.

“Aggregate U.S. Dollar Purchase Price”: As of any date, the aggregate Purchase Prices of all Purchased Assets as of such date to the extent denominated in U.S. Dollars plus the aggregate Purchase Prices of all Purchased Assets not denominated in U.S. Dollars, converted by Buyer into U.S. Dollars at the applicable Spot Rate determined as of the Purchase Date and stated on the applicable Confirmation.

“Agreement”: This Third Amended and Restated Master Repurchase and Securities Contract, dated as of June 30, 2015 by and among Buyer and Sellers, and as same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Allocated Sequential Repayment Component”: With respect to each Purchased Asset, the portion of the Purchase Price for such Purchased Asset equal to the amount determined in U.S. Dollars set forth in the column titled “Allocated Sequential Repayment Component” in the Asset Schedule, as such amount declines over the term of this Agreement as Principal Payments are applied with respect to such Purchased Asset to reduce each Allocated Sequential Repayment Component in accordance with Article 5.

“Alternative Rate”: A per annum rate based on an index approximating the behavior of the applicable Index Rate, as determined by Buyer.

“Amendment and Restatement Date”: June 4, 2015.

“Anti-Terrorism Laws”: Any Requirements of Law relating to money laundering or terrorism, including, without limitation, Executive Order 13224 signed into law on

September 23, 2001, the regulations promulgated by the Office of Foreign Assets Control of the Treasury Department, and the PATRIOT Act, the Canadian Anti-Money Laundering & Anti-Terrorism Legislation and similar laws of other applicable jurisdictions.

“Applicable Percentage”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Applicable Standard of Discretion”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Appraisal”: An appraisal of the related Mortgaged Property (other than, solely in the case of a Security, collateral that does not consist of real property) conducted by an Independent Appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and the Interagency Appraisal and Evaluation Guidelines, as amended, and, in addition, (A) with respect to U.S. Purchased Assets, is certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation; (B) with respect to U.K. Purchased Assets, is a RICS-compliant appraisal of the related Mortgaged Property, and (C) with respect to any Canadian Purchased Assets, is conducted by an Independent Appraiser with a Membership, Appraisal Institute (MAI) designation awarded by the Appraisal Institute of Canada and conducted in accordance with the Canadian Uniform Standards of Professional Appraisal Practice (CUSPAP) of the Appraisal Institute of Canada, in each case, addressed to (either directly or pursuant to a reliance letter in favor of Buyer) and reasonably satisfactory to Buyer.

“Approved Representation Exception”: Any Representation Exception furnished by the related Seller to Buyer and approved by Buyer prior to the related Purchase Date.

“Asset”: Each of the Securities and the real-estate loan interests listed on the Asset Schedule.

“Asset Due Diligence Report”: With respect to each Asset, a summary of the terms of such Asset prepared by outside counsel to Seller and reliance letters from such outside counsel as provided to the Buyer prior to the applicable Purchase Date, and, in each case, upon which Buyer is expressly entitled to rely.

“Asset Purchase Documents”: Collectively, the Purchase and Sale Agreement and all bills of sale, assignments and assumptions of liabilities, and other documents and instruments delivered pursuant to the Purchase and Sale Agreement.

“Asset Schedule”: Schedule 1 to the Fee Letter.

“Assignment and Acceptance”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Bankruptcy Code”: Title 11 of the United States Code, as amended.

“Blank Assignment Documents”: Defined in Section 6.02(k).

“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, California, Maryland, Minnesota or North Carolina, in any province of Canada, or in London, Jersey or any federal State of Germany are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of an Index Rate, a day dealings in the applicable Currency are not carried on in the relevant London, European or Canadian interbank market.

“Buyer”: Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents, and also in its capacity as counterparty to any Interest Rate Protection Agreement.

“Buyer’s Allocated Scheduled Future Funding Amounts”: For any Purchased Asset at any time, the amount in the applicable Currency set forth in the column with that caption for such Purchased Asset in the Asset Schedule at such time.

“Buyer’s Margin Percentage”: For any Purchased Asset as of any date, the percentage equivalent of the quotient obtained by dividing one (1) by the Applicable Percentage of such Purchased Asset.

“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means the Criminal Code, R.S.C. 1985, c. C-46, The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c. 17 and the United Nations Act, R.S.C. 1985, c.U-2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act.

“Canadian Dollars” and “C$”: The lawful currency of Canada.

“Canadian Mortgage”: Any mortgage, hypothec, charge, debenture, deed of trust, assignment of rents, security agreement and fixture filing, or other similar instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Canadian Purchased Asset”: Any Purchased Asset with respect to which the Mortgaged Property is located exclusively in Canada.

“Canadian Sellers”: The meaning specified in the preamble of this Agreement.

“Capital Lease Obligations”: With respect to any Person, the amount of all obligations of such Person, as a lessee to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Cash Sweep Period”: The period commencing on the first date on which the Aggregate U.S. Dollar Purchase Price is less than ten percent (10%) of the U.S. Dollar Closing Date Maximum Amount and ending on the Maturity Date.

“CDOR”: The rate of interest per annum determined by Buyer on the basis of the rate for Canadian Dollar deposits for delivery on the first (1st) day of each Pricing Period, for a period approximately equal to such Pricing Period, which is the average of the bid rates (expressed as an annual percentage rate) equal to the average for Canadian Dollar bankers’ acceptances having a term equal to such Pricing Period which appears on the Bloomberg Terminal CDOR Page as of 10:00 a.m. (Toronto time) on such day (rounded to the nearest one-hundred-thousandth of one percent, with 0.000005 percent being rounded up); provided that if such rate does not appear on the Bloomberg Terminal CDOR Page on such day, the rate for such Pricing Period will be the average of the bid rates (expressed and rounded as set out above) for Canadian Dollar bankers’ acceptances having a term equal to such Pricing Period as quoted by such banks named in Schedule I to the Bank Act (Canada) as may quote such a rate as of 10:00 a.m. (Toronto time) on such day. If the calculation of CDOR results in a CDOR rate of less than zero (0), CDOR shall be deemed to be zero (0) for all purposes of this Agreement.

“CFTC”: The U.S. Commodity Futures Trading Commission.

“CFTC Regulations”: The rules, regulations, orders and interpretations published or issued by the CFTC, as amended.

“Change of Control”: Means (a) any consummation of a merger, amalgamation, or consolidation of Guarantor with or into another entity or any other reorganization occurs and more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s stock or other ownership interest in such entity outstanding immediately after such merger, amalgamation, consolidation or such other reorganization is not owned directly or indirectly by Persons who were stockholders or holders of such other ownership interests in Guarantor immediately prior to such merger, amalgamation, consolidation or other reorganization; (b) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all Capital Stock of Guarantor entitled to vote generally in the election of directors, members or partners of twenty percent (20%) or more other than wholly-owned Affiliates of Guarantor and related funds of The Blackstone Group L.P., or to the extent such interests are obtained through a public market offering or secondary market trading; (c) Guarantor shall cease to own and Control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding Capital Stock of each Pledgor; (d) any Pledgor shall cease to own and Control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding Capital Stock of the related Seller; or (e) any transfer of all or substantially all of Guarantor’s assets (other than any securitization transaction or any repurchase or other similar transactions in the ordinary course of Guarantor’s business). Notwithstanding the foregoing, neither Buyer nor any other Person shall be deemed to approve or to have approved any internalization of management as a result of this definition or any other provision herein.

“Class”: With respect to an Asset, such Asset’s classification as one of the following: a Whole Loan, a Senior Interest or a Security.

“Cleared Swap”: Any Interest Rate Protection Agreement that is cleared by a DCO.

“Closing Certificate”: A true and correct certificate in the form of Exhibit D, executed by a Responsible Officer of each Seller.

“Closing Date”: May 20, 2015.

“Code”: The Internal Revenue Code of 1986.

“Commodity Exchange Act”: The Commodity Exchange Act, as amended.

“Compliance Certificate”: A true and correct certificate in the form of Exhibit E, executed by a Responsible Officer of Guarantor.

“Component”: As defined in the definition of “Purchase Price.”

“Confirmation”: A purchase confirmation in the form of Exhibit B, duly completed, executed and delivered by the related Seller and Buyer in accordance with Section 3.01.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income or net worth (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, charge, deed of trust, hypothecation, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control”: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Controlled Account Agreements”: With respect to each Waterfall Account, a deposit account control agreement with respect to such Waterfall Account, dated as of May 20, 2015, among the Buyer, Waterfall Account Bank and applicable Seller (collectively, the “Controlled Account Agreements”).

“Currency”: U.S. Dollars, Canadian Dollars, Pounds Sterling or Euros, as applicable.

“Custodial Agreement”: The Second Amended and Restated Custodial Agreement, dated as of June 23, 2015, among Buyer, Sellers and Custodian, and as same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Custodian”: Wells Fargo Bank, National Association, or any successor permitted by the Custodial Agreement.

“DCO”: A “derivatives clearing organization,” as such term is defined in Section 1a(15) of the Commodity Exchange Act and the CFTC Regulations.

“Debenture”: An English law-governed security agreement pursuant to which a Mortgagor that (a) owns a Mortgaged Property located in England and Wales and/or (b) is incorporated or established in England and Wales, creates security over such Mortgagor’s entire assets and undertaking (including any such Mortgaged Property) with respect to a U.K. Purchased Asset.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”: As of any date, the Pricing Rate in effect on such date plus 500 basis points (5.00%).

“Defaulted Asset”: Any Asset, Purchased Asset or Mortgage Loan, as applicable, (a) that is thirty (30) or more days (or, in the case of payments due at maturity, one (1) day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Mortgage Loan Documents, in each case, without regard to any waivers or modifications of, or amendments to, the related Mortgage Loan Documents, other than those that were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset, unless consented to by Buyer in accordance with the terms of this Agreement, (b) for which there is a material non-monetary default under the related Mortgage Loan Documents beyond any applicable notice or cure period in each case, without regard to any waivers or modifications of, or amendments to, the related Mortgage Loan Documents, other than those that were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset, (c) with respect to which an Insolvency Event has occurred with respect to the Underlying Obligor, or (d) for which Seller or a Servicer has received notice of the foreclosure or proposed foreclosure of, or notice of intention to enforce, any Lien on the related Mortgaged Property; provided that with respect to any Senior Interest or Security, in addition to the foregoing such Senior Interest or Security, as applicable, will also be considered a Defaulted Asset to the extent that the related Mortgage Loan would be considered a Defaulted Asset as described in this definition; provided, further, in each case, without regard to any waivers or modifications of, or amendments to, the related Mortgage Loan Documents.

“Derivatives Contract”: Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross–currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Diligence Materials”: Any of the following items relating to a Purchased Asset, in each case, to the extent in Sellers’ or Guarantor’s possession or control: (a) copies or originals of all existing title policies, existing surveys and European title documentation relating to such Purchased Asset; (b) copies or originals of all material contracts; (c) copies or originals of all the material leases, together with any addenda, amendments and letters of credit relating thereto; (d) copies or originals of all ground leases, emphyteutic lease or other similar lease; (e) the loan files for each Purchased Asset, (f) the Asset Due Diligence Reports, (g) any other materials included as Diligence Materials as defined in the Purchase and Sale Agreement, (h) with respect to a Security, the Security Information, and (i) such other materials requested by, and delivered to, Buyer.

“Due Amount”: Defined in Section 5.05.

“Due Currency”: Defined in Section 5.05.

“Early Repurchase Date”: For any Purchased Asset, the date on which such Purchased Asset is required to be repurchased by a Seller in accordance with Section 3.04.

“Eligible Asset”: An Asset:

(a) that is secured by a perfected, first priority security interest or hypothec in a Mortgaged Property;

(b) with respect to which, other than a “right of first refusal” in favor of the related Underlying Obligor pursuant to the related Mortgage Loan Documents, no third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other material impediment exists to any transfer of such Asset by the applicable Seller to Buyer or to the exercise of rights or remedies pursuant to the related Mortgage Loan Documents; and

(c) with respect to which, no Seller or Affiliate of Seller holds any preferred Equity Interest in any related Underlying Obligor, and neither any Seller nor any Affiliate of any Seller has any obligation to make any capital contributions to any Underlying Obligor; and

(d) whose Underlying Obligors are not Sanctioned Entities;

provided, that notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a temporary or permanent asset specific waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).

“Eligible Assignee”: Any of the following Persons designated by Buyer for purposes of Section 18.08(c): (a) a bank, financial institution, pension fund, insurance company or similar Person regularly engaged in the business of originating, lending against, or owning commercial real estate loans similar to the Purchased Assets, an Affiliate of any of the foregoing, and an Affiliate of Buyer, and (b) any other Person to which the Sellers have consented; provided, that such consent of Sellers shall not (except in connection with Prohibited Transferees) be unreasonably withheld, delayed or conditioned, and consent of Sellers to any assignment pursuant to Section 18.08(c) (including an assignment to a Prohibited Transferee) shall not be required at any time that a monetary Default, a material non-monetary Default or any Event of Default has occurred and is continuing; provided that, unless any Event of Default has occurred and is continuing, in the case of an assignment that involves a U.K. Purchased Asset, the related assignee would not (even assuming it were to become the beneficial owner of the interest in respect of the relevant U.K. Purchased Asset for English Law purposes) cause any Underlying Obligor in respect of a U.K. Purchased Asset to be subject to withholding taxes in the United Kingdom; and provided further, that, unless any Event of Default has occurred and is continuing, in the case of assignment that involves a U.K. Purchased Asset denominated in Euros the related assignee is entitled to the benefits of a double taxation agreement with Germany which makes provision or full exemption from tax imposed by German on interest.

“Environmental Laws”: Any federal, state, provincial, territorial, foreign or local statute, law, rule, regulation, by-law, ordinance, code, guideline and rule of common law now or hereafter in effect, and any judicial or interpretation thereof, including any judicial or administrative order, decision, consent decree or judgment, relating to the environment, human health, safety or hazardous materials, pollution, the conditions of the workplace, or the generation, handling, storage, use, release or spillage of any substance that, alone or in combination with any other, is capable of causing harm or an adverse effect to the environment, including, without limitation, any waste, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, the Canadian Environmental Protection Act, 1999, the Ontario Environmental Protection Act , the Ontario Safe Drinking Water Act, 2002, , the Ontario Clean Water Act, the Ontario Water Resources Act, the Ontario Occupational Safety and Health Act, and any federal, state, provincial, local or foreign counterparts or equivalents.

“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized but unissued on any date.

“Equity Security Agreement”: Each agreement creating security over the shares, partnership interests or other equity participation of a U.K. Obligor.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate”: Any trade or business (whether or not incorporated) that is a member of any Seller’s, any Pledgor’s or Guarantor’s controlled group or under common control with any Seller, any Pledgor or Guarantor, within the meaning of Section 414 of the Code.

“EURIBOR” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) (a) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), as of 11:00 a.m. Central European Time and for a period equal in length to the applicable Pricing Period or (b) on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, Buyer may specify another page or service displaying the relevant rate in Buyer’s sole discretion. If the calculation of EURIBOR results in a EURIBOR rate of less than zero (0), EURIBOR shall be deemed to be zero (0) for all purposes of this Agreement.

“Euros” and “€”: The lawful currency of the member states of the European Union that have adopted and retain the single currency in accordance with the Treaty establishing the European Community, as amended from time to time; provided that if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the “Exiting State(s)”), the euro shall, for the avoidance of doubt, mean for all purposes the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).

“Event of Default”: Defined in Section 10.01.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer:

(a) Taxes imposed on or measured by net income or net worth (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes,

(b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer or an Eligible Assignee with respect to an interest in the Repurchase Obligations pursuant to a law in effect on the date on which such Party (i) acquires such interest in the Repurchase Obligations or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 12.06, amounts with respect to such Taxes were payable either to such Party’s assignor immediately before such Party became a Party hereto or to such Party immediately before it changed the office from which it books the Transactions,

(c) Taxes attributable to Buyer’s failure to comply with Section 12.06(e), 18.08(e) and 18.08(f),

(d) any U.S. federal withholding Taxes imposed under FATCA,

(e) in the case of an assignment which involves a U.K. Purchased Asset, any withholding or deduction for or on account of United Kingdom income tax required by law from a payment made to an Eligible Assignee under the Repurchase Documents where such Eligible Assignee is not either:

(i) entitled to the benefits of a double taxation agreement with the U.K. which makes provision for full exemption from tax imposed by the U.K. on interest; or

(ii) a company resident in the U.K. for U.K. tax purposes; or

(iii) a company which is not resident in the U.K. for tax purposes but which carries on a trade in the U.K. through a permanent establishment located in the U.K. to which its participation in the transaction consummated by the Repurchase Documents is attributed; and

(f) in the case of an assignment which involves a U.K. Purchased Asset denominated in Euros, any withholding or deduction for or on account of German income tax required by law from the German tax authorities from a payment made to an Eligible Assignees under the Repurchase Documents where such Eligible Assignee is not either:

(i) entitled to the benefits of a double taxation treaty with Germany which makes provision for full exemption from tax imposed by Germany on interest; or

(ii) resident in Germany for German tax purposes; or

(iii) not resident in Germany but which has a permanent establishment located in Germany to which its participation in the transaction consummated by the Repurchase Documents is attributed; or

(iv) otherwise entitled to receive such payment without any withholding or deduction at the time when the Eligible Assignee becomes a Party hereto.

“Extension Condition”: Defined in Section 3.12.

“Extension Period”: Defined in Section 3.12.

“Facility Agent”: With respect to a U.K. Mortgage Loan, an agent or facility agent appointed by the lenders under such U.K. Mortgage Loan to act as agent under the relevant loan agreement on their behalf.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into pursuant to such Sections.

“FCM”: A futures commission merchant subject to regulation under the Commodity Exchange Act.

“FCA Regulations”: Defined in Section 14.01.

“FDIA”: Defined in Section 14.03.

“FDICIA”: Defined in Section 14.04.

“Fee Letter”: The Third Amended and Restated Fee and Pricing Letter, dated as of June 30, 2015, between Buyer and Sellers, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“First Amendment Effective Date”: May 28, 2015.

“Fitch”: Fitch Ratings, Inc. or, if Fitch, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Foreign Buyer”: A Buyer that is not a U.S. Buyer.

“Future Funding Amount”: With respect to any Purchased Asset, an amount in the scheduled Currency, which shall not exceed the amount in such Currency, if any, set forth on the column titled “Buyer’s Allocated Scheduled Future Funding Amount” and the corresponding row for such Purchased Asset in the table set forth in the Asset Schedule.

“Future Funding Date”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by the related Seller and for which the conditions set forth in Section 3.11 of this Agreement are satisfied, the date on which Buyer funds the Future Funding Amount relating to such Purchased Asset.

“Future Funding Review Package”: With respect to one or more Future Funding Transactions, the following, to the extent applicable and available, unless any such items were previously delivered to Buyer and have not been modified since the date of each such delivery: (a) the related request for advance, executed by the related Underlying Obligor (which shall include evidence of the related Seller’s approval of the related Future Funding Transaction), and any other documents that require such Seller to fund; (b) the related affidavit executed by the related Underlying Obligor and any other related documents; (c) the executed escrow agreement, if funding through escrow; (d) copies of all relevant trade contracts; (e) the title policy endorsement for the advance; (f) copies of any tenant leases to which the advance specifically relates; (g) copies of any service contracts to which the advance specifically relates; (h) updated financial statements, operating statements and rent rolls; (i) evidence of required insurance; (j) updates to the engineering report, if required pursuant to the related Mortgage Loan Documents; (k) the Utilization Request; and (l) copies of any additional documentation as required in connection therewith pursuant to the related Mortgage Loan Documents or as otherwise requested by Buyer.

“Future Funding Transaction”: Any transaction entered into by Buyer pursuant to Section 3.11.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“German Seller”: The meaning specified in the preamble of this Agreement.

“GECC”: General Electric Capital Corporation, together with each Affiliate thereof which is a “Seller Party” to the Purchase and Sale Agreement.

“GECC Indemnity”: Means the indemnity provided by GECC pursuant to Section 11.2 of the Purchase and Sale Agreement and subject to the limitations in Section 11.6 of the Purchase and Sale Agreement.

“GECC Representation”: Means each of the representations and warranties made by GECC in Section 3.14 of the Purchase and Sale Agreement to the extent any such representation or warranty pertains to a Purchased Asset.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”: Any (a) nation or government, (b) state, provincial, territorial, local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi–judicial, quasi–legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic, and (h) supra-national body such as the European Union or the European Central Bank.

“Ground Lease”: A ground lease, emphyteutic lease or other similar lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease, emphyteutic lease or other similar lease.

“Ground Lease Asset”: An Asset the Mortgaged Property for which is secured or supported in whole or in part by a Ground Lease.

“Guarantee Agreement”: The Amended and Restated Guarantee Agreement dated as of June 30, 2015, made by Guarantor in favor of Buyer.

“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); and provided, further, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person.

“Guarantor”: Blackstone Mortgage Trust, Inc., a Maryland corporation.

“Guarantor Default Threshold”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Hedge Counterparty”: Either (a) an Affiliated Hedge Counterparty, or (b) or any other counterparty, approved by Buyer, to any Interest Rate Protection Agreement with Seller; provided that, if an Affiliated Hedge Counterparty is not the Hedge Counterparty, then, in the event there is any downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Hedge Counterparty below “A+” by S&P or below “A1” by Moody’s (except that, notwithstanding this proviso, each of Sumitomo Mitsui Banking Corporation (“SMBC”) and Sumitomo Mitsui Banking Corporation Capital Markets (“SMBCCM”) shall be an acceptable Hedge Counterparty so long as, in the case of SMBC, SMBC’s long-term unsecured debt rating is at least A+ by S&P and at least A1 by Moody’s, and, in the case of SMBCCM, SMBBCCM’s long-term unsecured debt rating is at least A1 by Moody’s), Sellers shall replace the Interest Rate Protection Agreement with a new Interest Rate Protection Agreement with a Hedge Counterparty acceptable to Buyer (a “Replacement Interest Rate Protection Agreement”), not later than ten (10) Business Days following receipt of notice from Buyer of such downgrade, withdrawal or qualification (together with a collateral assignment of such Replacement Interest Rate Protection Agreement in form and substance acceptable to Buyer in its discretion) and, provided further that, in the case of a Cleared Swap, each reference in this Agreement to the Hedge Counterparty shall instead be a reference to the related DCO and, in either case, which agreement contains a consent satisfactory to Buyer to the collateral assignment to Buyer of the rights of Seller (but none of the obligations of Seller) thereunder.

“Hedge Required Asset”: Any (A) Purchased Asset that has a fixed rate of interest or return, or (B) other Purchased Asset that may be designated as a Hedge Required Asset by Buyer in its sole discretion on or prior to the Purchase Date of such Purchased Asset and stated on the applicable Confirmation.

“Identified Foreclosure Jurisdiction”: Any of (a) the Commonwealth of Massachusetts of the United States, (b) the State of Louisiana of the United States, and (c) any other jurisdiction identified by the applicable Seller in writing to Buyer and based upon advice of local counsel as requiring a foreclosure proceeding to be commenced by the entity that will take title to the underlying Mortgaged Property, and which state’s or other jurisdiction’s inclusion as an Identified Foreclosure Jurisdiction is consented to in writing by Buyer.

“Income”: With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset) without duplication: (a) all Principal Payments, (b) all Interest Payments, (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including Principal Payments, Interest Payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements, indemnity payments and proceeds, and (d) all payments received from Hedge Counterparties pursuant to Interest Rate Protection Agreements related to such Purchased Asset; provided, that any amounts that under the applicable Mortgage Loan Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default has occurred and is continuing under such Mortgage Loan Documents, (ii) the holder of the related Purchased Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Mortgage Loan Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Mortgage Loan Documents.

“Indebtedness”: With respect to any Person: (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (ii) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (iii) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (iv) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (v) contingent or future funding obligations under any Purchased Asset or any obligations senior to, or pari passu with, any Purchased Asset; (vi) Capital Lease Obligations of such Person; (vii) obligations of such Person under repurchase agreements or like arrangements; (viii) Indebtedness of others guaranteed by such Person to the extent of such guarantee; and (ix) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person. Notwithstanding the foregoing, nonrecourse Indebtedness owing pursuant to a securitization transaction such as a REMIC securitization, a collateralized loan obligation transaction or other similar securitization shall not be considered Indebtedness for any person.

“Indemnified Amounts”: Defined in Section 13.01(a).

“Indemnified Person”: Defined in Section 13.01(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Seller under any Repurchase Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Appraiser”: A professional real estate appraiser that (i) is approved by Buyer in its sole discretion; (ii) has no direct or indirect interest, financial or otherwise, in the Mortgaged Property or the related Transactions, (iii) if the related Mortgaged Property is located in the United States, is a member in good standing of the American Appraisal Institute or, if the

Mortgaged Property is located in Canada, the U.K. or Germany, such comparable governing body in Canada, the United Kingdom or Germany, respectively, as applicable; (iv) if the state (with respect to Mortgaged Properties located in the United States), province (with respect to Mortgaged Properties located in Canada), Länder (with respect to Mortgaged Properties located in Germany), or such other jurisdiction where the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, province, Länder, or such other jurisdiction, as applicable, and (v) in each such case, has a minimum of seven years’ experience in the subject property type. If such Independent Appraiser was selected or engaged directly by any Seller or Affiliate thereof, Sellers further represent and warrant to Buyer that such Seller or Affiliate thereof is a “Financial Services Institution” as defined in the Interagency Appraisal and Evaluation Guidelines.

“Independent Director” or “Independent Manager”: An individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, or Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, independent members, another nationally recognized company approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional independent directors or independent managers, another nationally recognized company reasonably approved by Buyer, in each case, that is not affiliated with any Seller and that provides independent directors, independent managers and/or other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a) a member, partner, equity holder, manager, director, officer or employee of any Seller, any Pledgor, any of their respective equity holders or Affiliates (other than (i) as an Independent Director or Independent Manager or “special member” of a Seller and (ii) as an Independent Director or Independent Manager or “special member” of an Affiliate of a Seller that is not in the direct chain of ownership of such Seller and that is required by a creditor to be a single purpose bankruptcy remote entity, provided, however, that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(b) a creditor, supplier or service provider (including provider of professional services) to a Seller or any of their respective equity holders or Affiliates (other than through a nationally-recognized company that routinely provides professional independent directors, independent managers and/or other corporate services to a Seller, any single-purpose entity equity holder, or any of their respective equity holders or Affiliates in the ordinary course of business);

(c) a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition other than clause (a) by reason of being the Independent Director or Independent Manager of a Special Purpose Entity affiliated with a Seller shall not be disqualified from serving as an Independent Director or Independent Manager of a Seller or a Pledgor if the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of a Seller in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Index Rate”: CDOR, LIBOR, and/or EURIBOR, as specified in the Confirmation for any Purchased Asset, or as otherwise specified in this Agreement or as the context may otherwise require.

“Insolvency Action”: With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.

“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case or proceeding under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, receiver manager, liquidator, assignee, custodian, trustee, monitor, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days, (b) the commencement by such Person of a voluntary case or proceeding under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case or proceeding under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, monitor, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the Canada Business Corporations Act (Canada) and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, administration, suspension of payments and similar debtor relief laws from time to time in effect in any relevant jurisdiction and affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Insolvency Regulation”: Defined in Section 8.12.

“Interest Payments”: With respect to any Purchased Asset, all payments of interest, income, receipts, dividends, and any other collections and distributions received from time to time in connection with any such Purchased Asset.

“Interest Rate Cap”: Each Interest Rate Cap Agreement, between Buyer and the applicable Seller(s), dated on or about the applicable Purchase Date of each related Purchased Asset(s).

“Interest Rate Protection Agreement”: With respect to any or all Purchased Assets, the Interest Rate Cap, any futures contract, options related contract, short sale of United States Treasury securities or any interest rate swap, cap, floor or collar agreement, total return swap or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies, in each case with a Hedge Counterparty and that is acceptable to Buyer. For the avoidance of doubt, any Interest Rate Protection Agreement with respect to a Purchased Asset shall be included in the definitions of “Purchased Asset” and “Repurchase Document.”

“Interim Servicer”: Means (i) with respect to U.S. Purchased Assets and Canadian Purchased Assets, the Transition Services Provider or (ii) for any Purchased Assets, any other interim servicer or security agent approved by Buyer in its sole discretion.

“Internal Control Event”: Fraud that involves management or other employees who have a significant role in, the internal controls of any Seller, any Pledgor, Manager or Guarantor over financial reporting.

“Intra-Period Remittance Date”: Any Monthly Intra-Period Remittance Date and/or Quarterly Intra-Period Remittance Date, as specified or as the context may otherwise require.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

“Irrevocable Redirection Notice”: In respect of a Purchased Asset other than a U.K. Purchased Asset, a notice substantially in the form of Exhibit C-2 acceptable to Buyer in its discretion sent by the applicable Seller, syndication agent, or by Servicer on such Seller’s behalf to the applicable Underlying Obligor for each Purchased Asset (and to the applicable servicer if, as of the Purchase Date of any Purchased Asset, any other servicer (including but not limited to the Interim Servicer) is servicing such Purchased Asset, on or before the date on which the servicing for such for such Purchased Asset is transferred from the such servicer to Servicer), directing the remittance of all Income with respect to such Purchased Asset directly to the related Waterfall Account.

“IRS”: The United States Internal Revenue Service.

“June 11 Amendment Effective Date”: June 11, 2015.

“Knowledge”: As of any date of determination, the then-current actual (as distinguished from imputed or constructive) knowledge of (i) Stephen Plavin, Thomas C. Ruffing or Douglas Armer, (ii) any asset manager at The Blackstone Group L.P. responsible for any Purchased Asset, or (iii) any other employee with a title equivalent or more senior to that of “principal” within The Blackstone Group L.P. responsible for the origination, acquisition and/or management of any Purchased Asset.

“LIBOR”: (a) With respect to any Pricing Period related to any Price Differential, Purchased Asset or Component denominated in U.S. Dollars, the rate of interest per annum determined by Buyer on the basis of the rate for deposits in U.S. Dollars for delivery on the first (1st) day of each Pricing Period, for a period approximately equal to such Pricing Period, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Determination Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation). If the calculation of LIBOR pursuant to clause (a) results in a LIBOR rate of less than zero (0), LIBOR shall be deemed to be zero (0) for all purposes of this Agreement; and

(b) with respect to any Pricing Period related to any Price Differential or Purchased Asset or Component denominated in Pounds Sterling, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Pounds Sterling for a period displayed equal to such Pricing Period (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Buyer may specify another page or service displaying the relevant rate after consultation with the applicable Seller. If the calculation of LIBOR pursuant to this clause (b) results in a LIBOR rate of less than zero (0), LIBOR shall be deemed to be zero for all purposes of this Agreement.

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, hypothec, prior claim, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Manager”: BXMT Advisors L.L.C.

“Margin Call”: Defined in Section 4.01.

“Margin Deficit”: Defined in Section 4.01.

“Margin Excess”: Defined in Section 4.02.

“Market Value”: With respect to any Purchased Asset, the outstanding principal balance of the Purchased Asset as of any relevant date, as adjusted by Buyer to reflect the then current market value for such Purchased Asset (but in no event greater than par), as determined by Buyer at the Applicable Standard of Discretion on each Business Day in accordance with this definition. For purposes of Article 4 and Article 5, as applicable, changes in the Market Value of a Purchased Asset shall be determined solely in relation to material positive or negative changes (relative to Buyer’s initial underwriting or the most recent determination of Market Value) relating to (A) any breach of an MTM Representation, or (B) (i) the performance or condition of the Mortgaged Property securing the Purchased Asset or other collateral securing or related to the Purchased Asset, (ii) the Purchased Asset’s borrower (including obligors, guarantors, participants and sponsors) and the borrower on any Mortgaged Property or other collateral securing such Purchased Asset or the Mortgage Loan, as applicable, (iii) the commercial real estate market relevant to the Mortgaged Property, (iv) any actual or potential risks posed by any Liens on the related Mortgaged Property, and/or (v) with respect to any Purchased Asset other than a U.S. Purchased Asset, the change in any law, regulation or regulatory policy, tax treaty, regime or licensing requirement or any similar event or development having an effect on any such Purchased Asset, taken in the aggregate. In addition, the Market Value for any Purchased Asset may be deemed to be zero on the third (3rd) Business Day following the occurrence of any of the following with respect to such Purchased Asset:

(a) a breach of a representation or warranty contained in Schedule 1 hereto other than a MTM Representation or an Approved Representation Exception;

(b) the Repurchase Date with respect to such Purchased Asset occurs without repurchase of such Purchased Asset;

(c) the requirements of the definition of Eligible Asset are not satisfied, as determined by Buyer;

(d) any statement, affirmation or certification made or information, document, agreement, report or notice delivered by the related Seller to Buyer is, to the Knowledge of any Seller, Pledgor or Guarantor, in each case after due inquiry, untrue in any material respect; provided, that, to the extent that such Seller corrects such untrue information in a timely manner satisfactory to Buyer (determination of which shall, in each case, be in Buyer’s sole and absolute discretion), Buyer may waive its right to deem the Market Value of such Purchased Asset to be zero;

(e) all Mortgage Loan Documents have not been delivered to Custodian within the time periods required by this Agreement and the Custodial Agreement;

(f) any material Mortgage Loan Document has been released from the possession of Custodian under the Custodial Agreement to the related Seller for more than ten (10) days; or

(g) the related Seller fails to deliver any reports required hereunder where such failure adversely affects Buyer’s ability to determine Market Value therefor; provided, however, that if such failure is due to such Seller’s inability to obtain any such report from the related Underlying Obligor, then (i) such Seller shall make commercially reasonable efforts to obtain such report from the related Underlying Obligor as soon as practicable, (ii) during the one-hundred and twenty (120) day period following such Seller’s initial failure to deliver any such report, unless and until such Seller delivers the applicable report, Buyer may re-determine the Market Value of the applicable Purchased Asset for purposes of a Margin Call in accordance with the Applicable Standard of Discretion and, in connection with such re-determination, Buyer may draw any adverse inference from any missing information that Buyer deems to be reasonable under the circumstances, and (iii) after the expiration of the one-hundred and twenty (120) day period following such Seller’s initial failure to deliver any such report, if such Seller still has not delivered the applicable report, Buyer may re-determine the Market Value of the applicable Purchased Asset for purposes of a Margin Call in Buyer’s sole and absolute discretion.

“Material Action”: Any amendment, waiver or other modification to the terms of any Purchased Asset or the applicable Mortgage Loan Documents (including, in the case of a Security, any voting rights that relate to or would permit, cause or suffer to exist any Material Action), which would have the effect of:

(a) decreasing the principal of, or interest on, the obligations evidenced by the related Mortgage Note, Senior Interest Note or Security, as applicable;

(b) (i) postponing or extending any scheduled date (other than the Underlying Loan Maturity Date, for which the provisions of clause (b)(ii) below shall apply) fixed for any payment of principal of, or interest on, the obligations evidenced by such Mortgage Note, Senior Interest Note or Security, as applicable, or (ii) extending the Underlying Loan Maturity Date thereunder to a date subsequent to the then-applicable Maturity Date (other than any extension of the Underlying Loan Maturity Date at the Underlying Obligor’s option in accordance with the terms of the applicable Mortgage Loan Documents without requiring consent of the related lender (or for which such lender’s consent may not be unreasonably withheld, conditioned or delayed));

(c) releasing any material portion of the collateral securing the obligations evidenced by such Mortgage Note, Senior Interest Note or Security, as applicable (other than any release required by the terms of such underlying Mortgage Loan Document, including, without limitation, releases of condominium units as and when the same are sold);

(d) releasing any Underlying Obligor thereunder (other than any release required by the terms of such underlying Mortgage Loan Document or described in the parenthetical to clause (a) above);

(e) waiving a Material Default under such Mortgage Loan Documents;

(f) with respect to any U.K. Purchased Asset, changing the identity or jurisdiction of incorporation of an Underlying Obligor to the extent Seller has an approval right under the Mortgage Loan Documents with respect to such change; or

(g) any change to the identity of the a Facility Agent or Security Agent other than any change permitted by an action of the Facility Agent or Security Agent in accordance with the applicable Mortgage Loan Documents without the applicable Seller’s consent.

“Material Adverse Effect”: Any event, development or circumstance that has a material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition or credit quality of any Seller, any Pledgor, or Guarantor, taken as a whole, (b) the ability of any Seller to pay and perform the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document, Mortgage Loan Document, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Affiliate of Buyer under any Repurchase Document, Mortgage Loan Document or Purchased Asset, (e) the Market Value, rating (if applicable), liquidity or other aspect of a material portion of the Purchased Assets, as determined by Buyer, or (f) the perfection or priority of any Lien granted under any Repurchase Document or Mortgage Loan Document.

“Material Default”: The occurrence and continuance of any of the following defaults under the terms of any Mortgage Loan Documents, regardless of whether the applicable Seller shall have delivered notice to the Underlying Obligor of such default, but taking into account any cure or grace periods allowed to such Underlying Obligor in the applicable Mortgage Loan Documents:

(a) payment default;

(b) maturity default;

(c) breach of a material representation or a material covenant of which Guarantor or the applicable Seller has Knowledge;

(d) breach of any material provisions of a related guaranty delivered by a guarantor of the obligations of an Underlying Obligor of which Guarantor or the applicable Seller has Knowledge; and

(e) bankruptcy or insolvency of an Underlying Obligor or any guarantor of the obligations of an Underlying Obligor.

“Materials of Environmental Concern”: Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

“Maturity Date”: The earliest of (a) May 20, 2020, as such date may be extended pursuant to Section 3.12, (b) any Accelerated Repurchase Date, (c) any date on which the Maturity Date shall otherwise occur in accordance with the provisions of this Agreement and (d) the latest Repurchase Date of any Purchased Asset subject to a Transaction.

“Maturity Workout Purchased Asset”: The meaning set forth in the definition of Repurchase Date.

“Maximum Amount”: (A) With respect to U.S. Dollars, U.S. $2,903,344,220.81, as such amount may be increased by up to U.S. $139,538,594.69 in Future Funding Amounts, and which amounts shall be available solely for the purchase of U.S. Purchased Assets and for the Allocated Sequential Repayment Components of Purchased Assets other than U.S. Purchased Assets, (B) with respect to Canadian Dollars, C$693,646,822.86, as such amount may be increased by up to C$25,481,895.19 in Future Funding Amounts, and which amounts shall be available solely for the purchase of Canadian Purchased Assets, (C) with respect to Pounds Sterling, £247,431,281.41, which amount shall not be increased by any Future Funding Amounts, and which amounts shall be available solely for the purchase of U.K. Purchased Assets, and (D) with respect to Euros, €166,054,865.89, as such amount may be increased by up to €1,720,000.00 in Future Funding Amounts, and which amounts shall be available solely for U.K. Purchased Assets denominated in Euros, each of which amounts, in each case, shall be permanently reduced by each Principal Payment or other allocation of principal in respect of each Purchased Asset to the extent applied to reduce the Purchase Price thereof, including Principal Payments received and applied in reduction of each Allocated Sequential Repayment Component, repurchase of the Purchased Assets, the payment of Margin Deficits and any other application of Principal Payments in respect of the Purchased Assets applied to reduce the Purchase Price thereof.

“Monthly Intra-Period Remittance Date”: In respect of any Monthly Pay Asset and the monthly period commencing on a Monthly Remittance Date and ending on the following Monthly Remittance Date, so long as no Event of Default has occurred and is continuing, any day designated as a Monthly Intra-Period Remittance Date by Sellers upon not less than three (3) Business Days’ notice to Buyer and Servicer, which proposed day is not a Monthly Remittance Date and on which day there is at least U.S. $10,000,000 or C$2,000,000 credited to the applicable Waterfall Account as of such proposed date; provided that there shall be no more than one (1) Monthly Intra-Period Remittance Date in any such monthly period; provided further that, so long as no Event of Default has occurred and is continuing, Seller may request two (2) Monthly Intra-Period Remittance Dates in any such monthly period so long as the total number of Monthly Intra-Period Remittance Dates does not exceed seven (7) in any six (6) such consecutive monthly periods.

“Monthly Pay Asset”: Each U.S. Purchased Asset and each Canadian Purchased Asset that pays interest on a monthly basis, in each case, as so designated on the Asset Schedule.

“Monthly Pricing Period”: For any Monthly Pay Asset, (a) in the case of the first Monthly Remittance Date for such Monthly Pay Asset, the period from the Purchase Date for such Monthly Pay Asset to but excluding the first Monthly Remittance Date occurring after such Purchase Date, and (b) in the case of any subsequent Monthly Remittance Date, the period commencing on and including the prior Monthly Remittance Date and ending on but excluding such Monthly Remittance Date; provided, that no Monthly Pricing Period for a Monthly Pay Asset shall end after the Repurchase Date for such Monthly Pay Asset to the extent such Monthly Pay Asset is actually repurchased on such Repurchase Date.

“Monthly Remittance Date”: For each Monthly Pay Asset, (a) the tenth (10th) calendar day of each month (or if such day is not a Business Day, the next following Business Day, or if such next following Business Day would fall in the following month, the next preceding Business Day), or such other day as is mutually agreed to by Sellers and Buyer, and (b) each Monthly Intra-Period Remittance Date.

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgage”: (A) With respect to a U.S. Purchased Asset, any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto, (B) with respect to a U.K. Purchased Asset, a U.K. Mortgage, and (C) with respect to a Canadian Purchased Asset, a Canadian Mortgage.

“Mortgage Asset File”: The meaning specified in the Custodial Agreement.

“Mortgage Loan”: (A) With respect to any Whole Loan or Senior Interest, a mortgage loan made in respect of the related Mortgaged Property, and (B) with respect to any Security, the mortgage loan or other loan or pool of loans (including loans secured by non-mortgage collateral), as applicable, securing such Security.

“Mortgage Loan Documents”: With respect to any Purchased Asset, those documents executed in connection with, evidencing or governing such Purchased Asset, the related Mortgaged Property, and, in addition, (a) in the case of a Senior Interest, those documents executed in connection with, evidencing or governing the related Mortgage Loan, and such other documents governing or otherwise relating to such Senior Interest, together, in each case, with any co-lender agreements, participation agreements and/or other intercreditor agreements and (b) in the case of a Security, all instruments, agreements and other books, records, and registers maintained by or on behalf of Sellers or the issuing entity or any other person or entity with respect to such Purchased Asset, including any certificates, if any, with respect to such Purchased Asset, the related Security Information and any other instruments necessary to document or service such Purchased Asset, and all documents comprising the Mortgage Asset File (as defined in the Custodial Agreement) for such Purchased Asset.

“Mortgage Note”: (A) With respect to a U.S. Purchased Asset, the original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan (including but not limited to any lost note affidavit or similar instrument) or, with respect to a Security not directly or indirectly secured by commercial real estate, the executed promissory note or other evidence of indebtedness of a Mortgagor with respect to the obligations secured by the collateral directly or indirectly securing such Security, (B) with respect to a U.K. Purchased Asset, any evidence of indebtedness of a Mortgagor, and (C) with respect to a Canadian Purchased Asset, the original executed promissory note or any other evidence of indebtedness of a Mortgagor with respect to a commercial mortgage loan.

“Mortgaged Property”: (a) In the case of any Whole Loan or Senior Interest, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing the repayment of the debt evidenced by either a Mortgage Note or by a Senior Interest Note, and (b) in the case of a Security, (i) the real properties securing the underlying Mortgage Loans related to such Security (to the extent such underlying Mortgage Loans are secured by real property), and (ii) all other collateral of any kind securing the underlying Mortgage Loans related to such Security.

“Mortgagee”: The record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor”: (A) With respect to a U.S. Purchased Asset, the obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder, (B) with respect to a U.K. Purchased Asset, the U.K. Obligor that is expressed in the loan agreement for the relevant U.K. Mortgage Loan to be the legal or beneficial owner of the relevant Mortgaged Property, and (C) the obligor on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“MTM Representation”: Means each of the representations and warranties, set forth on each of Schedules 1(b), 1(d), 1(f), 1(i) and 1(l) hereto.

“Multiemployer Plan”: A Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Other Connection Taxes”: With respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Taxes (other than a connection arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Repurchase Document, or sold or assigned an interest in any Transaction or Repurchase Document).

“Other Taxes”: Any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes (including without limitation United Kingdom stamp duty and stamp duty reserve tax) that arise under any relevant jurisdiction from any payment made under any Repurchase Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Repurchase Document, except (i) any such Taxes that are Other Connection Taxes (provided, for the avoidance of doubt, that for purposes of this definition Other Connection Taxes shall include any connection arising from Buyer having sold or assigned an interest in any Transaction or Repurchase Document) imposed with respect to an assignment, transfer or sale of a participation or other interest in or with respect to the Repurchase Documents, and (ii) for the avoidance of doubt, any Excluded Taxes.

“Participant”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Participant Register”: Defined in Section 18.08(f).

“Party”: Each of Buyer and/or any Seller, as the context may require, together with their permitted successors and assigns.

“PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.

“Paying Seller”: Defined in Section 18.22(c).

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, federal, provincial, municipal, local or other local taxes, assessments or charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days, (c) easements, rights of way, zoning restrictions, licenses and other similar charges or encumbrances affecting the use of any Mortgaged Property that are disclosed in an Approved Representation Exception, and (d) Liens granted pursuant to or by the Repurchase Documents. Notwithstanding anything to the contrary contained in this Agreement or any Mortgage Loan Document (including any provision for, reference to, or acknowledgement of, any Lien, or Permitted Lien), nothing herein and no approval by the Buyer of any Lien or Permitted Lien (whether such approval is oral or in writing) shall be construed as or deemed to constitute a subordination by the Buyer of any security interest or other right, interest or Lien in or to any Asset, Mortgaged Property or any other collateral subject to a Lien in favor of the Buyer or the Sellers, or any part thereof, in favor of any Lien or Permitted Lien or any holder of any Lien or Permitted Lien.

“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”: An employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which any Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Plan Asset Regulation”: The regulation of the United States Department of Labor at 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA).

“Pledge and Security Agreements”: The Pledge and Security Agreements, each dated as of May 20, 2015, made by each related Pledgor in favor of Buyer, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Pledged Collateral”: Defined in the respective Pledge and Security Agreements.

“Pledgors”: (A) with respect to U.S. Seller, 42-16 Partners, LLC, a Delaware limited liability company, (B) with respect to CAD Seller, 345-30 Partners LLC, a Delaware limited liability company, (C) with respect to ONT Seller, Parlex ONT Partners LP, an Ontario limited partnership, (D) with respect to U.K. Seller, 345-40 Partners LLC, a Delaware limited liability company, and (E) with respect to German Seller, 345-50 Partners, LLC, a Delaware limited liability company, in each case, together with its successors and permitted assigns.

“Pounds Sterling”: The lawful currency for the time being of the United Kingdom.

“Power of Attorney”: Defined in Section 18.19.

“PPSA” shall mean the Personal Property Security Act as in effect in the Province of Ontario, the Securities Transfer Act, 2006 (Ontario), the Civil Code of Quebec as in effect in the Province of Quebec or any other Canadian federal or provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

“PPV Test”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Pre-Foreclosure Transfer Date”: With respect to any Purchased Asset, the date by which the applicable Seller’s counsel has advised such Seller in writing (with a copy of such writing provided to Buyer) that the applicable Seller must own such Purchased Asset in order to complete the foreclosure of the related Mortgaged Property where foreclosure proceedings have commenced with respect to such Purchased Asset or related Mortgaged Property, or, in the case of a Purchased Asset with respect to which the related Mortgaged Property is located in an Identified Foreclosure Jurisdiction, a date not earlier than five (5) Business Days prior to the related Seller’s intended commencement of foreclosure proceedings.

“Price Differential”: For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Component of the Purchase Price for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the applicable Component of the outstanding Purchase Price for such Purchased Asset on each such day, or (b) for all Transactions outstanding, the sum of the amounts (expressed in the respective applicable Currencies) calculated in accordance with the preceding clause (a) for all Transactions.

“Price Differential Premium”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Pricing Margin”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Pricing Period”: For any Monthly Pay Asset, the Monthly Pricing Period applicable thereto, and for any Quarterly Pay Asset, the Quarterly Pricing Period applicable thereto.

“Pricing Rate”: For any Pricing Period applicable to Purchased Assets of any Currency, the applicable Index Rate for such Pricing Period for Purchased Assets of such Currency plus the applicable Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided that the Index Rate applicable to the Allocated Sequential Repayment Component of any Purchased Asset shall be LIBOR for amounts denominated in U.S. Dollars; and provided further, that while an Event of Default has occurred and is continuing, the Pricing Rate shall be the Default Rate.

“Pricing Rate Determination Date”: (a) In the case of the first applicable Pricing Period for any Purchased Asset, the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, two (2) Business Days prior to the Remittance Date on which such Pricing Period begins or on any other date as determined by Buyer and communicated to Sellers. The failure to communicate shall not impair Buyer’s decision to reset the Pricing Rate on any date.

“Principal Payments”: For any Purchased Asset, all payments and prepayments of principal received for such Purchased Asset, including (x) insurance and condemnation proceeds which are permitted by the terms of the Mortgage Loan Documents to be applied to principal and are, in fact, so applied, (y) recoveries of principal from liquidation or foreclosure which are permitted by the terms of the Mortgage Loan Documents to be applied to principal and are, in fact, so applied, and (z) release premiums payable pursuant to accelerated release provisions under the Mortgage Loan Documents, which are permitted by the terms of the Mortgage Loan Documents to be applied to principal and are, in fact, so applied.

“Prohibited Transferee”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Purchase and Sale Agreement”: That certain Purchase and Sale Agreement, dated as of April 10, 2015 by and among GECC and certain of its affiliates, as seller parties and the signatories designated as “Purchaser Parties” on the signature pages thereto, as purchaser parties.

“Purchase Date”: For each Purchased Asset, the date on which such Purchased Asset is sold by the applicable Seller and purchased by Buyer pursuant to a Transaction as stated on the applicable Confirmation.

“Purchase Price”: For any Purchased Asset, the price paid by Buyer to the related Seller on the Purchase Date in connection with the transfer of such Purchased Asset from such Seller to Buyer, which Purchase Price shall consist of two components (each, a “Component”), the first of which shall be the portion of the Purchase Price denominated in the applicable Currency of such Purchased Asset and the other of which shall be the Allocated Sequential Repayment Component for such Purchased Asset, which shall be denominated in U.S. Dollars, in each case, as set forth on the Asset Schedule, as (i) reduced by any amount of Margin Deficit transferred by such Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset in accordance with the priorities set forth in Section 5.03, (ii) reduced by any Principal Payments remitted to the applicable Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to clauses third, fifth or sixth of Section 5.03 or clause third of Section 5.04, or, with respect to Principal Payments applied to reduce the Allocated Sequential Repayment Component relating to such Purchased Asset, clauses fourth or seventh of Section 5.03, (iii) reduced by any payments made by such Seller applied in reduction of the outstanding Purchase Price of such Purchased Asset pursuant to Section 3.10, and (iv) increased by (x) any Future Funding Amounts transferred to such Seller by Buyer in connection with a Future Funding Transaction in respect of such Purchased Asset in accordance with Section 3.11 and (y) any amount of Margin Excess in respect of such Purchased Asset that is paid to Seller by Buyer pursuant to Section 4.02.

“Purchased Assets”: (a) For any Transaction, each Asset sold by the related Seller to Buyer in such Transaction, and (b) for the Transactions in general, all Assets sold by any Seller to Buyer, in each case including, to the extent relating to such Asset or Assets, all of the related Seller’s right, title and interest in and to (i) Mortgage Loan Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the amount advanced, (vii) amounts from time to time on deposit in the Waterfall Accounts, together with the Waterfall Accounts themselves, (viii) collection, escrow, reserve, collateral or lock–box accounts and all amounts and property from time to time on deposit therein, to the extent of the related Seller’s or the holder’s interest therein, (ix) Income, (x) security interests of the related Seller in any Derivatives Contracts entered into by Underlying Obligors in connection with the Purchased Asset, (xi) rights of the related Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xii) Interest Rate Protection Agreements relating to such Assets, (xiii) all of the Pledged Collateral, (xiv) all supporting obligations of any kind and (xv) any and all proceeds of the foregoing; provided, that (A) Purchased Assets shall not include any obligations of any Seller or any Retained Interests, and (B) for purposes of the grant of security interest by each Seller to Buyer set forth in Section 11.01, together with the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, intangibles (as defined in the PPSA), accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xv).

“Quarterly Intra-Period Remittance Date”: In respect of any Quarterly Pay Asset and the quarterly period commencing on a Quarterly Remittance Date and ending on the following Quarterly Remittance Date, so long as no Event of Default has occurred and is continuing, any day designated as a Quarterly Intra-Period Remittance Date by Sellers upon not less than three (3) Business Days’ notice to Buyer and Servicer, which proposed day is not a Quarterly Remittance Date and on which day there is at least C$2,000,000, £2,000,000 or €2,000,000 credited to the applicable Waterfall Account as of such proposed date; provided that there shall be no more than three (3) Quarterly Intra-Period Remittance Date in any such quarterly period; provided further that, so long as no Event of Default has occurred and is continuing, Seller may request four (4) Quarterly Intra-Period Remittance Dates in any such quarterly period so long as the total number of Quarterly Intra-Period Remittance Dates does not exceed three (3) requests in any two (2) such consecutive quarterly periods.

“Quarterly Pay Asset”: Each U.K. Purchased Asset, and each Canadian Purchased Asset that pays interest on a quarterly basis, as designated on the Asset Schedule.

“Quarterly Pricing Period”: For any Quarterly Pay Asset, (a) in the case of the first Quarterly Remittance Date for such Purchased Asset, the period from the Purchase Date for such Purchased Asset to but excluding the first Quarterly Remittance Date occurring after such Purchase Date, and (b) in the case of any subsequent Quarterly Remittance Date, the period commencing on and including the prior Quarterly Remittance Date and ending on but excluding such Quarterly Remittance Date; provided, that no Quarterly Pricing Period for a Quarterly Pay Asset shall end after the Repurchase Date for such Quarterly Pay Asset to the extent such Quarterly Pay Asset is actually repurchased on such Repurchase Date.

“Quarterly Remittance Date”: For each Quarterly Pay Asset, (a) the tenth (10th) calendar day of each of February, May, August and November (or, in each case, if such day is not a Business Day, the next following Business Day, or if such following Business Day would fall in the following month, the next preceding Business Day), or such other day as is mutually agreed to by Seller and Buyer, and (b) each Quarterly Intra-Period Remittance Date.

“Rating Agencies”: Each of Fitch, Moody’s and S&P, or if any of the foregoing are no longer issuing ratings, another nationally recognized rating agency acceptable to Buyer.

“Register”: Defined in Section 18.08(e).

“REIT”: A Person satisfying the conditions and limitations set forth in Section 856(b), Section 856(c), and Section 857(a) of the Code and qualifying as a real estate investment trust, as defined in Section 856(a) of the Code.

“Regulatory Costs”: Collectively, future, supplemental, emergency or other increases in the Reserve Percentage or the FDIC assessment rates, or any other new or increased requirements or costs imposed by any domestic or foreign governmental authority to the extent that they are attributable to Buyer having entered into the Repurchase Documents or the performance of Buyer’s obligations thereunder, and which result in a reduction in Buyer’s rate of return from the Transactions, Buyer’s rate of return on overall capital or any amount due and payable to Buyer under any Repurchase Document.

“Release”: Any generation, deposit, emission, leak, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property.

“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean–up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“REMIC”: A REMIC, as that term is used in the REMIC Provisions.

“REMIC Provisions”: Sections 860A through 860G of the Code.

“REOC”: A Real Estate Operating Company within the meaning of Regulation Section 2510.3-101(e) of the Plan Asset Regulations.

“Remittance Date”: Any Monthly Remittance Date, Quarterly Remittance Date or Intra-Period Remittance Date, as applicable.

“Replacement Interest Rate Protection Agreement”: The meaning set forth in the definition of Hedge Counterparty.

“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by any Seller, any Pledgor or Guarantor in any Repurchase Document (including in Schedule 1, other than an MTM Representation) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document, that proves to be incorrect, false or misleading in any material respect when made or deemed made without regard to any Knowledge or lack of Knowledge thereof by such Person; provided that no representation or warranty with respect to which a related Approved Representation Exception exists shall constitute a Representation Breach.

“Representation Exceptions”: With respect to each Purchased Asset, a written list prepared by the related Seller and delivered to Buyer prior to the Purchase Date of such Purchased Asset specifying, in reasonable detail, the representations and warranties (or portions thereof) set forth in this Agreement (including in Schedule 1) that are not satisfied with respect to an Asset or Purchased Asset.

“Repurchase Date”: For any Purchased Asset, the earliest of (a) the Maturity Date, without giving effect to any unexercised extensions thereof, (b) three hundred sixty-four (364) days after the related Purchase Date, as such date may be extended pursuant to Section 3.05, (c) any Early Repurchase Date therefor, (d) the Business Day on which the related Seller is to repurchase such Purchased Asset as specified by such Seller and agreed to by Buyer in the related Confirmation, as such date may be extended pursuant to Section 3.05, and (e) other than with respect to any Maturity Workout Purchased Asset, the date that is two (2) Business Days prior to the maturity date (under the related Mortgage Loan Documents) for such Purchased

Asset (including with respect to a Senior Interest that is a participation, the related Mortgage Loan), without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise (other than extensions at the Underlying Obligor’s option without requiring consent of the related lender (or for which such lender’s consent may not be unreasonably withheld, conditioned or delayed) pursuant to the terms of the Mortgage Loan Documents as such Mortgage Loan Documents existed on the related Purchase Date) that have not been approved by Buyer in writing in its sole discretion; provided that, solely with respect to this clause (e), the settlement date with respect to such Repurchase Date and Purchased Asset may occur two (2) Business Days thereafter as provided in Section 3.06 and, provided further that, notwithstanding clauses (a) through (e) of this definition, any Purchased Asset (including with respect to a Senior Interest that is a participation, the related Mortgage Loan) for which (x) a payment default exists on the date that is two (2) Business Days prior to the Underlying Loan Maturity Date, on the Underlying Loan Maturity Date, or any date in between such dates (any such Purchased Asset so described in this sub-clause (x), a “Maturity Workout Purchased Asset”), the Repurchase Date for the related Purchased Asset shall be deemed extended in the manner set forth Section 3.04(b)(iii) to the end of the extension period for the mandatory repurchase of such Purchased Asset pursuant to the provisos of Section 3.04(b)(iii), and (y) the Underlying Loan Maturity Date has been extended in connection with any workout, waiver or forbearance of a payment default in respect of such Purchased Asset, the Repurchase Date for the related Purchased Asset shall be deemed extended to the end of the extension period for the mandatory repurchase of such Purchased Asset pursuant to the provisos of Section 3.04(b)(iii).

“Repurchase Documents”: Collectively, this Agreement, the Custodial Agreement, the Fee Letter, the Controlled Account Agreement, all Interest Rate Protection Agreements, the Pledge and Security Agreement, the Guarantee Agreement, all Confirmations, each U.K. Security Agreement, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, any Transfer Certificate, any Sub-Participation Assignment Agreement and all additional documents, certificates, agreements or instruments executed and delivered by any Seller, any Pledgor and/or Guarantor in connection with the foregoing Repurchase Documents and any Transaction.

“Repurchase Obligations”: All obligations of each Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of each Seller to Buyer arising under or in connection with the Repurchase Documents (for the avoidance of doubt, including all Interest Rate Protection Agreements, whether now existing or hereafter arising, and, without duplication, all interest and fees that accrue after the commencement by or against any Seller, any Pledgor or Guarantor of any Insolvency Proceeding naming such Seller, Pledgor or Guarantor as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) all other amounts due and payable as of such date by the related Seller to Buyer under this Agreement or any Repurchase Document, including but not limited to any breakage costs and any amounts payable to Buyer in respect of Interest Rate Protection Agreements, (d) any accrued and unpaid fees and expenses and indemnity amounts, late fees, default interest, breakage costs and any other amounts owed by the related Seller, Pledgor or Guarantor to Buyer or any of its Affiliates under this Agreement, any Repurchase Document or otherwise, and (e) any applicable Price Differential Premium.

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable to, or binding on, such Person, its Affiliates or its assets or properties as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, decrees, treaties, codes, ordinances, permits, certificates, orders, constitutions, consents, approvals and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA (and similar laws of other relevant jurisdictions), regulations of the Board of Governors of the Federal Reserve System (and similar laws or regulations of other relevant jurisdictions), and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards, decisions, rulings, directives or orders of any court, arbitrator or other Governmental Authority having proper jurisdiction over such Person or such Person’s property or assets, and all common law duties.

“Reserve Percentage”: At any time the percentage announced within Buyer as the reserve percentage required for this facility under Regulation D, or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities, as defined in Regulation D, from related institutions as though Buyer were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.

“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory in such Person’s Governing Documents.

“Retained Interest”: (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of the related Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by such Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, (b) with respect to any Purchased Asset with an unfunded commitment on the part of such Seller, all obligations to provide additional funding, contributions, payments or credits, and (c) all obligations of any Seller as a purchaser under the Purchase and Sale Agreement.

“RICS”: The then-current Statements of Asset Valuation Practice and Guidance Notes issued by the Royal Institution of Chartered Surveyors.

“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sanctioned Entity”: (a) A country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, that (in the case of the preceding clauses (a), (b), (c) and this clause (d)) is subject to (x) a country sanctions program administered and enforced by the Office of Foreign Assets Control or other sanctions-related list of designated Persons maintained by the U.S. Department of State, the European Union, Her Majesty’s Treasury of the United Kingdom, the Government of Canada or any other analogous Governmental Authority in any jurisdiction, or (y) any sanctions or “black” list maintained by the Financial Conduct Authority, the Foreign & Commonwealth Office, HM Treasury or the United Nations or any list maintained in accordance with the Common Foreign and Security Policy of the EU or by the Government of Canada or any other analogous Governmental Authority in any jurisdiction, or (e) a Person named on the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control.

“Second Amendment and Restatement Date”: June 23, 2015.

“Security”: The certificated security or securities set forth on the Asset Schedule.

“Security Agent”: With respect to a U.K. Mortgage Loan, a security agent or a security trustee appointed by the lenders under such U.K. Mortgage Loan to hold the benefit of the U.K. Mortgage Loan Security Agreements on their behalf.

“Security Information”: The information related to the Security requested by Buyer and required to be delivered or otherwise provided to Buyer or the Custodian, as applicable.

“Sellers”: The Sellers named in the preamble of this Agreement.

“Seller’s Margin Percentage”: For any Purchased Asset as of any date, the percentage equivalent of the quotient obtained by dividing one (1) by the Applicable Percentage for such Purchased Asset as of such date.

“Senior Employee”: Any of Stephen Plavin, Thomas C. Ruffing, Douglas Armer or any other employee with a title equivalent or more senior to that of “principal” within The Blackstone Group L.P. responsible for the origination, acquisition and/or management of any Purchased Asset.

“Senior Interest”: (a) A senior or pari passu participation interest (or sub-participation interest) in a Whole Loan, or (b) an “A note” in an “A/B structure” in a Whole Loan.

“Senior Interest Note”: (a) The original executed promissory note, participation or other certificate or other tangible evidence of a Senior Interest, (b) if the Senior Interest is a senior participation interest, the related original Mortgage Note and (c) if the Senior Interest is a senior participation interest, the related original participation agreement (or a certified copy thereof).

“Servicer”: (i) With respect to this Agreement, the U.S. Purchased Assets and the Canadian Purchased Assets, Midland Loan Services, Inc., a division of PNC Bank, National Association, and (ii) with respect to the U.K. Purchased Assets, either Capita Asset Services, a Division of Capita plc, CBRE Loan Servicing Ltd., Deutsche Bank AG, London Branch, Situs Asset Management Limited, or any other servicer appointed pursuant to Section 17.01.

“Servicer Notice”: In respect of (a) Purchased Assets other than a U.K. Purchased Asset, a notice in the form of Exhibit C-1 sent by the related Seller to Servicer, Interim Servicer or trustee, as applicable, and countersigned and returned by Servicer, Interim Servicer or trustee, as applicable, directing the remittance of all Income directly into the applicable Waterfall Account; and (b) a U.K. Purchased Asset, the Agent Notice sent by the U.K. Seller or the German Seller (as applicable) to the relevant Facility Agent, Servicer and Security Agent and countersigned and returned by the relevant Facility Agent, Servicer and Security Agent directing the remittance of all Income directly into the applicable Waterfall Account.

“Servicing Agreement”: In respect of (a) Purchased Assets other than a U.K. Purchased Asset or a Security, an agreement entered into by Buyer (if applicable), Sellers and Servicer for the servicing of Purchased Assets, in form and substance acceptable to Buyer; and (b) a U.K. Purchased Asset, the terms on which the relevant Facility Agent and Security Agent (as applicable) are appointed to act as agent and/or security agent under the relevant U.K. Mortgage Loan, as contained in the relevant U.K. Finance Documents, including, for the avoidance of doubt, any servicing agreement or letter agreement between the applicable Sellers and Facility Agent, including any Servicer Notice related thereto, in each case, in form and substance acceptable to Buyer.

“Servicing File”: With respect to any Purchased Asset, the file retained and maintained by the related Seller or a Servicer, including the originals or copies of all Mortgage Loan Documents and other documents and agreements relating to such Purchased Asset, including to the extent applicable all servicing agreements, files, documents, records, data bases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by the related Seller and/or a Servicer for and on behalf of Buyer.

“Servicing Rights”: All right, title and interest of the related Seller, Pledgor, Guarantor or any Affiliate of such Seller, Pledgor or Guarantor in and to any and all of the following: (a) rights to service and collect and make all decisions with respect to the Purchased Assets, (b) amounts received by such Seller or any other Person for servicing the Purchased Assets, (c) late fees, penalties or similar payments with respect to the Purchased Assets, (d) agreements and documents creating or evidencing any such rights to service, documents, files and records relating to the servicing of the Purchased Assets, and rights of such Seller or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets, and (g) accounts and other rights to payment related to the Purchased Assets.

“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Special Purpose Entity”: A corporation, limited partnership or limited liability company that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 9.

“Spot Rate”: As of any date of determination, the Pound Sterling/U.S. Dollar spot rate, the Canadian Dollar/U.S. Dollar spot rate, the Euro/U.S. Dollar spot rate, the Pound Sterling/Canadian Dollar spot rate, the Pound Sterling/Euro spot rate, the Canadian Dollar/Euro spot rate, as applicable, in each case, determined by Buyer in its sole discretion at or about 11:00 a.m. New York Time two (2) Business Days prior to such date of determination as obtained from the applicable screen on Bloomberg.

“Structuring Fee”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Sub-Participation Assignment Agreement”: With respect to a U.K. Mortgage Loan, any form of assignment and/or assumption agreement that is executed in connection with, the sub-participation of the related loan agreement or any other agreement concluded or to be concluded for the same purpose for such U.K. Mortgage Loan and that is used to effect the equitable transfer or assignment of such U.K. Mortgage Loan by way of sub-participation.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are with those of such Person pursuant to GAAP.

“Tail Period”: The period (1) commencing on the earlier to occur of (a) the first date on which the Aggregate U.S. Dollar Purchase Price is less than twenty percent (20%) of the U.S. Dollar Closing Date Maximum Amount and (b) the date after the 90th day following the Closing Date on which the number of Purchased Assets under this Agreement is first reduced to less than fifteen (15), and (2) terminating on the date on which the Cash Sweep Period commences.

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Sheet”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Test Period”: The time period from the first day of each calendar quarter, through and including the last day of such calendar quarter.

“Third Amendment and Restatement Date”: June 30, 2015.

“Transaction”: With respect to any Asset, the sale and transfer of such Asset from the related Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to such Seller representing the Purchase Price or any additional Purchase Price for such Asset.

“Transfer Certificate”: With respect to a U.K. Mortgage Loan, any form of transfer or substitution certificate or assignment and/or assumption agreement that is scheduled to, or is executed in connection with, the related loan agreement or any other agreement concluded or to be concluded for the same purpose for such U.K. Mortgage Loan and that is used to effect the legal transfer, assignment or equitable assignment of such U.K. Mortgage Loan.

“Transition Services Agreement”: That certain Transition Services Agreement, dated as of May 20, 2015, as supplemented by Schedule 1 thereto, by and among Transition Services Provider and Sellers, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Transition Services Provider”: General Electric Capital Corporation, a Delaware corporation.

“Type”: With respect to a Mortgaged Property underlying any Purchased Asset, such Mortgaged Property’s classification as one of the following, as designated by Buyer in its sole discretion in the related Confirmation: multifamily, retail, office, industrial, hospitality, student housing, medical office product, self-storage, nursing home or, solely in the case of a Security, such other collateral description as is acceptable to Buyer in its discretion.

“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of a Requirement of Law, the perfection, effect on perfection or non-perfection or priority of the security interest in any Purchased Asset is governed by (i) the Uniform Commercial Code as in effect in a jurisdiction other than New York, then “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect on perfection or non-perfection or priority and (ii) for Canadian Purchased Assets, the PPSA as in effect in a province or territory of Canada, “UCC” and “Uniform Commercial Code” shall mean the PPSA as in effect in such other province or territory for purposes of the provisions hereof relating to such perfection or priority.

“UCC financing statement”: Each financing statement, amendment, continuation statement, financing change statement, registration, filing, publication or other similar act required under the applicable UCC.

“U.K.”: means the United Kingdom of Great Britain and Northern Ireland.

“U.K. Finance Documents”: (a) with respect to a U.K. Purchased Asset that is a Whole Loan, the related loan agreement under which the related U.K. Mortgage Loan is made, any guarantee entered into in relation to such U.K. Mortgage Loan that is not contained in such loan agreement and each related U.K. Mortgage Loan Security Agreement; (b) with respect to a U.K. Purchased Asset that is a Senior Interest that is a senior or pari passu participation interest, the participation agreement under which such participation interest is constituted and any guarantee or security document entered into in connection with such participation agreement; (c) with respect to a U.K. Purchased Asset that is a Senior Interest that is an “A note” in an “A/B structure” in a Whole Loan, the documentation with respect to such Whole Loan referred to in (a) and the “A/B intercreditor agreement” and/or any accession agreement relating thereto; and (d) in the case of (a), (b) and (c) any other documents relating to such U.K. Purchased Asset or which are designated as finance documents under the relevant loan agreements.

“U.K. Mortgage”: (a) a Whole Loan; (b) a Senior Interest that is a senior or a pari passu participation interest; or (c) a Senior Interest that is a “A note” in an “A/B structure”, in each case in relation to a Mortgaged Property located in England, Wales or Scotland.

“U.K. Mortgage Loan”: A Whole Loan or Senior Interest which is governed by the laws of England and Wales.

“U.K. Mortgage Loan Security Agreement”: With respect to a U.K. Purchased Asset: (a) each Equity Security Agreement relating to such U.K. Purchased Asset; (b) a Debenture relating to such U.K. Purchased Asset; (c) each subordinated creditor’s security agreement relating to such U.K. Purchased Asset; (d) each Account Security Agreement relating to such U.K. Purchased Asset; and (e) any other document creating security directly or indirectly in favor of the lenders under the related U.K. Mortgage Loan that is delivered by or on behalf of any U.K. Obligor under such U.K. Mortgage Loan.

“U.K. Obligor”: An entity identified as a borrower and/or a guarantor and/or security provider in the related loan agreement under which a U.K. Mortgage Loan is made or that otherwise creates any security over any asset as security for the obligations of any entity under such U.K. Mortgage Loan.

“U.K. Purchased Asset”: Any Purchased Asset that is a U.K. Mortgage Loan.

“U.K. Security Agreement”: With respect to a U.K. Purchased Asset, any English law security deed entered into by the U.K. Seller and/or German Seller pursuant to which U.K. Seller and/or German Seller grants a security interest to Buyer in all of its rights, title and interest under and in relation to each related U.K. Finance Document (including its rights against any Security Agent) and any professional report delivered with respect to a U.K. Mortgage Loan that is addressed to or capable of being relied on by U.K. Seller or German Seller, as applicable.

“U.K. Seller”: The meaning specified in the preamble of this Agreement.

“Underlying Loan Maturity Date”: With respect to any Purchased Asset (including, with respect to a Senior Interest that is a participation, the related Mortgage Loan), the maturity date as set forth in the related Mortgage Loan Documents as such Mortgage Loan Documents existed on the related Purchase Date, without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise that have not been approved by Buyer in writing in its sole discretion (other than any such extensions at the Underlying Obligor’s option that do not require consent of the related lender or for which the related lender’s consent may not be unreasonably withheld, conditioned or delayed).

“Underlying Obligor”: Individually and collectively, as the context may require, the Mortgagor and other obligor or obligors under a Purchased Asset or, in the case of a Security, the related issuer thereof and any Underlying Obligor in respect of the underlying Mortgage Loan(s) related thereto (for the avoidance of doubt, including any Mortgage Loan related to a Senior Interest), including (a) any Person who has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Purchased Asset, and (b) any other Person who has assumed or guaranteed the obligations of such Mortgagor or related issuer, as applicable, under the Mortgage Loan Documents relating to a Purchased Asset.

“U.S. Buyer”: Any Buyer that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Dollar Closing Date Maximum Amount”: U.S. $4,192,941,620.99.

“U.S. Dollars” and “U.S. $”: Lawful money of the United States of America.

“U.S. Purchased Asset”: Any Purchased Asset with respect to which the Mortgaged Property is located exclusively in any state of the United States of America.

“U.S. Seller”: The meaning specified in the preamble of this Agreement.

“U.S. Tax Compliance Certificate”: Defined in Section 12.06(e).

“Utilization Request”: A request submitted to Buyer by Seller in substantially the form attached as (i) with respect to U.S. Dollar requests Exhibit H hereto and (ii) with respect to Canadian Dollars, Euro or Pounds Sterling requests, Exhibit A hereto.

“VAT”: (a) Any tax, interest or penalties imposed in compliance with the European Council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (including, in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and supplemental legislation and regulations as amended from time to time); and (b) any other tax, interest or penalties of a similar or equivalent nature, including goods and services or harmonized sales tax levied under the Excise Tax Act (Canada), whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or elsewhere.

“VCOC”: A “venture capital operating company” within the meaning of Section 2510.3-101(d) of the Plan Asset Regulations.

“Waterfall Accounts”: Collectively, (i) the segregated non-interest bearing account for amounts denominated in U.S. Dollars established at Waterfall Account Bank, in the name of Sellers, pledged to Buyer and subject to a Controlled Account Agreement; (ii) the segregated non-interest bearing account for amounts denominated in Canadian Dollars established at Waterfall Account Bank, in the name of Sellers, pledged to Buyer and subject to a Controlled Account Agreement; (iii) the segregated non-interest bearing account for amounts denominated in Pounds Sterling established at Waterfall Account Bank, in the name of Sellers, pledged to Buyer and subject to a Controlled Account Agreement; and (iv) the segregated non-interest bearing account for amounts denominated in Euro established at Waterfall Account Bank, in the name of Sellers, pledged to Buyer and subject to a Controlled Account Agreement; each, a “Waterfall Account”.

“Waterfall Account Bank”: PNC Bank, National Association, or any other bank approved by Buyer.

“Whole Loan”: A first priority loan secured by a Mortgage on a Mortgaged Property.

Section 2.02 Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.02 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns permitted by the Repurchase Documents. A reference to an agreement or document is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default has occurred and is continuing until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time unless otherwise specified. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. Notwithstanding the foregoing, and where the context so requires, (a) any term defined in this Agreement by reference to the “UCC” or the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the PPSA, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights in the Pledged Collateral or any collateral under any Mortgage Loan Document, (b) all references in this Agreement to “Article 8” shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the Securities Transfer Act or other similar laws in any jurisdiction of Canada), (b) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws, including, without limitation, the applicable PPSA, (c) all references in this Agreement to filing under the UCC shall be deemed to refer to the analogous registration under applicable Canadian personal property security laws, including, without limitation, the applicable PPSA, and (d) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal and provincial securities laws in Canada. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Sellers, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing. Reference herein or in any other Repurchase Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall, except where otherwise expressly stated, be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein. To the extent necessary for the purposes of interpretation or construction of any documentation that may be subject to the laws of the Province of Québec or to the review by a court or tribunal exercising jurisdiction in the Province of Québec: (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (f) all references to filing, registering or recording under the UCC shall be deemed to include publication or registration under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (j) an “agent” shall be deemed to include a “mandatary”.

ARTICLE 3

THE TRANSACTIONS

Section 3.01 Procedures.

(a) On the Closing Date and each subsequent Purchase Date, Buyer shall enter into the Transactions with respect to each Asset (solely if such Asset is an Eligible Asset) evidenced by (i) a duly completed Confirmation for each Eligible Asset proposed for purchase, executed by the related Seller and a Utilization Request for each applicable Currency, acceptable to Buyer in its sole discretion, and (ii) each Eligible Asset’s inclusion on the Asset Schedule. Each such Utilization Request shall: (i) describe the Transaction identifying each proposed Asset and any related Mortgaged Property and other security therefor in reasonable detail, including, without limitation, by furnishing Buyer or making available to Buyer the Diligence Materials, (ii) set forth the Representation Exceptions, if any, with respect to each proposed Eligible Asset as approved in writing by Buyer in its sole discretion, and (iii) attach such information and due diligence documentation as Buyer may have requested, if any, with respect to each proposed Asset and any supplemental materials requested by Buyer in connection with Buyer’s review of the Diligence Materials and each such Asset as Buyer determines appropriate. Buyer shall determine in its sole discretion whether or not the applicable conditions set forth in Article 6 have been fully satisfied and in no event shall any purchase in connection with any Transaction be consummated unless Buyer determines that the applicable conditions set forth in Article 6 have been fully satisfied. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Diligence Materials, and any incompleteness or inaccuracies in the related Diligence Materials will only be acceptable to Buyer if disclosed in writing to Buyer by the related Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from such Seller notwithstanding such incompleteness and inaccuracies. In the event of a Representation Breach, the related Seller shall repurchase the related Asset or Assets within three (3) Business Days in accordance with Section 3.06 and all other requirements set forth in this Agreement.

(b) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the outstanding Purchase Price, Applicable Percentage or any other term of a Transaction (other than the Pricing Rate and Applicable Percentage) with respect to an Asset is revised or adjusted in accordance with this Agreement for any reason, including, without limitation, due to any Future Funding Transaction, reduction of the Purchase Price pursuant to Section 3.10(b) or payment of a Margin Deficit hereunder, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by the related Seller and executed by the Parties.

(c) The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset.

(d) Notwithstanding any other provision in this Agreement, no Transaction shall be entered into if (i) any Margin Deficit, Default, Event of Default or Material Adverse Effect exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Maturity Date, (iii) the proposed Purchased Asset does not qualify as an Eligible Asset on the Purchase Date, (iv) as of the Closing Date and each subsequent Purchase Date, as applicable, immediately after giving effect to the purchase of the Purchased Assets in the Transaction proposed in respect of such Purchase Date, the PPV Test would not be satisfied, or (v) all Mortgage Loan Documents have not been delivered to Custodian in accordance with the applicable provisions of this Agreement and the Custodial Agreement.

(e) With respect to a Security, the applicable Seller shall deliver to Buyer or the Custodian the original of any relevant certificate, bond, note or instrument with respect to the Security, in form suitable for transfer, with accompanying duly executed (with, if and as required pursuant to the issuing agreement for the Security, a medallion guarantee with respect to the signatures thereon) instruments of transfer or appropriate instruments of assignment executed in blank, transfer tax stamps, and any other documents or instruments necessary in the opinion of Buyer to effect and perfect a legally valid delivery of such Security to Buyer. Concurrently with the delivery of such original certificate, bond, note or instrument, the applicable Seller shall have (1) notified the applicable trustee in writing of the pledge to Buyer of the Security hereunder, and (2) instructed the related trustee in writing to pay all amounts payable to the holders of the Security to the Waterfall Account for U.S. Dollars.

(f) With respect to the Security, the applicable Seller shall deliver to Buyer on or prior to the related Purchase Date:

(i) copies of the documents governing such Purchased Asset, the offering documents related to such Purchased Asset, and any ancillary documents required to be delivered to holders of the related securities;

(ii) copies of all related distribution statements, if any, received by the applicable Seller as of the Purchase Date; and

(iii) any other documents or instruments necessary in the opinion of Buyer to facilitate the delivery of the related Security Information to Buyer or, if the Transaction is recharacterized as a secured financing, to create and perfect in favor of Buyer a valid perfected first priority security interest in such Purchased Asset.

Section 3.02 Transfer of Purchased Assets; Servicing Rights. On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of the related Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or as directed by such Seller), and (b) such Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of such Seller’s right, title and interest (except with respect to any Retained Interests) in and to such Purchased Asset, together with all related Servicing Rights. Buyer has the right to designate each Servicer of the Purchased Assets; the Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement; and, such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents.

Section 3.03 Maximum Amount. The aggregate outstanding Purchase Price for all Purchased Assets denominated in any Currency as of any date of determination shall not exceed the Maximum Amount for such Currency.

Section 3.04 Early Repurchases; Mandatory Repurchases. (a) Seller may terminate any Transaction with respect to any or all Purchased Assets and repurchase such Purchased Assets on any Business Day prior to the Repurchase Date; provided, that (a) with respect to repurchases (i) in connection with a Representation Breach pursuant to Section 3.01 or a Margin Deficit payment pursuant to Section 4.01(b), the related Seller provides Buyer with prior written notice of the Early Repurchase Date, (ii) in connection with the repurchase (x) by such Seller of all Purchased Assets from Buyer following receipt by such Seller of a written notice from Buyer pursuant to Section 12.01, (y) following the occurrence of any of the events set forth in Section 12.02, or (z) in connection with the repayment in full of a Mortgage Loan (or Security, as applicable) by the related Underlying Obligor or, in the case of this clause (z), of which such Seller has prior notice, in each case, the related Seller provides Buyer with one (1) Business Day’s notice prior to the related Early Repurchase Date, and (iii) in connection with any other early repurchase made by such Seller, such Seller must notify Buyer at least three (3) Business Days before the proposed Early Repurchase Date, in each case, identifying the Purchased Asset(s) to be repurchased and the Repurchase Price thereof, (b) no Margin Deficit, Default or Event of Default has occurred and would be continuing following such repurchase (or would exist as a result of such repurchase), (c) if the Early Repurchase Date is not a Remittance Date (provided that, solely for these purposes, an Intra-Period Remittance Date shall not be deemed to be a Remittance Date) applicable to such Purchased Asset, the related Seller pays to Buyer any amount due under Section 12.03, (d) the related Seller pays all amounts due to any Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement, (e) the related Seller pays to Buyer any Price Differential Premium due in accordance with Section 3.07, and (f) such Seller thereafter complies with Section 3.06.

(b) In addition to other rights and remedies of Buyer under any Repurchase Document, the applicable Seller shall in accordance with the procedures set forth in Section 3.06, immediately repurchase any Purchased Asset (i) that no longer qualifies as an Eligible Asset, as determined by Buyer, (ii) for which a Representation Breach has occurred and is continuing for three (3) Business Days, (iii) that is a Defaulted Asset; provided that, so long as Seller is diligently and continuously pursuing a resolution or cure of all defaults causing such Purchased Asset to be a Defaulted Asset to the ongoing reasonable satisfaction of Buyer, the applicable Seller shall not be required to repurchase such Defaulted Asset until the earliest to occur of: (x) the Pre-Foreclosure Transfer Date, (y) the Maturity Date, and (z) the date that is twelve (12) months from the date on which such Purchased Asset first became a Defaulted Asset; provided, further, that, with respect to clause (z), if during the entire twelve (12) month period following the date on which such Purchased Asset first became a Defaulted Asset, the applicable Seller was diligently pursuing a resolution or cure of all defaults causing such Purchased Asset to be a Defaulted Asset to the ongoing reasonable satisfaction during such period of Buyer in its discretion, the date upon which the applicable Seller must effect a mandatory repurchase of such Defaulted Asset shall be extended from twelve (12) months to up to eighteen (18) months from the date on which such Purchased Asset first became a Defaulted Asset (but in no event beyond the date that is twelve (12) months following the Underlying Loan Maturity Date for such Purchased Asset without giving effect to any extension of such Underlying Loan Maturity Date, whether by modification, waiver, forbearance or otherwise (other than extensions at the Underlying Obligor’s option without requiring consent of the related lender (or for which such lender’s consent may not be unreasonably withheld, conditioned or delayed) pursuant to the terms of the Mortgage Loan Documents as such Mortgage Loan Documents existed on the related Purchase Date) that have not been approved by Buyer in writing in its sole discretion) upon written request of Seller delivered to Buyer no later than thirty (30) days prior to the expiration of the initial twelve (12) month period, or (iv) for which all documents required to be delivered to Custodian under the Custodial Agreement have not been so delivered on a timely basis.

(c) The applicable Seller shall also, in accordance with the procedures set forth in Section 3.06, immediately upon receipt of written notice from Buyer, repurchase any Purchased Asset with respect to which Servicer has not received all Servicing Files from the Interim Servicer and become the sole servicer in respect of such Purchased Asset, in either case, within forty five (45) days of the Purchase Date for such Purchased Asset.

Section 3.05 Extension of Repurchase Dates. Prior to the Maturity Date, at the request of the related Seller delivered to Buyer within thirty (30) days prior to the then-current Repurchase Date, such Seller may elect to extend the Repurchase Date for the related Purchased Asset for an additional period not to exceed the earlier of (x) three hundred sixty-four (364) days and (y) the Repurchase Date for the related Purchased Asset pursuant to clause (a), (c) or (e) of the definition of Repurchase Date (including the proviso thereto), as applicable, so long as, on the date of such request, (i) no monetary Default, material non-monetary Default or Event of Default has occurred and is continuing, and (ii) no Margin Deficit shall be outstanding on or after the date that is six (6) months from the occurrence of any related Margin Call.

Section 3.06 Repurchase. On the Repurchase Date for each Purchased Asset, the related Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and pay all amounts due to any Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement and, so long as no Default or Event of Default has occurred and is continuing, Buyer shall transfer to the related Seller such Purchased Asset, whereupon the Transaction with respect to such Purchased Asset shall terminate; provided, however, that, with respect to any Repurchase Date that occurs on the second Business Day prior to the Underlying Loan Maturity Date by reason of clause (e) of the definition of “Repurchase Date”, settlement of the payment of the Repurchase Price and such amounts may occur up to the second Business Day after such Repurchase Date; provided, further, that Buyer shall have no obligation to transfer to the related Seller, or release any interest in, such Purchased Asset until Buyer’s receipt of payment in full of the Repurchase Price therefor. So long as no Default or Event of Default has occurred and is continuing, upon receipt by Buyer of the Repurchase Price and all other amounts due and owing to Buyer and its Affiliates under this Agreement and each other Repurchase Document as of such Repurchase Date, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall authorize Custodian to release to such Seller the Mortgage Loan Documents for such Purchased Asset and, to the extent any UCC financing statement or U.K. charge or financing statement or other filing or registration under the PPSA for Canadian Purchased Assets filed against such Seller that specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to such Seller, to the extent that good title was transferred and assigned by such Seller to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of such Purchased Asset, free and clear of any other interests or Liens caused by Buyer’s actions or inactions. Notwithstanding the notice periods set forth in Section 3.04, in no event shall Buyer be required to return the Mortgage Asset File related to any Purchased Asset repurchased in total by a Seller prior to the later of (x) the third (3rd) Business Day following the date on which Buyer and Custodian receive written notice of such repurchase request and (y) one (1) Business Day after the related Repurchase Date. Any Income with respect to such Purchased Asset received by Buyer or Waterfall Account Bank after payment of the Repurchase Price therefor shall be remitted to the applicable Seller as soon as reasonably possible thereafter. Notwithstanding the foregoing, Sellers shall repurchase all Purchased Assets no later than the Maturity Date by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations. Notwithstanding any provision to the contrary contained elsewhere in any Repurchase Document, at any time during the existence of an unsatisfied Margin Deficit, an uncured monetary or material non-monetary

Default or an Event of Default (each as determined by Buyer in its sole discretion), a Seller shall only be permitted to repurchase a Purchased Asset in connection with a full payoff of all amounts due in respect of such Purchased Asset by the Underlying Obligor, if such Seller shall pay directly to Buyer an amount equal to the greater of (y) one-hundred percent (100%) of the net proceeds paid in connection with the relevant payoff and (z) one hundred percent (100%) of the net proceeds received by such Seller in connection with the sale of such Purchased Asset. The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset shall be applied by Buyer to reduce any other amounts due and payable to Buyer under this Agreement in accordance with Article 5 with excess remitted to the applicable Seller but solely to the extent required pursuant to Article 5.

Section 3.07 Payment of Price Differential and Fees.

(a) Notwithstanding that Buyer and Sellers intend that each Transaction hereunder constitute sales to Buyer of the Purchased Assets, Sellers shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date applicable to such Purchased Asset. Buyer shall give Sellers notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect (i) the accrual of such obligations in accordance with this Agreement or (ii) Sellers’ obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.

(b) Sellers and Guarantor shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement including, without limitation:

(i) the Structuring Fee, which shall be payable by Sellers to Buyer on or prior to the Closing Date and on each Purchase Date to the extent then due and payable; and

(ii) any Price Differential Premium, which shall be due and payable in accordance with the terms and provisions as set forth in Section 2 of the Fee Letter, which terms are hereby incorporated by reference.

Section 3.08 Payment, Transfer and Custody.

(a) Unless otherwise expressly provided herein, all amounts required to be paid or deposited by any Seller, any Pledgor, Guarantor or any other Person under the Repurchase Documents shall be paid or deposited in accordance with the terms hereof no later than (i) for purposes of calculating Price Differential hereunder, 3:00 p.m. on the day when due, and (ii) for all other purposes, 5:00 p.m. on the day when due, in each case, in immediately available funds in the applicable Currency for such Purchased Asset (and each Component thereof) without deduction, set-off or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. Sellers, Guarantor and Pledgors shall, to the extent permitted by Requirements of Law, pay to Buyer interest in connection with any amounts not paid when due under the Repurchase Documents, which interest shall be calculated at a rate equal to the Default Rate, until all such amounts are received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into any Waterfall Account shall be deposited into an account of Buyer as directed by Buyer in writing. Sellers shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s accounts or the Waterfall Accounts.

(b) Any Mortgage Loan Documents not delivered to Buyer or Custodian or, in the context of the U.K. Purchased Assets only, not delivered to the relevant Security Agent, on the relevant Purchase Date and subsequently received or held by a Seller are and shall be held in trust by such Seller or its agent for the benefit of Buyer as the owner thereof. The related Seller or its agent shall maintain a copy of such Mortgage Loan Documents and the originals of the Mortgage Loan Documents not delivered to Buyer or Custodian. The possession of Mortgage Loan Documents by such Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting the related Servicer with its duties under the Servicing Agreement. Each Mortgage Loan Document retained or held by any Seller or its agent shall be segregated on such Seller’s books and records from the other assets of such Seller or its agent, and the books and records of such Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing-released basis. Each Seller or its agent shall release its custody of the Mortgage Loan Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets by Servicer or is in connection with a repurchase of any Purchased Asset by the related Seller, in each case in accordance with the Custodial Agreement.

Section 3.09 Repurchase Obligations Absolute. All amounts payable by any Seller under the Repurchase Documents shall be paid without notice, demand, counterclaim, set-off, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset, the Pledged Collateral or related Mortgaged Property, (b) any Insolvency Proceeding relating to any Seller or any Underlying Obligor, or any action taken with respect to any Repurchase Document or Mortgage Loan Document by any trustee or receiver of any Seller or any Underlying Obligor or by any court in any such proceeding, (c) any claim that any Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with any Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Mortgage Loan Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not any Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to each Seller and limited recourse to Guarantor as set forth in the Guarantee Agreement. This Section 3.09 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

Section 3.10 Partial Repurchases; Mandatory Partial Repurchase of Allocated Sequential Repayment Component. (a) On any Business Day prior to the applicable Repurchase Date for a Purchased Asset, the related Seller shall have the right, from time to time, to transfer to Buyer cash, together with a signed, revised Confirmation, for the purpose of reducing the outstanding Purchase Price of, but not terminating, a Transaction and without the repurchase or release of any Purchased Assets; provided, that (i) any such reduction in outstanding Purchase Price occurring on a date other than a Remittance Date that is not an Intra-Period Remittance Date for such Purchased Asset shall be required to be accompanied by payment of any other amounts due and payable by such Seller under this Agreement (including, without limitation, under Section 12.03) and under any related Interest Rate Protection Agreement(s) with respect to such Purchased Asset, (ii) the related Seller pays to Buyer any Price Differential Premium due in accordance with Section 3.07, (iii) such transfer of cash to Buyer shall be in an amount no less than U.S. $1,000,000 or the then-current equivalent of such amount based on the Spot Rate relating to the applicable Currency, (iv) such Seller shall provide Buyer with one (1) Business Day’s prior notice with respect to a reduction in outstanding Purchase Price in an amount greater than U.S. $5,000,000 or the then-current equivalent of such amount based on the Spot Rate relating to the applicable Currency, occurring on any date that is not a Remittance Date applicable to the related Purchased Asset, (v) with respect to U.K. Purchased Assets and Canadian Purchased Assets, such Seller shall deliver a revised, executed Confirmation no later than 10:00 a.m. New York time at least two (2) Business Days prior to the proposed Purchase Price reduction, and (vi) any Seller may only effect a Partial Repurchase of a Purchased Asset during the Tail Period so long as the Purchase Price of any Purchased Asset repurchased in part shall not be reduced below $1,000, €1,000, £1,000 or C$1,000, as the case may be. The revised Confirmation shall not be effective until executed by Buyer and delivered to the related Seller in accordance with Section 3.01(b).

(b) The applicable Seller shall also in accordance with the procedures set forth in clause (a) above, on the first anniversary of the Closing Date, for each Purchased Asset with respect to which the related Allocated Sequential Repayment Component is greater than zero, effect a mandatory partial repurchase of such Purchased Asset to the extent and in the amounts necessary to reduce the outstanding Purchase Price of each such Purchased Asset by an amount equal to the related outstanding Allocated Sequential Repayment Component for such Purchased Asset, such that, after giving effect to all such partial repurchases, the aggregate outstanding Allocated Sequential Repayment Component of all Purchased Assets shall have been reduced to zero.

Section 3.11 Future Funding Transaction. Buyer’s obligation to enter into any Future Funding Transaction is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into such Future Funding Transaction and also after giving effect to the consummation thereof:

(a) The related Seller shall give Buyer written notice of each Future Funding Transaction, together with a Confirmation prior to the related Future Funding Date, signed by a Responsible Officer of such Seller. Each Confirmation shall identify the related Purchased Asset, shall identify Buyer and the applicable Seller and shall contain a certification by a Responsible Officer of the applicable Seller that the applicable Underlying Obligors have fully complied with all conditions precedent to such Future Funding Transaction and that such Future

Funding Transaction is required and permitted pursuant to the terms of the Mortgage Loan Documents, and shall be executed by both Buyer and such Seller; provided, however, that Buyer shall not be liable to such Seller if it inadvertently acts on a signed Confirmation that has not been signed by a Responsible Officer of the related Seller. Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Future Funding Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Future Funding Transaction, other than with respect to the Applicable Percentage set forth in such Confirmation, this Agreement shall prevail, unless otherwise expressly stated in the applicable Confirmation that a specific provision set forth therein is expressly intended to prevail; provided, however, in no event shall the Future Funding Amount for any Purchased Asset (together with all other Future Funding Amounts for such Purchased Asset) exceed the Buyer’s Allocated Scheduled Future Funding Amount specified on the Asset Schedule for such Purchased Asset or cause the aggregate outstanding Purchase Price of all Transactions denominated in such Currency to exceed the Maximum Amount applicable to such Currency.

(b) For each proposed Future Funding Transaction, no less than three (3) Business Days prior to the proposed Future Funding Date, the related Seller shall deliver to Buyer a Future Funding Review Package. Buyer shall have the right to conduct an additional due diligence investigation of the Future Funding Review Package and/or the related Whole Loan and/or Senior Interest as Buyer determines. Prior to the approval of each proposed Future Funding Transaction by Buyer, Buyer shall have determined, in its sole and absolute discretion, that the Future Funding Review Package is complete in all material respects, that a duly completed Utilization Request acceptable to Buyer for the applicable Currency has been received, that those conditions precedent for a Transaction set forth in clauses (b) (other than with respect to the requirements that (i) no Material Adverse Effect shall have then occurred and be continuing, and (ii) no Margin Deficit has occurred and is continuing, so long as payment for such Margin Deficit is then being deferred in accordance with Section 4.01(b)(ii)), (g), (h), (k) and (l) of Section 6.02, have been met, that all conditions precedent set forth in the related Mortgage Loan Documents have been satisfied, and that the related Purchased Asset is not a Defaulted Asset. If the conditions precedent for a Transaction are not satisfied with respect to any Purchased Asset, Buyer shall have no obligation to fund such Future Funding Transaction and, to the extent all applicable conditions to the related future funding have been satisfied in accordance with the Mortgage Loan Documents related to Purchased Asset, Seller shall satisfy all future funding obligations with respect to each Purchased Asset as and when required pursuant to the related Mortgage Loan Documents, together with the terms of this Agreement.

(c) Upon the approval by Buyer of a particular Future Funding Transaction (which approval shall expire and be of no force or effect and considered void and invalidated if Buyer does not fund such Future Funding Transaction within three (3) Business Days of such approval), Buyer shall deliver to the related Seller a signed copy of the related Confirmation described in clauses (a) and (b) above, on or before the related Future Funding Date. On the related Future Funding Date, (a) if an escrow agreement has been established in connection with such Future Funding Transaction, Buyer shall remit the related Future Funding Amount to the related escrow account, (b) if the terms of the Underlying Loan Documents provide for a reserve account in connection with future advances, Buyer shall remit the related Future Funding Amount to the applicable reserve account, (c) upon evidence satisfactory to Buyer that the related Seller has paid (or caused to be paid) to or as directed by the Underlying Obligor the future funding obligation required by the Mortgage Loan Documents, Buyer shall remit the related Future Funding Amount to such Seller, or (d) otherwise, Buyer shall remit the related Future Funding Amount directly to the related Underlying Obligor. All Future Funding Transactions funded by Buyer shall be applied to increase the first Component of the Purchase Price of such Purchased Asset described in the definition of Purchase Price but shall not, for the avoidance of doubt, increase the Allocated Sequential Repayment Component.

Section 3.12 Extension of Maturity Date. Upon written notice by Sellers delivered to Buyer no later than ninety (90) days before the then-current Maturity Date, provided that Buyer has confirmed that each of the Extension Conditions set forth below have been fully satisfied, Seller shall be entitled to two (2) one-year extensions of the Maturity Date (each additional one-year term, an “Extension Period”). Any extension of the Maturity Date shall be subject to Buyer’s satisfaction of the following conditions, as determined by Buyer in its sole discretion both as of the time of request for such extension and as of the then current Maturity Date (each, an “Extension Condition”): (i) no monetary Default, material non-monetary Default or Event of Default exists, (ii) all of the Purchased Assets qualify as Eligible Assets, and (iii) no Margin Deficit shall exist. The failure of Buyer to so deliver a written notice to Sellers approving any extension request shall be deemed to be Buyer’s determination that the Extension Conditions have not been fully satisfied. If the Extension Conditions are not fully satisfied as of the scheduled Maturity Date, then notwithstanding any prior approval by Buyer of Seller’s request to extend the Maturity Date, Seller shall have no right to extend the Maturity Date, and any pending request to extend the Maturity Date shall be deemed to be denied. Notwithstanding anything to the contrary in this Section 3.12, in no event shall the Maturity Date be extended for more than two (2) one-year Extension Periods. For the avoidance of doubt, an extension of the Maturity Date pursuant to this Section 3.12 shall not extend any Transaction’s Repurchase Date.

Section 3.13 Currency Conversions. Determination of the applicable Spot Rate for any currency conversions will be made by Buyer as and when required under this Agreement and the other Repurchase Documents as Buyer may determine in its sole discretion, subject to the requirements set forth in the definitions “CDOR”, “EURIBOR” and “LIBOR” and the applicable requirements set forth herein. Such Spot Rates shall become effective as of each such date as so determined by Buyer. Such determination by Buyer shall be the Spot Rates employed in converting any amounts between the applicable Currencies as of such date and shall be binding on Buyer and Sellers absent manifest error.

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01 Margin Deficit.

(a) If on any Business Day the Market Value of a Purchased Asset is less than the product of (A) Buyer’s Margin Percentage times (B) the outstanding Repurchase Price for such Purchased Asset as of such date, the excess, if any, shall be deemed a “Margin Deficit”. Upon Buyer’s determination in Buyer’s sole discretion that a Margin Deficit exists, Buyer shall have the right to deliver on any Business Day a notice to Sellers of such Margin Deficit (any such notice, a “Margin Call”).

(b) Upon delivery of a Margin Call, Sellers shall either (i) satisfy the related Margin Deficit by the payment directly to Buyer within two (2) Business Days of receipt of the Margin Call in immediately available funds in the Currency of the related Purchased Asset in the amount necessary to fully cure the related Margin Deficit or (ii) so long as no monetary Default, material non-monetary Default or Event of Default has occurred and is continuing, provide written notice to Buyer of such Seller’s election to defer payment in full of such Margin Deficit for a period of up to six (6) months from the date on which such Margin Deficit was incurred pursuant to this Section 4.01(b)(ii) and, thereupon, during such six-month period Principal Proceeds will be applied from the Waterfall Accounts in accordance with clauses third and sixth of Section 5.03 toward the payment of such Margin Deficit; provided that, if any amount of such Margin Deficit remains unpaid on the date that is six (6) months after the date on which such Margin Deficit was incurred Seller shall, on such date, make a payment to Buyer in immediately available funds in the amount necessary to pay all of such outstanding Margin Deficit in full. Upon the occurrence and during the continuance of a monetary Default, material non-monetary Default or an Event of Default, Seller shall immediately satisfy all outstanding Margin Calls by immediate payment to Buyer in immediately available funds in the Currency of the related Purchased Asset and, with respect to any outstanding Allocated Sequential Repayment Component with respect to the related Purchased Asset, in U.S. Dollars.

(c) In no case shall Buyer’s forbearance from delivering a Margin Call at any time there is a Margin Deficit be deemed to waive such Margin Deficit or in any way limit, stop or impair Buyer’s right to deliver a Margin Call at any time when the same or any other Margin Deficit exists on the same or any other Purchased Asset. Buyer’s rights under this Section 4.01 are cumulative and in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

(d) All cash transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be paid directly to Buyer, as directed by Buyer, and notwithstanding any provision in Section 5.02 or 5.03 to the contrary, shall be applied to reduce the Purchase Price of such Purchased Asset, such reduction of the Purchase Price of such Purchased Assets to be applied, first, to reduce the Allocated Sequential Repayment Component of such Purchase Price until reduced to zero, and, second, to the other Component of such Purchase Price. Buyer and Seller shall amend the related Confirmation relating to any Purchased Asset with respect to which the related Purchase Price has been so decreased.

Section 4.02 Margin Excess. At any time on or after the date that all Allocated Sequential Repayment Components on all Purchased Assets have been reduced to zero, to the extent that Buyer determines in its sole discretion with respect to a Purchased Asset for which a Margin Deficit was previously paid in full by the applicable Sellers that (i) the lesser of either (a) the Market Value for such Purchased Asset on the related Purchase Date, or (b) the then-current Market Value of such Purchased Asset (or the par amount of such Purchased Asset, if lower than Market Value) on the date of the determination thereof, exceeds the product of (x) Seller’s Margin Percentage and (y) the outstanding Repurchase Price for such Purchased Asset as of such date (the positive difference, if any, as determined by Buyer in its sole and absolute discretion using its internal underwriting and valuation information, a “Margin Excess”), and (ii) such Margin Excess exists solely as a result of the full and complete reversal of the original circumstances that caused the prior related Margin Deficit, then, for so long as such Margin Excess exists, as determined by Buyer, Buyer may, in response to the applicable Seller’s written request, agree in its commercially reasonable discretion to transfer cash to the related Seller in an amount up to the lesser of (x) the related Margin Excess with respect to such Purchased Asset and (y) the amount of the related Margin Deficit that was previously paid in full by the applicable Sellers, which amount shall by paid in the applicable Currency for such Purchased Asset. Notwithstanding the foregoing, in no event shall Buyer be required to pay Margin Excess to any Seller pursuant to this Section 4.02 in response to any such request (w) in an amount which is greater than the related Margin Deficit that was previously paid in full with respect to such Purchased Asset, (x) on and after the commencement of the Tail Period, (y) at any time after the occurrence and continuance of a Default or an Event of Default or (z) at any time when any Margin Deficit is outstanding with respect to any Purchased Asset. Buyer and the applicable Seller shall amend the related Confirmation relating to any Purchased Asset with respect to which the related Purchase Price has been so increased.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01 Waterfall Accounts. Each Waterfall Account shall be established at Waterfall Account Bank. Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over each Waterfall Account pursuant to the terms of the applicable Controlled Account Agreement. Neither any Seller nor any Person claiming through or under any Seller shall have any claim to or interest in any Waterfall Account. All Income received by any Seller, Buyer, any Servicer or Waterfall Account Bank in respect of the Purchased Assets, shall be deposited, subject to the applicable provisions of the Servicing Agreement, directly into the applicable Waterfall Account based on the Currency in which such Income is denominated within two (2) Business Days of receipt thereof and shall be applied to and remitted by Waterfall Account Bank in accordance with this Article 5.

To the extent that the application of Income pursuant to this Article 5 effects the commencement of the Tail Period or the Cash Sweep Period, as applicable, an amount equal to the maximum portion of such Income which could have been applied pursuant to this Article 5 without effecting the commencement thereof shall be applied pursuant to this Article 5 as though such Income were received and applied immediately prior to the commencement of such Tail Period or Cash Sweep Period, as applicable.

Notwithstanding any other provision herein, Sellers shall have the right to request a Monthly Intra-Period Remittance Date or Quarterly Intra-Period Remittance Date only if (a) no Event of Default has occurred and is continuing and (b) a minimum of at least (i) U.S. $10,000,000 with respect to U.S. Purchased Assets, (ii) C$2,000,000 with respect to Canadian Purchased Assets, (iii) £2,000,000 with respect to U.K. Purchased Assets and (iv) €2,000,000 with respect to U.K. Purchased Assets denominated in Euros, is available for application on such Remittance Date.

Notwithstanding any other provision of Section 5.02 or Section 5.03 herein, Income derived from Quarterly Pay Assets that is credited to the applicable Waterfall Account shall only be distributed pursuant to Section 5.02 or Section 5.03 on Quarterly Remittance Dates and shall remain in the applicable Waterfall Account and shall not be applied to any payments pursuant to Section 5.02 or Section 5.03 on any Monthly Remittance Date (including Monthly Intra-Period Remittance Dates) that are not also Quarterly Payment Dates (including Quarterly Intra-Period Remittance Dates).

All Income in each Waterfall Account shall be applied by Waterfall Account Bank on each Remittance Date in accordance with the written instructions of Buyer, and no Income in any Waterfall Account shall be paid to any Seller pursuant to priority fifth of Section 5.02, priority tenth of Section 5.03 or otherwise until each of the other applicable priorities set forth in this Article 5 has been satisfied. Amounts in any Waterfall Account of any Currency may be used to satisfy the applications required under Sections 5.02, 5.03 and 5.04, subject to the provisions of Section 5.05. For the avoidance of doubt, all amounts in any Waterfall Account shall be aggregated for purposes of distributions on each Remittance Date such that all amounts on deposit in each Waterfall Account (except subject to the immediately preceding paragraph) are distributed on each Remittance Date in the manner and in the priorities set forth above.

Section 5.02 Disbursement of all Income (other than Principal Payments) before an Event of Default. If no Event of Default has occurred and is continuing, all Income other than Principal Payments deposited into the Waterfall Accounts during each applicable Pricing Period shall be applied by Waterfall Account Bank on the next following Remittance Date applicable to the Purchased Assets to which such Income relates in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets to which such Remittance Date applies, as of such Remittance Date;

second, to pay to Buyer an amount equal to all default interest, late fees, breakage and other costs (including but not limited to breakage costs in connection with payments made on any Intra-Period Remittance Date), fees, expenses and Indemnified Amounts then due and payable from any Seller and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement;

fourth, to pay to Buyer any other amounts due and payable from any Seller and other applicable Persons to Buyer under the Repurchase Documents other than any amounts in respect of any Margin Deficit that has occurred and is continuing, so long as payment for such Margin Deficit is then being deferred in accordance with Section 4.01(b)(ii),; and

fifth, to pay to each related Seller any remainder for its own account, for payment of any other disbursements as determined by such Seller in such Seller’s sole discretion (including distributions to any Pledgor or its Affiliates); provided that, if any Default has occurred and is continuing on such Remittance Date that has not become an Event of Default, all amounts otherwise payable to any Seller hereunder shall be retained in the applicable Waterfall Account until the earlier of (x) the day on which Buyer provides written notice to the Waterfall Account Bank that such Default has been cured to the satisfaction of Buyer in its sole discretion and no other Default or Event of Default has occurred and is continuing, at which time the Waterfall Account Bank shall apply all such amounts pursuant to this priority fifth; and (y) the expiration of the cure period applicable to such Default, up to a maximum of ten (10) days after the occurrence of the applicable Default, at which time the Waterfall Account Bank shall apply all such amounts pursuant to Section 5.04.

Section 5.03 Disbursement of Principal Payments Before an Event of Default. If no Event of Default has occurred and is continuing, all Principal Payments deposited into any Waterfall Account during each Pricing Period shall be applied by Waterfall Account Bank on the next following Remittance Date applicable to the Purchased Assets to which such Principal Payments relate in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets to which such Remittance Date applies as of such Remittance Date, to the extent not previously paid pursuant to Section 5.02;

second, to pay to Buyer an amount equal to all default interest, late fees, breakage and other costs (including but not limited to breakage costs in connection with payments made on any Intra-Period Remittance Date), fees, expenses and Indemnified Amounts then due and payable from any Seller and other applicable Persons to Buyer under the Repurchase Documents, to the extent not previously paid pursuant to Section 5.02;

third, to the extent such Principal Payment(s) relate to a Purchased Asset with respect to which a Margin Deficit is outstanding, to pay to Buyer an amount sufficient to reduce such Margin Deficit to zero;

fourth, to the extent such Principal Payment(s) relate to a Purchased Asset with respect to which any portion of the Allocated Sequential Repayment Component for such Purchased Asset is outstanding, to pay to Buyer an amount sufficient to reduce such Allocated Sequential Repayment Component to zero;

fifth, to pay to Buyer (a) prior to the first day of the Tail Period, the Applicable Percentage of any Principal Payments to be applied to reduce the outstanding Repurchase Price of the Purchased Assets to which such Principal Payments relate, (b) during the Tail Period, an amount equal to the product of (1) the product of (i) the Applicable Percentage of any Principal Payments and (ii) 1.05 and (2) such Principal Payments, to be applied to reduce the outstanding Repurchase Price of the Purchased Assets to which such Principal Payments relate until such Purchase Price is reduced to zero and thereafter, to reduce the outstanding Purchase Price of the other Purchased Assets in such order and in such amounts as determined by Buyer until the aggregate Repurchase Price of all Purchased Assets has been reduced to zero, and (c) during the Cash Sweep Period, to pay to Buyer one hundred percent (100%) of all Principal Payments received with respect to any

Purchased Asset to Buyer to be applied by Buyer to, first, reduce the outstanding Repurchase Price of the applicable Purchased Asset to which such Principal Payments relate until such Purchase Price is reduced to zero and thereafter, to reduce the outstanding Purchase Prices of the other Purchased Assets in such order and in such amounts as determined by Buyer, until the aggregate Repurchase Price of all Purchased Assets has been reduced to zero;

sixth, to pay to Buyer an amount sufficient to reduce any outstanding Margin Deficits to zero, including, without limitation, any Margin Deficit that would otherwise exist or be created assuming the making of any Principal Payment to Seller pursuant to clause tenth below or any other clause (without limiting Sellers’ obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01), to be applied in the order in which such outstanding Margin Deficits were incurred, until the amount of all outstanding Margin Deficits have been reduced to zero;

seventh, to pay to Buyer an amount equal to the aggregate Allocated Sequential Repayment Components of all Purchased Assets (to be applied by Buyer to reduce the Repurchase Prices of the Purchased Assets pro rata in such order and in such amounts as determined by Buyer, until each Allocated Sequential Repayment Component has been reduced to zero);

eighth, to pay to Buyer any other amounts due and payable from any Seller and other applicable Persons to Buyer under the Repurchase Documents;

ninth, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement, in each case, to the extent not previously paid pursuant to Section 5.02; and

tenth, to pay to each related Seller any remainder for its own account, for payment of any other disbursements as determined by such Seller in such Seller’s sole discretion (including distributions to any Pledgor or its Affiliates); provided that, if any Default has occurred and is continuing on such Remittance Date that has not become an Event of Default, all amounts otherwise payable to any Seller hereunder shall be retained in the applicable Waterfall Account until the earlier of (x) the day on which Buyer provides written notice to the Waterfall Account Bank that such Default has been cured to the satisfaction of Buyer in its sole discretion and no other Default or Event of Default has occurred and is continuing, at which time the Waterfall Account Bank shall apply all such amounts pursuant to this priority tenth; and (y) the expiration of the cure period applicable to such Default, up to a maximum of ten (10) days after the occurrence of the applicable Default, at which time the Waterfall Account Bank shall apply all such amounts pursuant to Section 5.04.

Section 5.04 After Event of Default. If an Event of Default has occurred and is continuing, all Income deposited into any Waterfall Account in respect of the Purchased Assets shall be applied by Waterfall Account Bank, on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such date;

second, to pay to Buyer an amount equal to all default interest, late fees, breakage and other costs (including but not limited to breakage costs in connection with payments made on any Intra-Period Remittance Date), fees, expenses and Indemnified Amounts then due and payable from any Seller and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer, until such Repurchase Price has been reduced to zero); and (ii) to pay to any Affiliated Hedge Counterparty an amount equal to all termination payments due and payable with respect to each related Interest Rate Protection Agreement;

fourth, to pay to Buyer all other Repurchase Obligations due and payable to Buyer;

fifth, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement, in each case, to the extent not previously paid pursuant to Section 5.02 and Section 5.03; and

sixth, to pay to each related Seller any remainder for its own account; provided, that if Buyer has exercised the remedies described in Section 10.02(d)(ii) with respect to any or all Purchased Assets, Sellers shall not be entitled to any proceeds from any eventual sale of such Purchased Assets.

Section 5.05 Currency of Payments. (a) U.S. Dollars shall be the currency of account and payment for any and all sums due from any Seller under any Repurchase Document, provided, that:

(i) Subject to the terms of this Section 5.05, the payment of a Repurchase Price, Margin Deficit or Price Differential in respect of a Purchased Asset shall be made in the Currency in which such Purchased Asset or Component is denominated;

(ii) payment of any Margin Call in respect of any Purchased Asset by application of funds pursuant to Section 4.01(b) or clauses third and sixth of Section 5.03 shall be made (x) first, in the applicable Currency for such Purchased Asset or applicable Component thereof, if and to the extent that sufficient funds in such Currency are available therefor, and (y) then, in such other Currency or Currencies as directed by Buyer, which other Currency or Currencies shall then be converted at the applicable Spot Rate for the applicable Currency of the Purchased Asset or Component to which such Margin Call relates;

(iii) any Principal Payments received in Euros, Pounds Sterling or Canadian Dollars and applied to any Allocated Sequential Repayment Component shall be converted by Buyer into U.S. Dollars at the Spot Rate;

(iv) any amount expressly specified in the related Confirmation or other Repurchase Document to be payable in a currency other than U.S. Dollars shall be paid in that other currency; and

(v) notwithstanding anything herein to the contrary, if on any date:

(A) any amount is due and payable under Sections 5.02, 5.03 or 5.04 (a “Due Amount”) in a particular Currency (a “Due Currency”);

(B) there are not sufficient amounts available in the Waterfall Accounts of the Due Currency to pay that Due Amount;

then the remaining Due Amount shall be paid to Buyer in the equivalent amount in such other Currencies and from such other Waterfall Accounts as directed by Seller (or in the absence of such direction by Seller, as directed by Buyer) in the aggregate amount sufficient to pay, at the Spot Rate as determined by Buyer, such Due Amounts.

(b) To the extent that Buyer pursuant to this Article 5 applies any Income received in one Currency to the Repurchase Price of a Purchased Asset denominated in another Currency, such Income shall be converted at the applicable Spot Rate as in effect on such date, to the Currency of the Purchased Asset or Component to which such Income is so applied, at the Spot Rate as determined by Buyer in its sole discretion.

Section 5.06 Sellers to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 through 5.04 are insufficient to pay all amounts due and payable from any Seller to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date or Maturity Date, whether due to the occurrence of an Event of Default or otherwise, Sellers shall remain liable to Buyer for payment of all such amounts when due.

Section 5.07 Currency Calculations. All Currency calculations and related payments pursuant to this Article 5 shall be determined by Buyer or its designee and shall be final and binding on Sellers absent manifest error.

Section 5.08 Payment Obligations Absolute. All payment obligations of Sellers hereunder shall be absolute regardless of whether amounts in the Waterfall Accounts are sufficient to pay any such obligations in full and regardless of the Currency in which such obligations are denominated, the Currency in which Income has been received, and any Currency conversions provided for herein.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01 Conditions Precedent to Initial Transaction. Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied or waived by Buyer, on and as of the Closing Date and the first Purchase Date:

(a) Buyer has received the following documents, each dated the Closing Date or as of the first Purchase Date, as applicable, unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate or its documentary equivalent dated a recent date with respect to each Seller, Pledgor and Guarantor (including, with respect to each Seller, in each jurisdiction where any Mortgaged Property is located to the extent necessary for Buyer to enforce its rights and remedies thereunder), (iii) certificates of the secretary or an assistant secretary of each Seller, Pledgor and Guarantor with respect to attached copies of the Governing Documents and applicable resolutions of each Seller, Pledgor and Guarantor, and the incumbencies and signatures of officers of each Seller, Pledgor and Guarantor executing the Repurchase Documents to which each is a party, evidencing the authority of each Seller, Pledgor and Guarantor with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed Power of Attorney, (vi) such opinions (including opinions with respect to matters relating to Canada reasonably requested by Buyer, but excluding any opinions relating to the laws of England, Scotland, Wales and Germany) from counsel to Sellers, Pledgors and Guarantor as Buyer may require, including with respect to corporate matters (including, without limitation, the valid existence and good standing of Sellers, Guarantor and Pledgor and the enforceability of their respective operating agreements), the due authorization, execution, delivery, and enforceability of each of the Repurchase Documents, non-contravention, no consents or approvals required other than those that have been obtained, first priority perfected security interests in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters, true sale (unless such Purchased Asset was purchased by the related Seller from an unaffiliated third party seller in an arm’s-length transaction for fair market value), and the applicability of Bankruptcy Code safe harbors (including Buyer’s related liquidation, termination and offset rights) (provided, that any opinion relating to the laws of England, Scotland, Wales or Germany shall be delivered by Buyer’s counsel), (vii) a duly completed Compliance Certificate, (xiii) a true and correct copy, certified as to authenticity by Sellers, of the Purchase and Sale Agreement, and such other documents related to the Purchase and Sale Agreement as may be reasonably requested by Buyer, and, in each case, including all amendments, supplements or modifications with respect thereto, (ix) a completed Utilization Request acceptable to Buyer for each applicable Currency, and (x) all other documents, certificates, information, financial statements, reports, approvals and opinions (including opinions with respect to matters relating to Canada as reasonably requested by Buyer, but excluding any opinions relating to the laws of England and Wales and Germany) as Buyer may require;

(b) (i) UCC financing statements (or the foreign jurisdiction equivalent if and as applicable), together with any other documents, filings, registrations, notices and authorizations necessary or requested by Buyer to perfect the security interests granted by Sellers and Pledgors in favor of Buyer, have been filed against Sellers and Pledgors in all relevant jurisdictions, including without limitation Delaware, Canada, England and Wales, Germany and any other jurisdiction reasonably requested by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Sellers and the Purchased Assets as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer;

(c) Immediately after giving effect to the purchases contemplated by the initial Transaction, the PPV Test is satisfied with respect to all Purchased Assets purchased on the Closing Date;

(d) Buyer has received payment from Sellers of all fees and expenses then payable under Section 3.07(b), the related provisions of the Fee Letter and all expenses payable as contemplated by Section 13.02, together with any other fees and expenses otherwise due and payable pursuant to any of the other Repurchase Documents;

(e) Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer” and Anti-Terrorism Laws diligence) and modeling as it may require; and

(f) All applicable conditions precedent set forth in the Purchase and Sale Agreement (including any related commitment letter and any other related documents and agreements) to the applicable transactions contemplated thereby shall have been satisfied, without giving effect to any waivers, and the applicable transactions contemplated in the Purchase and Sale Agreement shall have been, or shall be concurrently with the initial Transactions, consummated in accordance with the terms of the Purchase and Sale Agreement, without any amendment, modification or waiver thereof except with the consent of Buyer, and Buyer shall have received evidence satisfactory to it to that effect.

(g) Sellers shall have obtained all required consents to the sale, assignment and transfer in form and substance satisfactory to Buyer in its sole discretion.

(h) Buyer shall have received a collateral assignment of all of Seller’s rights (but none of Seller’s obligations) under the Purchase and Sale Agreement and the other Asset Purchase Documents, in each case, in form and substance satisfactory to Buyer.

(i) Buyer has received, prior to the Closing Date, approval from its internal credit committee and all other necessary approvals required for Buyer, to enter into this Agreement and consummate Transactions hereunder.

(j) Buyer shall have received an assignment of all of Sellers’ rights (but none of Sellers’ obligations) under all Interest Rate Protection Agreements.

(k) Buyer and Sellers shall have entered into the Interest Rate Cap Agreement.

Buyer’s execution and delivery of this Agreement will be evidence that the foregoing conditions contained in this Section 6.01 have been satisfied to Buyer’s satisfaction.

Section 6.02 Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Asset on and as of the Purchase Date (including the first Purchase Date) therefor:

(a) Buyer has received the following documents for each Purchased Asset: (i) the Diligence Materials, (ii) a final Confirmation, (iii) a trust receipt and other items required to be delivered under the Custodial Agreement, (iv) any servicing agreement, if a copy was not previously delivered to Buyer, (v) if the prospective Purchased Asset is not serviced by Buyer or an Affiliate of Buyer, copies of the related Servicing Agreements, (vi) a Servicer Notice, (vii) a duly completed Compliance Certificate, (viii) a completed Utilization Request acceptable to Buyer for each applicable Currency, and (ix) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel (including opinions with respect to matters relating to Canada, England and Wales, Germany and any other jurisdiction reasonably requested by Buyer) as Buyer may require and has requested from Seller in writing;

(b) immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach (including with respect to any Purchased Asset, but excluding any Approved Representation Exception), Default, Event of Default, Margin Deficit, or Material Adverse Effect shall have occurred and be continuing;

(c) Buyer has received an Asset Due Diligence Report and related legal opinions and reliance letters from Seller’s outside counsel, in each case, in form and substance satisfactory to Buyer in its discretion;

(d) Buyer has completed its due diligence review of the Diligence Materials, Mortgage Loan Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;

(e) Buyer has (i) determined that such Asset is an Eligible Asset, and (ii) obtained all necessary internal credit and other approvals for such Transaction, (iii) executed the Confirmation;

(f) immediately after giving effect to such Transaction, (i) the aggregate outstanding Purchase Price of all Transactions denominated in an applicable Currency does not exceed the Maximum Amount for such Currency, and (ii) the PPV Test is not breached;

(g) the Repurchase Date specified in the Confirmation is not later than the Maturity Date;

(h) each Seller has satisfied all requirements and conditions and has performed all covenants, duties, obligations and agreements contained in the other Repurchase Documents to be performed by such Seller on or before the Purchase Date;

(i) to the extent the related Mortgage Loan Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received evidence that the related Seller has given notice to the applicable Persons of Buyer’s interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;

(j) if requested by Buyer, to the extent not covered by opinions previously delivered under similar facts and circumstances where there has been no change in Requirements of Law in connection with this Agreement, such customary opinions from counsel to Sellers, Pledgors and Guarantor as Buyer may require, including, without limitation, with respect to the perfected security interest in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Document, and true sale opinions (or such comparable opinions in relevant jurisdictions) for each Purchased Asset purchased or transferred to the related Seller from an Affiliate of such Seller or from any third party in a transaction not on arm’s-length terms or for other than fair market value, to the extent such transfer was in a manner or structure different from the manner or structure of transfer and sale analyzed in a true sale opinion previously delivered in connection with such Purchased Asset;

(k) Other than with respect to the U.K. Purchased Assets, Custodian or Buyer’s bailee shall have received executed blank assignments of all Mortgage Loan Documents each, if recordable, to be in appropriate form for recording (or other appropriate procedure in the relevant jurisdiction) in the jurisdiction in which the underlying Mortgaged Property is located (the “Blank Assignment Documents”), and in respect of the U.K. Purchased Assets, the relevant Security Agent shall hold all Mortgage Loan Documents for the benefit of the Buyer and Custodian or Buyer’s bailee shall have received an executed undated Transfer Certificate or Sub-Participation Assignment Agreement (as applicable), duly executed by the U.K. Seller or the German Seller (as applicable) with respect to the applicable U.K. Purchased Asset;

(l) Buyer has received payment from Sellers of all fees and expenses then due and payable under Section 3.07(b), the related provisions of the Fee Letter and all expenses then due and payable as contemplated by Section 13.02, together with any other fees and expenses otherwise then due and payable pursuant to any of the other Repurchase Documents;

(m) Buyer and Seller(s) shall have entered into any Interest Rate Cap required by Buyer in connection with such Transaction, and each Interest Rate Cap with respect to any prior Transaction shall be in full force and effect and shall reference all existing Purchased Assets that pay interest based on a fixed rate;

(n) Buyer has received a copy of any Interest Rate Protection Agreement and related documents entered into with respect to such Asset, (ii) Seller has assigned or pledged to Buyer all of Seller’s rights (but none of the obligations) under such Interest Rate Protection Agreement and related documents, subject to, in the case of a Cleared Swap, (A) the rights, if any, of the related DCO and FCM and (B) any limitation on assignment or pledge by Seller required by the DCO or FCM, and (iii) no termination event, default or event of default (however defined) exists thereunder;

(o) Buyer has received the following documents for each U.K. Purchased Asset as requested by Buyer in the context of each U.K. Purchased Asset (as applicable): (i) an executed and undated Transfer Certificate in respect of the transfer or assignment of such U.K. Purchased Asset from Seller to Buyer (or other effective transfer or assignment instrument as Buyer may require), (ii) deeds of accession and/or transfer or assignment in respect of each applicable U.K. Finance Document for that U.K. Purchased Asset, (iii) deeds of assignment and/or transfer in respect of each U.K. Mortgage Loan Security Agreement for such U.K. Purchased Asset and (iv) any other deed or document required by Buyer for the purposes of effectively transferring and assigning that U.K. Purchased Asset, together with any guarantee, any security agreement (including but not limited to each related U.K. Mortgage Loan Security Agreement), any fee arrangement, any intercreditor and/or subordination arrangement, in each case, entered into in connection with or in relation to any U.K. Purchased Asset, and any other documents pursuant to which the Seller has any right, title and/or interest in connection with or relating to any U.K. Purchased Asset and all related interests under each U.K. Finance Document and U.K. Mortgage Loan Security Agreement from Seller to Buyer;

(p) With respect to a Security, any definitive certificate, bond, note or instrument representing ownership of the Security shall have been registered in the name of Seller and Wells Fargo Bank, N.A. as “custodian”, “pledgee” or “f.b.o.”, with an allonge, stock power or bond power assigned in blank, and such registered certificate, bond, note or instrument and signed allonge, stock power or bond power shall be delivered to Custodian; and

(q) Sellers shall have obtained all required consents to the sale, assignment and transfer of the U.K. Purchased Assets, in form and substance satisfactory to Buyer in its sole discretion.

Each Confirmation executed and delivered by Buyer and the related Seller shall constitute a certification by such Seller that all of the conditions precedent in this Article 6 have been satisfied other than those set forth in Sections 6.01(a)(ix) and (e) and Sections 6.02(d), (e), (f) and (l).

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller represents and warrants to Buyer, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect as follows:

Section 7.01 Seller. Each Seller has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation. Each Seller (a) has all requisite power, authority, legal right, licenses and franchises where such licenses or franchises are necessary for the transaction of such Seller’s business or the consummation of the transactions contemplated in the Repurchase Documents, except where failure to have such license or franchise does not have a Material Adverse Effect, (b) is duly qualified to do business in all jurisdictions necessary for the transaction of such Seller’s business or the consummation of the transactions contemplated in the Repurchase Documents, except where failure to so qualify does not have a Material Adverse Effect, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) acquire, own, sell, assign, pledge and repurchase the Purchased Assets. Each Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Such Seller’s location (within the meaning of Article 9 of the UCC), and the office where such Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of such Seller referred to in Annex 1. No Seller has changed its name or location within the past twelve (12) months. U.S. Seller’s organizational identification number is 5731742 and its tax identification number is 47-3789079. U.S. Seller is a one hundred percent (100%) direct and wholly owned Subsidiary of the related Pledgor. CAD Seller’s organizational identification number is 5731746 and its tax identification number is 47-3802139. CAD Seller is a one hundred percent (100%) direct and wholly owned Subsidiary of the related Pledgor. ONT Seller’s organizational identification number is 5743231 and its tax identification number is 47-3957517. ONT Seller is a one hundred percent (100%) direct and wholly owned Subsidiary of the related Pledgor. German Seller’s organizational identification number is 5731748 and its tax identification number is 47-3776628. German Seller is a one hundred percent (100%) direct and wholly owned Subsidiary of the related Pledgor. U.K. Seller’s organizational identification number is 5539520 and its tax identification number is 47-0998733. U.K. Seller is a one hundred percent (100%) direct and wholly owned Subsidiary of the related Pledgor. The fiscal year of each Seller is the calendar year. Each Seller has no Indebtedness, Contractual Obligations or Investments other than (a) ordinary trade payables, (b) in connection with Assets acquired or originated for the Transactions, and (c) the Repurchase Documents. No Seller or Pledgor has any Guarantee Obligations. No Seller has any Subsidiaries.

Section 7.02 Repurchase Documents. Each Repurchase Document to which any Seller is a party has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by such Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to such Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of such Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by such Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by any Seller with any “bulk sales” or similar law. There is no material litigation, proceeding or investigation pending or, to the Knowledge of any Seller threatened, against any Seller, any Pledgor, Guarantor or any Affiliate of any Seller, any Pledgor or Guarantor before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03 Solvency. None of Sellers, Guarantor or any other direct or indirect Subsidiary of Guarantor is or has ever been the subject of an Insolvency Proceeding. Each Seller, Guarantor and all of its other direct or indirect Subsidiaries is Solvent and the Transactions do not and will not render any Seller, Guarantor or any other direct or indirect Subsidiary of Guarantor not Solvent. No Seller is entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of any Seller, Guarantor or any other direct or indirect Subsidiary of Guarantor. Each Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Each Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Each Seller is generally able to pay, and as of each Purchase Date is paying, its debts as they come due.

Section 7.04 Taxes. Guarantor is a REIT. Each Seller is disregarded as a separate entity from Guarantor for U.S. federal income tax purposes. Sellers and Guarantor have each filed all required federal Tax returns and all other material Tax returns, domestic and foreign, required to be filed by them and have (for all prior fiscal years and for the current fiscal year to date) paid all federal and other material Taxes which have become due and payable, other than any such Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. There is no material suit or claim relating to any Taxes now pending or, to the Knowledge of any Seller, threatened by any Governmental Authority which is not being contested in good faith as provided above, unless such Seller provides Buyer with written notice of such suit or claim.

Section 7.05 True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of any Seller, any Pledgor or Guarantor to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of any Seller, any Pledgor or Guarantor to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

Section 7.06 Compliance with Laws. Each Seller, Pledgor and Guarantor have complied in all respects with all Requirements of Laws, and no Purchased Asset contravenes any Requirements of Laws. Neither any Seller nor any Affiliate of any Seller (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its Knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control, (e) is a Sanctioned Entity, (f) has more than ten percent (10%) of its assets located in Sanctioned Entities, or (g) derives more than ten percent (10%) of its operating income from investments in or transactions with Sanctioned Entities. The proceeds of any Transaction have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Entity. Each Seller and all Affiliates of each Seller are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto. Neither any Seller nor any Affiliate of any Seller has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to any Seller, any Affiliate of any Seller or any other Person, in violation of the Foreign Corrupt Practices Act or any foreign counterpart thereof. No properties presently or previously owned or leased by any Seller or any of its Affiliates, or to the Knowledge of any Seller, any of their respective predecessors, contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws which reasonably could be expected to have a Material Adverse Effect. Each Seller, Pledgor and Guarantor have no Knowledge of any violation, alleged violation, non-compliance, liability or potential liability of any Seller or Guarantor under any Environmental Law. Materials of Environmental Concern have not been released, transported, generated, treated, stored or disposed of in violation of Environmental Laws or in a manner that reasonably could be expected to have a Material Adverse Effect.

Section 7.07 Compliance with ERISA. (a) Neither any Seller, any Pledgor nor Guarantor has any employees as of any Purchase Date or the date of this Agreement.

(b) Each of Sellers, Pledgors and Guarantor either (i) qualifies as a VCOC or a REOC, (ii) complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) does not hold any “plan assets” within the meaning of the Plan Asset Regulations that are subject to ERISA.

(c) Assuming that no portion of the Purchased Assets are funded by Buyer with “plan assets” within the meaning of the Plan Asset Regulations, none of the transactions contemplated by the Repurchase Documents will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject Buyer to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

Section 7.08 No Default. No Default or Event of Default has occurred and is continuing. No default or event of default (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of any Seller. Each Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents and Mortgage Loan Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law that would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect. No Internal Control Event has occurred. Each Seller has delivered to Buyer all underlying servicing agreements (or provided Buyer with access to a service, internet website or other system where Buyer can successfully access such agreements) with respect to the Purchased Assets, and to each Seller’s Knowledge no material default or event of default (however defined) exists thereunder. No default or event of default (however defined) on the part of Guarantor or any Pledgor has occurred and is continuing as of the Closing Date or any Purchase Date under any credit facility, repurchase facility or substantially similar facility that is presently in effect, to which Guarantor or any Pledgor is a party; it being understood and agreed that the representation in this sentence is only being made as of the Closing Date and each such Purchase Date and will not be remade or deemed to be remade on any date other than the Closing Date and each Purchase Date.

Section 7.09 Purchased Assets. Except to the extent set forth in writing on the related Confirmation as an Approved Representation Exception, each Purchased Asset is an Eligible Asset as of the Purchase Date. Each representation and warranty of any Seller set forth in the Repurchase Documents (including in Schedule 1 applicable to the Class of such Purchased Asset) and the Mortgage Loan Documents with respect to each Purchased Asset is true and correct. The review and inquiries made on behalf of Sellers in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Each Seller has complied with all requirements of the Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Mortgage Loan Documents.

Section 7.10 Purchased Assets Acquired from GECC. With respect to each Purchased Asset, (a) such Purchased Asset was acquired and transferred pursuant to the Purchase and Sale Agreement, (b) GECC received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by GECC to any Seller or an Affiliate of any Seller, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, and (e) the GECC Representations made with respect to each Purchased Asset are hereby incorporated herein mutatis mutandis and are hereby made by such Seller to Buyer on each date as of which they speak in the Purchase and Sale Agreement and as of the related Purchase Date; provided that, with respect to the Canadian Purchased Assets (a) the representation made in Section 3.14(c) of the Purchase and Sale Agreement shall be deemed to add the word “compensation” after the word “offset” in the second line thereof, and (b) the representation made in Section 3.14(i) of the Purchase and Sale Agreement shall be deemed to (x) add the words “or emphyteutic lease” after the words “ground lease” in the second line thereof and (y) add the text “including any emphyteutic leases,” immediately preceding the word “collectively” also in the second line thereof.

Section 7.11 Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of each Seller in, to and under all Purchased Assets (together with all related Servicing Rights), free and clear of any Liens (other than, except with respect to any Purchased Asset, any Permitted Liens) but subject to Retained Interests. With respect to the protective security interest granted by Sellers in Section 11.01, (i) with respect to the U.S. Purchased Assets, upon the delivery of the Confirmations and the Mortgage Loan Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC, subject only to Permitted Liens, (ii) with respect to the U.K. Purchased Assets, upon receipt by Custodian or Buyer of (a) a signed but undated Transfer Certificate, and (b) each U.K. Security Agreement, each executed by a duly authorized officer of the applicable Seller, Buyer shall have a valid and fully perfected first priority security interest in all right, title and interest of such Seller in such U.K. Purchased Asset, subject to any limitations or claims arising out of the relevant documentation in relation to the U.K. Purchased Assets, and (iii) with respect to the Canadian Purchased Assets, upon the delivery of the Confirmations and the Mortgage Loan Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC, subject only to Permitted Liens. Upon receipt by Custodian of each Mortgage Loan Document required to be endorsed in blank by the related Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either own such Purchased Asset and the related Mortgage Loan Documents or have a valid first priority perfected security interest in such Mortgage Loan Document. The Purchased Assets are comprised of the following, as defined in the UCC (except intangibles for Canadian Purchased Assets, which is defined in the PPSA): a general intangible, intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, and/or security entitlement. No Seller has sold, assigned, pledged, granted a security interest in, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. No Seller has authorized the filing of or has any Knowledge of any UCC financing statements filed against any Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

Section 7.12 No Broker. Neither any Seller nor any Affiliate of any Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction. Buyer and each Seller acknowledge that, for the avoidance of doubt, neither Buyer nor any Affiliate of Buyer is entitled to any commission or compensation in connection with this Agreement or any Transaction except to the extent expressly set forth in the Repurchase Documents.

Section 7.13 Interest Rate Protection Agreements. (a) Each Seller has entered into all Interest Rate Protection Agreements required under Section 8.08, (b) each such Interest Rate Protection Agreement is in full force and effect, (c) no termination event, default or event of default (however defined) has occurred and is continuing thereunder, and (d) each Seller has effectively assigned or pledged to Buyer all such Seller’s rights (but none of its obligations) under such Interest Rate Protection Agreements, subject to, in the case of a Cleared Swap, (i) the rights, if any, of the related DCO and FCM and (ii) any limitation on assignment or pledge of the applicable Seller required by the DCO or FCM.

Section 7.14 Separateness. Each Seller is in compliance with the requirements of Article 9.

Section 7.15 Investment Company Act. Each Seller is a “qualified purchaser” as defined in the Investment Company Act. None of any Seller, Guarantor or any Affiliate of Seller or Guarantor (a) is or is “controlled” by an “investment company”, or by a company “controlled” by an “investment company”, within the meaning of the Investment Company Act, or otherwise required to register thereunder, (b) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (c) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations.

Section 7.16 Other Indebtedness. No Seller shall incur any Indebtedness other than Indebtedness as evidenced by this Agreement.

Section 7.17 Location of Books and Records. The location where each Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets is its chief executive office.

Section 7.18 Chief Executive Office; Jurisdiction of Organization. On the Effective Date, each Seller’s chief executive office, is, and has been, located at 345 Park Avenue, New York, New York 10154. On the Effective Date, each Seller’s jurisdiction of organization is Delaware. Each Seller shall provide Buyer with thirty (30) days advance notice of any change in any Seller’s principal office or place of business or jurisdiction. No Seller has a trade name. During the preceding five (5) years, no Seller has been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 7.19 Centre of Main Interests. Each Seller warrants, represents and covenants that it has not (A) taken any action that would cause its “centre of main interests” (as such term is defined in the Insolvency Regulation) to be located in the United Kingdom or in the Federal Republic of Germany or (B) registered as a company in any jurisdiction other than Delaware.

Section 7.20 Asset Purchase Documents. Schedule 2 attached hereto contains a true and correct list of the Asset Purchase Documents, and a true and complete copy of each of such Asset Purchase Documents has been delivered to Buyer. Except as disclosed in writing to Buyer, prior to the date hereof, no such document has been amended, waived, modified or otherwise subject to any other agreement or side letter relating thereto. No default or event of default by any Seller has occurred or exists under or with respect to the Purchase and Sale Agreement or any other Asset Purchase Document.

ARTICLE 8

COVENANTS OF SELLERS

From the date hereof until the Repurchase Obligations are indefeasibly paid in full and the Repurchase Documents are terminated, each Seller shall perform and observe the following covenants, which shall be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists):

Section 8.01 Existence; Governing Documents; Conduct of Business. Each Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all special purpose entity provisions, and (d) not modify, amend or terminate its Governing Documents. Each Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it, (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, and (c) maintain such Seller’s status as a qualified transferee, qualified lender or any similar term (however defined) under the Mortgage

Loan Documents. No Seller shall (A) change its name, organizational number, tax identification or business number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office, as defined in the UCC) from the location referred to in Section 7.18, or (B) move, or consent to Custodian moving, the Mortgage Loan Documents from the location thereof on the applicable Purchase Date for the related Purchased Asset, unless in each case such Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets. Seller shall enter into each Transaction as principal.

Section 8.02 Compliance with Laws, Contractual Obligations and Repurchase Documents. Each Seller shall comply in all material respects with each and every Requirements of Law, including those relating to any Purchased Asset and to the reporting and payment of Taxes. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Each Seller shall conduct the requisite due diligence in connection with the origination or acquisition of each Purchased Asset for purposes of complying with the Anti-Terrorism Laws, including with respect to the legitimacy of the applicable Underlying Obligor and the origin of the assets used by such Person to purchase the Mortgaged Property, and will maintain sufficient information to identify such Person for purposes of the Anti-Terrorism Laws. Each Seller shall maintain the Custodial Agreement and Controlled Account Agreement in full force and effect. No Seller shall directly or indirectly enter into any agreement that would be violated or breached by any Transaction or the performance by any Seller of any Repurchase Document.

Section 8.03 Protection of Buyer’s Interest in Purchased Assets. With respect to each Purchased Asset, the related Seller shall take all action necessary or required by the Repurchase Documents, the Mortgage Loan Documents and each and every Requirement of Law, or requested by Buyer, to perfect, protect and more fully evidence the security interest granted in the Purchase and Sale Agreement and Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Mortgage Loan Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto or similar requirements under the laws of England and Wales, Canada, Germany and/or other applicable jurisdictions, and (b) all documents necessary to collaterally assign and, to the extent permitted under the Purchase and Sale Agreement, with respect to, and to the extent of, the Purchased Assets, absolutely and unconditionally assign, all rights (but none of the obligations) of each Seller under the Purchase and Sale Agreement and the Asset Purchase Documents, in each case as additional security for the payment and performance of all of the Repurchase Obligations, including but not limited to all of Sellers’ rights to, and proceeds of, indemnification from the seller parties under the Purchase and Sale Agreement. Each Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than Permitted Liens) on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, if any Seller grants a Lien on any Purchased Asset in violation of this Section 8.03 or any other

Repurchase Document, such Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Sellers shall not materially amend, modify, waive or terminate any provision of the Purchase and Sale Agreement to the extent it relates to any Purchased Asset. Each Seller shall mark its computer records and tapes to evidence the interests granted to Buyer hereunder. Sellers shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be promptly (but in no event later than one (1) Business Day following such Seller’s receipt) delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

Section 8.04 Actions of Sellers Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens. No Seller shall declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of, any Equity Interest of any Seller, any Pledgor, Guarantor or any Affiliate of any Seller, any Pledgor or Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Seller, any Pledgor, Guarantor or any Affiliate of any Seller, any Pledgor or Guarantor. No Seller shall contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents, (b) existing as of the Closing Date, as referenced in the financial statements delivered to Buyer prior to the Closing Date, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension, (c) related to Interest Rate Protection Agreements pursuant to Section 8.08 or entered into in order to manage risks related to Assets and (d) permitted by the terms of Section 9.01. No Seller shall (a) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, other than, except with respect to any Purchased Asset, any Permitted Liens, or (b) except as provided in the preceding clause (a), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.

Section 8.05 Delivery of Income. Each Seller shall deliver an Irrevocable Redirection Notice to each Underlying Obligor for each Purchased Asset as soon as practicable following the related Purchase Date but, in no event later than 45 days after each related Purchase Date. Each Seller shall, pursuant to Irrevocable Redirection Notices or otherwise, cause the Underlying Obligors under the Purchased Assets (or, to the extent an Interim Servicer is serving a Purchased Asset, pursuant to a Servicer Notice delivered to such Interim Servicer or otherwise cause such Interim Servicer) and all other applicable Persons to, deposit all Income in respect of the Purchased Assets into the Waterfall Account in accordance with Section 5.01 hereof on the day the related payments are due. Each Seller and Servicer (a) shall comply with and enforce each Irrevocable Redirection Notice or Servicer Notice, as applicable, (b) shall not amend, modify, waive, terminate or revoke any Irrevocable Redirection Notice or Servicer Notice without Buyer’s consent, and (c) shall take all reasonable steps to enforce each Irrevocable Redirection Notice or Servicer Notice, as applicable. In connection with each principal payment or prepayment under a Purchased Asset, each Seller shall provide or cause to be provided to Buyer and Servicer sufficient detail to enable Buyer and Servicer to identify the Purchased Asset to which such payment applies. If any Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, such Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by any Seller, any Pledgor, Guarantor or any Affiliate of any Seller, any Pledgor or Guarantor, the applicable Seller shall pay or deliver such Income for deposit into the Waterfall Account to Buyer within two (2) Business Days after receipt, and, until so paid or delivered, hold such Income in trust for Buyer, segregated from other funds of such Seller.

Section 8.06 Delivery of Financial Statements and Other Information. Sellers shall deliver the following to Buyer, as soon as available and in any event within the time periods specified:

(a) within forty-five (45) days after the end of each fiscal quarter and each fiscal year of Guarantor, (i) the unaudited balance sheets of Guarantor as at the end of such period, (ii) the related unaudited statements of income, retained earnings and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate;

(b) within ninety (90) days after the end of each fiscal year of Guarantor, (i) the audited balance sheets of Guarantor as at the end of such fiscal year, (ii) the related statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor as at the end of and for such fiscal year in accordance with GAAP, (iv) a certification from such accountants that, in making the examination necessary therefor, no information was obtained of any Default or Event of Default except as specified therein, (v) projections of Guarantor of the operating budget and cash flow budget of Guarantor for the following fiscal year, and (vi) a Compliance Certificate;

(c) all reports submitted to Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books and records of Guarantor made by such accountants, including any management letter commenting on Guarantor’s internal controls;

(d) with respect to each Purchased Asset and related Mortgaged Property serviced by a Servicer other than Wells Fargo Bank, National Association: (i) within forty-five (45) days after the end of each fiscal quarter of the related Seller, a quarterly report of the following: delinquency, loss experience, internal risk rating, surveillance, rent roll, occupancy and other property-level information, and (ii) within ten (10) days after receipt or preparation thereof by the related Seller or any Servicer, remittance, servicing, securitization, exception and other reports, if any, and all operating and financial statements and rent rolls of all Underlying Obligors, and modifications or updates to the items contained in the Diligence Materials;

(e) all financial statements, reports, notices and other documents that Guarantor sends to holders of its Equity Interests or makes to or files with any Governmental Authority, promptly after the delivery or filing thereof;

(f) within ten (10) Business Days after the end of each month, a report of all proposed sales, repurchases and other transactions with respect to the Purchased Assets, which schedule shall be acceptable to Buyer;

(g) any other material agreements, correspondence, documents or other information not included in an Diligence Materials that are related to any Seller or the Purchased Assets, promptly after the discovery thereof by the related Seller, Guarantor or any Affiliate of any Seller or Guarantor;

(h) such other information regarding the financial condition, operations or business of Guarantor or any Underlying Obligor as Buyer may reasonably request including, without limitation, any such information that is otherwise necessary to allow Buyer to monitor compliance with the terms of the Repurchase Documents; and

(i) promptly upon obtaining Knowledge that a Facility Agent and/or Security Agent is changing notify the Buyer of such change and provide the administrative details (including address, notice details and name) of the replacement Facility Agent and/or Security Agent being appointed (as applicable).

Section 8.07 Delivery of Notices. Each Seller shall promptly notify Buyer if, to such Seller’s Knowledge in its commercially reasonable judgment, any of the following events have occurred, together with a certificate of a Responsible Officer of such Seller setting forth details of such occurrence and any action such Seller has taken or proposes to take with respect thereto:

(a) a Representation Breach or any representation or warranty or MTM Representation being untrue or incorrect in any respect;

(b) any of the following: (i) with respect to any Purchased Asset or related Mortgaged Property: material change in Market Value, material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern or any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow, and (ii) with respect to any Seller: violation of Requirements of Law, material decline in the value of such Seller’s assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(c) the existence of any Default, Event of Default or material default under or related to a Purchased Asset, Mortgage Loan Document, Indebtedness, Guarantee Obligation or Contractual Obligation of any Seller;

(d) the resignation or termination of any Servicer under any Servicing Agreement with respect to any Purchased Asset;

(e) the establishment of a rating by any Rating Agency applicable to any Seller, Guarantor or any Affiliate of any Seller or Guarantor, and any downgrade in or withdrawal of such rating once established;

(f) the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects any Seller, Guarantor or any Affiliate of any Seller or Guarantor, Purchased Asset, Pledged Collateral or Mortgaged Property, (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or Mortgage Loan Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect; and

(g) any fact or circumstance not specified in an Approved Representation Exception that could reasonably lead a Seller to expect that any Purchased Asset will not be paid in full.

Notwithstanding the foregoing, each Seller shall be deemed to have breached the covenant set forth in this Section 8.07 if any failure of any Seller to have Knowledge of any related circumstance or event results from the bad faith or willful misconduct of any employee of any Seller, Guarantor or Manager.

Section 8.08 Hedging. (a) Sellers shall have entered into the Interest Rate Cap Agreement with Buyer with respect to each Purchased Asset that is a Hedge Required Asset that has a fixed rate of interest or return. Each Seller shall take such actions as Buyer deems necessary to perfect the security interest granted in each Interest Rate Protection Agreement (including any Cleared Swap) pursuant to Section 11.01, and shall assign or pledge to Buyer, which assignment or pledge shall (other than in the case of a Cleared Swap) be consented to in writing by each Hedge Counterparty, all of such Seller’s rights (but none of the obligations) in, to and under each Interest Rate Protection Agreement, subject to, in the case of a Cleared Swap, (i) the rights, if any, of the related DCO and FCM and (ii) any limitation on assignment or pledge by Seller required by the DCO or FCM. Each Interest Rate Protection Agreement shall contain provisions acceptable to Buyer for additional credit support in the event the rating of any Rating Agency assigned to the Hedge Counterparty (other than an Affiliated Hedge Counterparty) is downgraded or withdrawn, in which event such Seller shall ensure that such additional credit support is provided or promptly, subject to the approval of Buyer, enter into new Interest Rate Protection Agreements with respect to the related Purchased Assets with a replacement Hedge Counterparty. Seller may modify the Interest Rate Protection Agreements in a manner consistent with any changes in the composition of Purchased Assets from time to time as reasonably agreed upon by Buyer. Seller may modify the Interest Rate Protection Agreements in a manner consistent with changes in the composition of Purchased Assets from time to time as agreed upon by Buyer in its discretion.

(b) With respect to any Interest Rate Protection Agreement entered into with respect to a Purchased Asset, Seller shall direct, in writing, the related Hedge Counterparty, or in the case of a Cleared Swap, the related FCM, to (i) make payment of all regularly scheduled payments and termination payments payable to Seller and (ii) deliver all collateral, including any variation margin payments, returned by the Hedge Counterparty to Seller with respect to such Interest Rate Protection Agreement into the applicable Waterfall Account.

(c) For the avoidance of doubt, to the extent amounts on deposit in the Waterfall Accounts are not sufficient to satisfy collateral posting obligations owed by Seller to a Hedge Counterparty, Seller shall satisfy such obligations from amounts available to Seller from a source other than the Waterfall Accounts.

(d) Promptly upon receipt, Seller shall deliver to Buyer a copy of each “daily statement” report from each applicable Hedge Counterparty and such other information reasonably requested by Buyer with respect to amounts required to be deposited in the Waterfall Accounts in connection with the applicable Interest Rate Protection Agreement.

Section 8.09 Pledge and Security Agreement. No Seller shall take any direct or indirect action inconsistent with the Pledge and Security Agreement or the security interest granted thereunder to Buyer in the Pledged Collateral. No Seller shall permit any additional Persons to acquire Equity Interests in any Seller other than the Equity Interests owned by the related Pledgor and pledged to Buyer on the Closing Date, and no Seller shall permit any sales, assignments, pledges or transfers of the Equity Interests in any Seller other than to Buyer.

Section 8.10 Taxes. Guarantor will continue to be a REIT. Each Seller will continue to be disregarded as a separate entity from Guarantor for U.S. federal income tax purposes. Each Seller and Guarantor will each file all required federal Tax returns and all other material Tax returns, domestic and foreign, required to be filed by them and will pay all federal and other material Taxes which become due and payable, other than any such Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves are established in accordance with GAAP. Each Seller will provide Buyer with written notice of any material suit or claim relating to any such Taxes, whether pending or, to the Knowledge of such Seller, threatened by any Governmental Authority.

Section 8.11 Management. Guarantor shall not, without Buyer’s prior written consent (not to be unreasonably withheld, conditioned or delayed), terminate Manager as Guarantor’s external manager pursuant to the Amended and Restated Management Agreement, dated as of March 26, 2013, between Guarantor and Manager, and, in connection therewith, any replacement external manager shall be subject to Buyer’s prior written approval, not to be unreasonably withheld, conditioned or delayed.

Section 8.12 Centre of Main Interests. No Seller shall, without the prior written consent of Buyer, take any action that will cause its “centre of main interests” (as such term is defined in European Council Regulation (EC) No. 1346/2000 on Insolvency Proceedings (the “Insolvency Regulation”) to be located in the United Kingdom, Germany or register as a company in any jurisdiction other than Delaware.

Section 8.13 Structural Changes. No Seller shall enter into merger, amalgamation or consolidation, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties, or permit any changes in the ownership of the Equity Interests of such Seller, without the consent of Buyer. Each Seller shall ensure that all Equity Interests of such Seller shall continue to be directly owned by the owner or owners thereof as of the date hereof and each Purchase Date. Each Seller shall ensure that neither the Equity Interests of such Seller nor any property or assets of such Seller shall be pledged to any Person other than Buyer. No Seller shall enter into any transaction with an Affiliate of any Seller unless (a) such Seller notifies Buyer of such transaction at least ten (10) days before entering into it, and (b) such transaction is on market and arm’s-length terms and conditions, as demonstrated in such Seller’s notice.

Section 8.14 Maintenance of Property, Insurance and Records. Each Seller shall (a) keep all property useful and necessary in its business in good working order and condition, (b) maintain insurance on all its properties in accordance with customary and prudent practices of companies engaged in the same or a similar business, and (c) furnish to Buyer upon request information and certificates with respect to such insurance. Each Seller shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Purchased Assets if the original records are destroyed) and shall keep and maintain all documents, books, records and other information (including with respect to the Purchased Assets) that are reasonably necessary or advisable in the conduct of its business.

Section 8.15 Asset Purchase Documents. No Seller shall take any action or fail to take any action that would result in a breach of its obligations under the Purchase and Sale Agreement or any other Asset Purchase Agreement to the extent they relate to any Purchased Asset.

Section 8.16 Employees. No Seller shall have any employees at any time.

ARTICLE 9

SINGLE-PURPOSE ENTITY

Section 9.01 Covenants Applicable to Sellers. Each Seller shall (i) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document, (ii) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (I) with respect to the Mortgage Loan Documents and the Retained Interests, (II) unsecured trade debt not to exceed U.S. $100,000 (or the then-current equivalent of such amount based on the Spot Rate relating to the applicable Currency) incurred in the ordinary course of business, and (III) as otherwise permitted or required under this Agreement, (iii) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Repurchase Documents, except as provided pursuant to Section 13.01 hereof, (iv) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (v) comply with the provisions of its Governing Documents, (vi) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents without the prior written consent of Buyer, (vii) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates; (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (x) appropriate notation shall be made on such financial statements to indicate the separateness of such Seller from such Affiliate and to indicate that such Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person (except as provided pursuant to Section 13.01 hereof) and (y) such assets shall also be listed on such Seller’s own separate balance sheet) and file its own Tax returns (except to the extent consolidation is required or permitted under Requirements of Law), (viii) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (ix) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, (x) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation, merger or amalgamation, in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), (xi) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of any Affiliate or any other Person, (xii) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (xiii) except as provided pursuant to Section 13.01 hereof, not hold itself out to be responsible for the debts or obligations of any other Person, (xiv) not, without the prior unanimous written consent of all of its Independent Directors or Independent Managers, take any Insolvency Action, (xv) (I) have at all times at least one (1) Independent Director or Independent Manager whose vote is required to take any Insolvency Action, and (II) provide Buyer with up-to-date contact information for each such Independent Director or Independent Manager and a copy of the agreement pursuant to which such Independent Director or Independent Manager consents to and serves as an “Independent Director” or “Independent Manager” for such Seller, (xvi) the Governing Documents for such Seller shall provide that for so long as any Repurchase Obligations remain outstanding, that (I) Buyer be given at least five (5) Business Days prior notice of the removal and/or replacement of any Independent Director or Independent Manager, together with the name and contact information of the replacement Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Director or Independent Manager, (II) to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of such Seller, including its respective creditors, in acting or otherwise voting on the Insolvency Action, and (III) except for duties to such Seller as set forth in the immediately preceding clause (including duties to the holders of the Equity Interests in such Seller or such Seller’s respective creditors solely to the extent of their respective economic interests in such Seller, but excluding (A) all other interests of the holders of the Equity Interests in such Seller, (B) the interests of other Affiliates of such Seller, and (C) the interests of any group of Affiliates of which Seller is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the holders of the Equity Interests in such

Seller, any officer or any other Person bound by the Governing Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, (xvii) not enter into any transaction with an Affiliate of such Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction, (xviii) maintain a sufficient number of employees (or, subject to clause (xx) below, the ability to utilize employees of its Affiliates) in light of contemplated business operations (xix) use separate stationary, invoices and checks bearing its own name, (xx) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an affiliate, (xxi) not pledge its assets to secure the obligations of any other Person except as provided pursuant to Section 13.01 hereof, and (xxii) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity. In connection with any foreclosure or exercise of remedies relating to any Purchased Asset, no Seller shall take title to or otherwise obtain an ownership interest in any underlying Mortgaged Property.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a) any Seller fails to make a payment of (i) Margin Deficit or Repurchase Price (other than Price Differential), including but not limited to repayment of any Allocated Sequential Repayment Component when due, whether by acceleration or otherwise, (ii) Price Differential within one (1) Business Day of when due, and (iii) any other amount within two (2) Business Days of when due, in each case under the Repurchase Documents;

(b) any Seller fails to observe or perform in any material respect any other Repurchase Obligation of any Seller under the Repurchase Documents or the Mortgage Loan Documents to which Seller is a party, and (except in the case of a failure to perform or observe the Repurchase Obligations of any Seller under Section 8.03 and 18.08(a)) such failure continues unremedied for ten (10) days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by any Seller;

(c) any Representation Breach (other than a Representation Breach arising out of the representations and warranties set forth in Schedule 1) exists and continues unremedied for ten (10) days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by any Seller;

(d) any Seller or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an aggregate outstanding amount of (x) with respect to any Seller, at least U.S. $100,000 (or the then-current equivalent of such amount based on the Spot Rate relating to the applicable Currency) and (y) with respect to Guarantor, at least equal to the Guarantor Default Threshold, and such default permits the acceleration of the maturity of such Indebtedness, Guarantee Obligations or Contractual Obligations;

(e) (x) any Seller, Guarantor or any Subsidiary of Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement (other than under this Agreement) between any Seller, Guarantor or any Subsidiary of Guarantor and Buyer or any Affiliate of Buyer, which involves the failure to pay a matured Indebtedness or permit the acceleration of the maturity of the related Indebtedness or (y) Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation due under the Guarantee Agreement;

(f) an Insolvency Event occurs with respect to any Seller, any Pledgor or Guarantor;

(g) a Change of Control occurs with respect to any Seller, any Pledgor or Guarantor;

(h) a final judgment or judgments for the payment of money in excess of in the aggregate (x) with respect to any Seller, U.S. $100,000 (or the then-current equivalent of such amount based on the Spot Rate relating to the applicable Currency) and (y) with respect to Guarantor, at least equal to the Guarantor Default Threshold, in each case, is entered against Seller(s) or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) Business Days from the date of entry thereof;

(i) a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of any Seller, (ii) displace the management of any Seller or curtail its authority in the conduct of the business of any Seller, (iii) terminate the activities of any Seller as contemplated by the Repurchase Documents, or (iv) remove, limit or restrict the approval of any Seller of the foregoing as an issuer, buyer or a seller of securities, and in each case such action is not discontinued or stayed within thirty (30) days;

(j) any Senior Employee admits in writing to any Person in an external written communication (whether electronic or otherwise) that it is not Solvent or is not able to perform or intends to contest or has knowledge of a potential default under any of its Repurchase Obligations or any other Indebtedness;

(k) any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of any Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, Pledged Collateral or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of the applicable Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by any Seller or any Affiliate thereof, in each case directly, indirectly, in whole or in part;

(l) Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset or any Pledged Collateral;

(m) any Seller, Guarantor or Pledgor is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of any Seller, Guarantor or Pledgor as an “investment company”;

(n) any Seller engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and such Seller fails to obtain such consent;

(o) any Seller, Servicer, any Underlying Obligor or any other Person fails to deposit to the applicable Waterfall Accounts all Income and other amounts as required by Section 5.01 and other provisions of this Agreement when due, or the occurrence of a Servicer Event of Default, and such failure to deposit or Servicer Event of Default, as applicable, is not cured within five (5) Business Days;

(p) Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;

(q) any termination event, default or event of default (however defined) shall have occurred with respect to any Seller under any Interest Rate Protection Agreement or Guarantor breaches any of the obligations, terms or conditions set forth in the Guarantee Agreement;

(r) any Material Action is taken with respect to any Purchased Asset or any Mortgage Loan Document without the prior written consent of Buyer;

(s) Guarantor fails to qualify as a REIT (after giving effect to any cure or corrective periods or allowances pursuant to the Code), or (2) any Seller becomes subject to U.S. federal income tax on a net income basis;

(t) either any breach by a Senior Employee of the covenant set forth in Section 8.07, or if any failure of any Seller to have Knowledge of any circumstances or events under Section 8.07 results from the bad faith or willful misconduct of any employee of any Seller, Guarantor or Manager; and

(u) any breach by any Seller of the covenant set forth in Section 8.11.

Section 10.02 Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default has occurred and is continuing, at the option of Buyer, exercised by notice to Sellers (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f) or (g)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:

(a) All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.

(b) All amounts in the Waterfall Accounts and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.

(c) Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Mortgage Loan Documents and all other instruments, certificates and documents then held by it or any Custodian under the Custodial Agreement, including but not limited to any Transfer Certificate or any Sub-Participation Assignment Agreement. Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Sellers or Servicer. Each Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d) Buyer may immediately, at any time, and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give the related Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against Repurchase Obligations due and any other amounts (without duplication) then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Market Value of such Purchased Assets. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto, which Income shall be applied in accordance with Section 5.04. The parties hereto agree that the method of valuation of Purchased Assets provided for in this Section 10.02(d) shall constitute a commercially reasonable method of valuation for the purposes of the FCA Regulations and any other market method of valuing assets of the nature of the Purchased Assets in each relevant jurisdiction.

(e) The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Buyer shall not be required to give notice to Sellers or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Buyer shall give notice to Sellers of the remedies exercised by Buyer promptly thereafter.

(f) Each Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses and any fees (howsoever described) payable in connection with the completion of any Transfer Certificate or Sub-Participation Assignment Agreement, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(g) Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel each Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if any Seller fails or refuses to perform its obligations as set forth herein or therein.

(h) Each Seller hereby appoints Buyer as attorney-in-fact of such Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(i) Buyer may, without prior notice to any Seller, exercise any or all of its set-off rights including those set forth in Section 18.17 and pursuant to any other Repurchase Document. This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

(j) All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default has occurred and is continuing. Such rights and remedies may be enforced without prior judicial process or hearing. Each Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Each Seller hereby expressly waives any defenses such Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

Section 11.01 Grant. Buyer and each Seller intend that the Transactions be sales to Buyer of the Purchased Assets and not loans from Buyer to Sellers secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents if any Governmental Authority recharacterizes any Transaction with respect to a Purchased Asset as other than a sale, and as security for each Seller’s performance of the Repurchase Obligations, each Seller hereby grants to Buyer a present Lien on and security interest in all of the right, title and interest of such Seller in, to and under (i) the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), (ii) each Interest Rate Protection Agreement with each Hedge Counterparty relating to each Purchased Asset, (iii) any and all rights and interests of Sellers (but none of the obligations of Sellers) in, to and under the Purchase and Sale Agreement and the other Asset Purchase Documents to the extent connected with or related in any way to the Purchased Assets, including but not limited to any and all rights to, and proceeds of, indemnification from the seller parties under the Purchase and Sale Agreement, and (iv) any and all replacements, substitutions or distributions on or proceeds of any of the foregoing, and the transfer of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of each Seller to pay the Repurchase Price, or if the related Transaction is recharacterized as a loan, to repay such loan for the Repurchase Price).

Section 11.02 Effect of Grant. If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and any Seller or between any Affiliated Hedge Counterparty and any Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Mortgage Loan Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interests of Buyer granted herein shall be, and each Seller hereby represents and warrants to Buyer and all other Affiliated Hedge Counterparties that it is, a first priority perfected security interest. For the avoidance of doubt, (i) each Purchased Asset and each Interest Rate Protection Agreement relating to a Purchased Asset secures the Repurchase Obligations of each Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (ii) if an Event of Default has occurred and is continuing, no Purchased Asset or Interest Rate Protection Agreement relating to a Purchased Asset will be released from Buyer’s Lien or transferred to any Seller until the Repurchase Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to each Seller.

Section 11.03 Sellers to Remain Liable. Buyer and Sellers agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of any Seller or any other Person in connection with any Purchased Asset, or any Interest Rate Protection Agreement whether or not Buyer exercises any right with respect thereto. Each Seller shall remain liable under the Purchased Assets, each Interest Rate Protection Agreement and the Mortgage Loan Documents to perform all of such Seller’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04 Waiver of Certain Laws. Each Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and such Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets and each Interest Rate Protection Agreement relating to a Purchased Asset as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01 Market Disruption. If prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining an Index Rate for such Pricing Period, Buyer shall give prompt notice thereof to Sellers, whereupon the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods related to such Index Rate until such notice has been withdrawn by Buyer, shall be the applicable Alternative Rate.

Section 12.02 Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated, (b) the Pricing Rate shall be converted automatically to the Alternative Rate on the last day of the then current Pricing Period or within such earlier period as may be required by Requirements of Law, and (c) if required by such adoption or change in any Requirements of Law, the Maturity Date shall be deemed to have occurred. In exercising its rights and remedies under this Section 12.02, Buyer shall exercise its rights and remedies in a manner substantially similar to Buyer’s exercise of similar remedies in agreements with similarly situated customers where Buyer has comparable contractual rights.

Section 12.03 Breakfunding. In the event of (a) the failure by a Seller to terminate any Transaction after such Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Sections 5.02 or 5.03 (unless made on an Intra-Period Remittance Date), on any day other than a Remittance Date that is not an Intra-Period Remittance Date applicable to the related Purchased Asset (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by a Seller to sell Eligible Assets to Buyer after such Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any conversion of the Pricing Rate to the Alternative Rate because any Index Rate is not available for any reason on a day that is not the last day of the then-current Pricing Period, such Seller shall compensate Buyer for the cost and expense attributable to such event. A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.03 shall be delivered to the related Seller and shall be conclusive to the extent calculated in good faith and absent manifest error. Such Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 12.04 Increased Costs. If the adoption of, or any change in, any Requirements of Law, Regulatory Costs or in the interpretation or application thereof by any Governmental Authority, or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement, shall: (a) subject Buyer to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” or (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) impose, modify or hold applicable any reserve, special deposit, compulsory loan, Regulatory Costs or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) impose on Buyer any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, upon not less than thirty (30) days’ prior written notice to Sellers, Sellers shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable; provided, however, that Buyer shall not treat Sellers differently than other similarly situated customers in requiring the payment of such amount or amounts.

Section 12.05 Capital Adequacy. If Buyer determines that any change in a Requirement of Law or internal policy regarding capital requirements has or would have the effect of reducing the rate of return on Buyer’s capital as a consequence of this Agreement or its obligations under the Transactions hereunder to a level below that which Buyer could have achieved but for such change in a Requirement of Law (taking into consideration Buyer’s policies with respect to capital adequacy), then from time to time Sellers will promptly upon demand pay to Buyer such additional amount or amounts as will compensate Buyer for any such reduction suffered. In determining any additional amounts due under this Section 12.05, Buyer shall treat Sellers in the same manner it treats other similarly situated sellers in facilities with substantially similar assets. Buyer will provide Sellers with no less than thirty (30) days prior notice of the implementation of any change or event pursuant to which additional amounts are due or will become due under this Section 12.05.

Section 12.06 Taxes.

(a) Any and all payments by or on account of any obligation of any Seller under any Repurchase Document shall be made without deduction or withholding for any Taxes,

except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then Sellers shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable shall be increased by Sellers as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 12.06) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Each Seller shall timely pay, without duplication, any Other Taxes (i) imposed on such Seller to the relevant Governmental Authority in accordance with applicable law, and (ii) imposed on Buyer upon written notice from such Person setting forth in reasonable detail the calculation of such Other Taxes.

(c) Sellers shall, jointly and severally, indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 12.06) paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability setting forth in reasonable detail the calculation of the amount of such payment or liability delivered to Sellers by Buyer shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by or on behalf of a Seller to a Governmental Authority pursuant to this Section 12.06, such Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(e) (i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Repurchase Document, Buyer shall deliver to a Seller, at the time or times reasonably requested by such Seller, such properly completed and executed documentation reasonably requested by such Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by a Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Seller as will enable such Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.06(e)(i)(A), Section 12.06(e)(i)(B) and Section 12.06(e)(i)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer. Without limiting the generality of the foregoing:

(A) if Buyer is a U.S. Buyer, it shall deliver to Sellers on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Sellers), executed copies of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;

(B) if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Sellers (in such number of copies as shall be requested by Sellers) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Sellers) whichever of the following is applicable:

(I) in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a Party, (x) with respect to payments of interest under any Repurchase Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Repurchase Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(IV) to the extent a Foreign Buyer is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Sellers (in such number of copies as shall be requested by Sellers) on or prior to the date on which Buyer becomes a Party under this

Agreement (and from time to time thereafter upon the reasonable request of Sellers), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Sellers to determine the withholding or deduction required to be made; and

(D) if a payment made to Buyer under any Repurchase Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Sellers at the time or times prescribed by law and at such time or times reasonably requested by Sellers such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Sellers as may be necessary for Sellers to comply with their obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Sellers in writing of its legal inability to do so.

(f) If any Party determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.06 (including by the payment of additional amounts pursuant to this Section 12.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 12.06 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid over pursuant to this Section 12.06(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 12.06(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 12.06(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 12.06(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) For the avoidance of doubt, for purposes of this Section 12.06, the term “applicable law” includes FATCA.

(h) (i) Notwithstanding anything to the contrary in any Repurchase Document, all amounts payable by any Seller to Buyer and/or any Eligible Assignee under a Repurchase Document, that (in whole or in part) constitute consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT that is chargeable on such supply or supplies. Subject to Section 12.06(h)(ii), if VAT is or becomes chargeable on any supply made by Buyer and/or any Eligible Assignee to a Seller under a Repurchase Document, with respect to a U.K. Purchased Asset only and, where Buyer and/or the relevant Eligible Assignee (or a member of its group) is required to account to the relevant tax authority for the VAT, such Seller shall pay Buyer and/or Eligible Assignee (in addition to, and at the same time as, paying the consideration for such supply) an amount equal to the amount of the VAT and Buyer and/or relevant Eligible Assignee shall promptly provide an appropriate VAT invoice to such Seller.

(ii) Where a Repurchase Document with respect to a U.K. Purchased Asset only requires a Seller to reimburse Buyer and/or any Eligible Assignee for any costs or expenses, such Seller shall, at the same time, reimburse and indemnify Buyer and/or any relevant Eligible Assignee for the full amount of all VAT incurred by Buyer and/or such Eligible Assignee in respect of those costs or expenses. The amount payable pursuant to this subclause shall be the amount that Buyer and/or any relevant Eligible Assignee reasonably determines is the amount that it (or a member of its group) is not entitled to claim as a VAT credit or VAT repayment from the relevant tax authority in respect of the VAT.

(i) The relevant Seller and Buyer shall cooperate in using any reasonable endeavors requested by the other party to ensure that Income in respect of each Purchased Asset can be paid without deduction or withholding at source for or on account of Taxes, including without limitation the completion of any necessary procedural formalities, so long as in its reasonable judgment, such reasonable endeavors would not subject it to any material unreimbursed cost or expense and would not materially prejudice its legal or commercial position.

Section 12.07 Payment and Survival of Obligations. Buyer may at any time send Sellers a notice showing the calculation of any amounts payable pursuant to this Article 12, and Sellers shall pay such amounts to Buyer within the time period stated in the applicable provision of this Article 12, or if no such time period is stated, within ten (10) Business Days after Sellers receives such notice. Each Party’s obligations under this Article 12 shall survive any assignment of rights by, or the replacement of Buyer, the termination of the Transactions and the repayment, satisfaction or discharge of all obligations under any Repurchase Document.

Section 12.08 Limitation on Tax Payments. Notwithstanding anything to the contrary in this Agreement, no payment shall be required under Section 12.06(b)(ii) or (c) for any claim by Buyer or any Eligible Assignee with respect to Indemnified Taxes unless a written notice thereof (setting forth in reasonable detail the calculation of the amount of such claim) is delivered to Sellers within two hundred and seventy (270) days from the earlier of (i) the filing of the applicable tax return in which such amount is included, or (if earlier) the payment thereof by or on behalf of such Buyer or Eligible Assignee, and (ii) the receipt by such Buyer or Eligible Assignee of a written assertion by a Governmental Authority that such Indemnified Taxes are owed by, or on behalf of, any such Buyer or Eligible Assignee.

Section 12.09 Interest Payments.

(a) Criminal Interest. If any provision of this Agreement would oblige any Seller to make any payment of interest or other amount payable to the Buyer in an amount or calculated at a rate which would be prohibited by applicable law or would result in a receipt by any Buyer of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by any Buyer of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i) first, by reducing the amount or rate of interest required to be paid to the Buyer under this Agreement; and

(ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the Buyer which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

(b) Interest Act (Canada). For the purposes of this Agreement, whenever interest is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation.

(c) Nominal Rate of Interest. The parties acknowledge and agree that all calculations of interest under this Agreement are to be made on the basis of the nominal interest rate described herein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01 Indemnity.

(a) Each Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified

Person” and collectively the “Indemnified Persons”), against, and shall hold each Indemnified Person harmless from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including reasonable legal fees, charges, and disbursements of any counsel for any such Indemnified Person and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against any such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Mortgage Loan Documents, the Purchased Assets, the Pledged Collateral, the Transactions, any Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction, any Purchased Asset, any Mortgage Loan Document or any Pledged Collateral, (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non–compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by any Seller to perform or comply with any Repurchase Document, Mortgage Loan Document, Purchased Asset, the Purchase and Sale Agreement or any other Asset Purchase Document, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Purchased Asset or Mortgaged Property, (x) the execution, delivery, filing or recording of any Repurchase Document, Mortgage Loan Document, or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) except and to the extent, in each case listed in this subsection (a)(xii), as results from any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment, (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Mortgaged Property by any Person or other source, whether related or unrelated to any Seller or any Underlying Obligor, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Mortgaged Property in violation of Environmental Law, (3) the failure to timely perform any Remedial Work related to a Mortgaged Property required under the Mortgage Loan Documents or pursuant to Environmental Law, (4) any past, present or future activity by any Person or other source, whether related or unrelated to any Seller or any Underlying Obligor in connection with any actual, proposed or threatened Release, use, treatment, storage, holding, existence, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Mortgaged Property, in each case, in violation of

Environmental Law, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) of any Materials of Environmental Concern to, from, on, within, in, under, near or affecting any Mortgaged Property by any Person or other source, whether related or unrelated to any Seller or any Underlying Obligor, in each case, in violation of Environmental Law, (6) the imposition, recording, registration, filing or recording or the threatened imposition, recording, registration or filing of any Lien on any Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document or Mortgage Loan Document or in connection with environmental matters relating to a Mortgaged Property in any way, (xiii) the Term Sheet or any business communications or dealings between the Parties relating thereto, or (xiv) any Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, each Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by any Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from any Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into. For the avoidance of doubt, this Article 13 shall not apply to claims with respect to Indemnified Taxes with respect to which a Seller has paid additional amounts to Buyer pursuant to Section 12.06, or to claims with respect to any Taxes other than Taxes that represent losses, claims, damages, or other liabilities arising from a non-Tax claim.

(b) If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then Sellers shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Sellers on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c) An Indemnified Person may at any time send Sellers a notice showing the calculation of Indemnified Amounts, and Sellers shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Sellers receive such notice. The obligations of Sellers under this Section 13.01 shall apply (without duplication) to Eligible Assignees and Participants and survive the termination of this Agreement.

Section 13.02 Expenses. Each Seller shall promptly on demand pay to or as directed by Buyer all third-party out-of-pocket costs and expenses (including outside legal and accounting fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset or Purchased Asset, including due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Sellers of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets.

ARTICLE 14

INTENT

Section 14.01 Safe Harbor Treatment. The Parties intend (a) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments and transfers under this Agreement constitute transfers made by, to or for the benefit of a financial institution, financial participant or repo participant within the meaning of Section 546(e) or 546(f) of the Bankruptcy Code, and that payments under this Agreement are deemed “margin payments” or “settlement payments” as such terms are defined in Section 741 of the Bankruptcy Code, (b) the Guarantee Agreement and the Pledge and Security Agreement each constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (c) that Buyer (for so long as Buyer is a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Section 546(e)-(f), 546(j), 555, 559, 362(b)(6) or 362(b)(7) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement,” “securities contract” and a “master netting agreement,” including (x) the rights, set forth in Article 10 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 10 and Section 18.17 and in Sections 362(b)(6), 362(b)(7), 362(b)(27), 362(o) and 546 of the Bankruptcy Code. Each of Buyer and Sellers hereby further agrees that it shall not challenge the characterization of (i) this Agreement or any Transaction as a “repurchase agreement,” “securities contract” and/or “master netting agreement,” or (ii) each party as a “repo participant” within the meaning of the Bankruptcy Code. The parties intend and recognize that the arrangements under this Agreement are to constitute a “title transfer financial collateral arrangement” or a “security financial collateral arrangement” for the purposes of the Financial Collateral Arrangements (No 2) Regulations 2003 (the “FCA Regulations”). Further, it is the intention of the Parties that the sale, assignment and conveyance of the Purchased Assets by the Sellers to the Buyer pursuant to this Agreement shall constitute absolute and unconditional sales from the Sellers to the Buyer of an undivided interest of the Sellers in the Purchased Assets having the rights and attributes provided for in this Agreement. It is further the intention of the Parties that the beneficial interest in and title to the Purchased Assets and the interests represented thereby shall not be the property of the Sellers for the purposes of any proceedings in respect of any Seller under any Insolvency Law. Each of the Parties hereby agree and confirm that their respective requirements in entering into the transactions contemplated by this Agreement will only be satisfied if the transaction is a sale and would not be satisfied if the transactions were characterized as loans, partnerships, joint ventures or other arrangements.

Section 14.02 Liquidation. The Parties acknowledge and agree that Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Sections 555, 559 and 561 of the Bankruptcy Code.

Section 14.03 Qualified Financial Contract. The Parties acknowledge and agree that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

Section 14.04 Netting Contract. The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

Section 14.05 Master Netting Agreement. The Parties intend that this Agreement, the Guarantee Agreement and the Pledge and Security Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code.

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The Parties acknowledge that they have been advised and understand that:

(a) if one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b) if one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Exchange Act, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c) if one of the Parties is a financial institution, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) if one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a) It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f) No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

SERVICING

This Article 17 shall apply to all Purchased Assets.

Section 17.01 Servicing Rights. Buyer is the owner of all Servicing Rights. Without limiting the generality of the foregoing, Buyer shall have the right to hire or otherwise engage any Person to service or sub-service all or part of the Purchased Assets, provided, however, that at any time prior to an Event of Default, the related Seller may designate a Servicer to be selected by Buyer, so long as such Servicer is reasonably acceptable to Buyer, and such Person shall have only such servicing obligations with respect to such Purchased Assets as are approved by Buyer. As of the Closing Date, Buyer and Sellers agree that (i) the initial Servicer for the U.S. Purchased Assets and the Canadian Purchased Assets shall be Midland Loan Services, a division of PNC Bank, National Association and that an Interim Servicer may service the U.S. Purchased Assets and the Canadian Purchased Assets pursuant to the Transition Services Agreement, and that Seller and Buyer shall cooperate to put in place Servicer as the successor servicer for the U.S. Purchased Assets and Canadian Purchased Assets as soon as possible thereafter, but in any event within 45 days of the Closing Date, and (ii) either Capita Asset Services, a Division of Capita plc, CBRE Loan Servicing Ltd., Deutsche Bank AG, London Branch or Situs Asset Management Limited shall be the Servicer for each U.K. Purchased Asset. Notwithstanding the preceding sentence, Buyer agrees with Sellers as follows with respect to the servicing of the Purchased Assets:

(a) Servicer shall service the Purchased Assets on behalf of Buyer. The Servicing Agreement shall contain provisions which are consistent with this Article 17 and must otherwise be in form and substance satisfactory to Buyer, it being understood that in all cases where an Affiliate of any Seller is the Servicer, the related Servicing Agreement shall be in the form approved by Buyer.

(b) Contemporaneously with the execution of this Agreement on the Closing Date, Buyer will enter into, and cause Servicer to enter into, the Servicing Agreement and sign and return the Servicer Notice. Each Servicing Agreement shall automatically terminate on the 30th day following its execution and at the end of each thirty (30) day period thereafter, unless, in each case, Buyer shall agree, by prior written notice to the related Servicer to be delivered on or before the applicable Remittance Date immediately preceding each such scheduled termination date, to extend the termination date an additional thirty (30) days. Neither any Seller nor the related Servicer may assign its rights or obligations under the related Servicing Agreement without the prior written consent of Buyer.

(c) Each Seller shall not and shall not direct any Servicer to (i) take any Material Action without the prior written consent of Buyer or (ii) take any action which would result in a violation of the obligations of any Person under the related Servicing Agreement, this Agreement or any other Repurchase Document, or which would otherwise be inconsistent with the rights of Buyer under the Repurchase Documents. Buyer, as owner of the Purchased Assets, shall own all related servicing and voting rights and, as owner, shall act as servicer with respect to the Purchased Assets, subject to an interim revocable option from Buyer in favor of the related Seller to direct each related Servicer, so long as no Default or Event of Default has occurred and is continuing; provided, however, that Sellers cannot give any direction or take any action that could materially adversely affect the value or collectability of any amounts due with respect to the Purchased Assets without the consent of Buyer. Such revocable option is not evidence of any ownership or other interest or right of any Seller in any Purchased Asset.

(d) The servicing fee payable to each Servicer shall be payable as a servicing fee in accordance with this Agreement and each Servicing Agreement, including without limitation pursuant to priority third of Section 5.02 or priority fifth of Section 5.04, as applicable; provided that this Section 17.01(d) shall not apply in respect of any Servicing Agreement relating to the U.K. Purchased Assets.

(e) Upon the occurrence and during the continuance of an Event of Default under this Agreement, in addition to all of the other rights and remedies of Buyer and Servicer under each Servicing Agreement, this Agreement and the other Repurchase Documents (and in addition to the provisions of each Servicing Agreement providing for termination of each such Servicing Agreement pursuant to its terms), (i) for the avoidance of doubt, the right, if any, of each Servicer to direct the servicing of the Purchased Assets shall immediately and automatically cease to exist, and (ii) either Buyer or each Servicer may at any time terminate the related Servicing Agreement immediately upon the delivery of a written termination notice from either Buyer or the related Servicer to the related Seller. The related Seller shall pay all expenses associated with any such termination, including without limitation any fees and expenses required in connection with the transfer of servicing to the related Servicer and/or a replacement Servicer.

Section 17.02 Servicing Reports. Each Seller shall deliver and cause each Servicer to deliver to Buyer and Custodian a monthly remittance report on or before the second Business Day immediately preceding each Remittance Date containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset by asset and in the aggregate, with respect to the Purchased Assets for the month (or any portion thereof) before the date of such report.

Section 17.03 Servicer Event of Default. If an Event of Default or Servicer Event of Default has occurred and is continuing, Buyer shall have the right at any time thereafter to terminate the related Servicing Agreement, assume the role of Waterfall Account Bank for all purposes hereunder and to transfer the Waterfall Accounts to Buyer or its nominee, and transfer servicing of the related Purchased Assets to Buyer or its designee, at no cost or expense to Buyer, it being agreed that the related Seller will pay any fees and expenses required to terminate such Servicing Agreement and transfer servicing to Buyer or its designee.

Section 17.04 Voting and Corporate Rights relating to a Security. Buyer shall have the right to exercise any and all voting and corporate rights with respect to any Security, including without limitation the right to direct the related trustee under the applicable indenture or other similar agreement, relating to, the Security; provided, however, that Buyer hereby grants

Seller a revocable license to (i) direct the related trustee under the applicable indenture or other similar agreement relating to, the Security and (ii) vote on any matter, subject however to the terms and conditions of this Agreement; provided, further, that such license shall be automatically revoked upon the occurrence and continuance of any Default or Event of Default hereunder.

ARTICLE 18

MISCELLANEOUS

Section 18.01 Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 18.02 Submission to Jurisdiction; Service of Process. Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Sellers or their properties in the courts of any jurisdiction. Each Seller irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 18.03 IMPORTANT WAIVERS.

(a) EACH SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(d) EACH SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e) EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f) THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g) THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.

Section 18.04 Integration. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral), including, without limitation, the Term Sheet between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

Section 18.05 Single Agreement. Each Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of any Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of each Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06 Use of Employee Plan Assets. No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a Transaction.

Section 18.07 Survival and Benefit of Sellers’ Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of Sellers’ representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns, Eligible Assignees and Participants. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 18.08 Assignments and Participations.

(a) None of Guarantor, Pledgors or Sellers shall sell, assign or transfer any of their rights or the Repurchase Obligations or delegate any of their respective duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt to do so without such consent shall be null and void.

(b) The terms and provisions governing assignments and participations under Section 18.08(b) are set forth in the Fee Letter, and are incorporated by reference herein.

(c) The terms and provisions governing assignments and participations under Section 18.08(c) are set forth in the Fee Letter, and are incorporated by reference herein.

(d) Sellers shall cooperate with Buyer, at Buyer’s sole cost and expense, in connection with any such sale and assignment of participations, syndications or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Sellers without the consent of Sellers.

(e) Buyer, acting solely for this purpose as a non-fiduciary agent of Sellers, shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Eligible Assignees that become Parties hereto and, with respect to each such Eligible Assignee, the aggregate assigned Purchase Price and applicable Price Differential (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer for all purposes of this Agreement. The Register shall be available for inspection by the Parties at any reasonable time and from time to time upon reasonable prior notice.

(f) Each Party that sells a participation or syndicates an interest shall, acting solely for this purpose as a non-fiduciary agent of Sellers, maintain a register on which it enters the name and address of each Participant and, with respect to each such Participant, the aggregate participated Purchase Price and applicable Price Differential, and any other interest in any obligations under the Repurchase Documents (the “Participant Register”); provided that no Party shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Repurchase Document) to any Person except (i) that portion of the Participant Register relating to any Participant with respect to which an additional amount is requested from Sellers under Article 12 or 13 shall be made available to Sellers, and (ii) otherwise to the extent that such disclosure is reasonably expected to be necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the participating Party shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 18.09 Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Buyer or its designee may, at any time, without the consent of any Seller, any Pledgor or Guarantor, engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to the related Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

Section 18.10 Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) in the event any Party is legally compelled to make pursuant to deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process by court order of a court of competent jurisdiction, and (g) to any actual or prospective Participant, Eligible Assignee or Hedge Counterparty which agrees to comply with this Section 18.10; provided, that, except with respect to the disclosures by Buyer under clause (f) of this Section 18.10, no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

Section 18.11 No Implied Waivers. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the

Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of the related Seller(s) and Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12 Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or United States postal delivery service, Royal Mail, Canada Post or Deutsche Post, or by facsimile or email to the address for such Party specified in Annex I or such other address as such Party shall specify from time to time in a notice to the other Party (provided that (i) any party delivering the notice by facsimile also receives a confirmation of delivery by telephone on the same Business Day, and (ii) any party delivering a notice by e-mail also receives a return receipt noting that the email has been opened by the recipient). Any wire instructions provided by Seller to Buyer that are different from Seller’s wire instructions set forth on Annex 1 must be in writing and signed by two (2) authorized signatories of Seller; provided that Buyer shall have no obligation or liability to confirm that any such document was signed by two (2) authorized signatories of Seller. Should the sending party fail to receive the required delivery confirmation on a timely basis, the related notice shall not be legally effective until either (i) the sending party successfully confirms the receipt thereof by telephone or (ii) the sending party successfully delivers the related notice by hand delivery, by certified or registered mail or by expedited commercial or postal delivery service in accordance with the immediately preceding sentence. Any of the foregoing communications shall be effective when delivered, if such delivery occurs on a Business Day; otherwise, each such communication shall be effective on the first Business Day following the date of such delivery. A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 18.13 Counterparts; Electronic Transmission. Any Repurchase Document may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The Parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile. The Parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties

Section 18.14 No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, any Seller, any Pledgor or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, any Seller, any Pledgor or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, any Seller, any Pledgor or Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.14 shall survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations.

Section 18.15 Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a) Each Seller shall take such action as necessary to cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Each Seller shall deliver to Buyer file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Each Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

(b) Each Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets.

(c) If any Seller fails to perform any of its Repurchase Obligations, then Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Sellers. Without limiting the generality of the foregoing, each Seller authorizes Buyer, at the option of Buyer and the expense of such Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of any Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by the related Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d) Without limiting the generality of the foregoing, each Seller will no earlier than six (6) or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with to any Repurchase Document or any Transaction, (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement (provided that Buyer may elect to file such continuation statement), and (ii) if requested by Buyer, deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the security interest opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, senior to the rights of any other creditor of Seller, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e) Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to any Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of any Seller in any Purchased Asset against prior parties, and each Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, each Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

(f) At Buyer’s election (at Buyer’s sole cost and expense) and at any time during the term of this Agreement, Buyer may complete and record any or all of the Blank Assignment Documents as further evidence of Buyer’s ownership interest in the related Purchased Assets.

Section 18.16 Default Rate. To the extent permitted by Requirements of Law, each Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 18.17 Set-off. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, each Seller hereby grants to Buyer and its Affiliates, to secure repayment of the Repurchase Obligations, and Guarantor and each other Subsidiary of Guarantor hereby grant to Buyer and its Affiliates, to secure repayment of the Obligations (as defined in the Guarantee Agreement), a right of set-off upon any and all of the following: monies, securities, collateral or other property of any Seller, Guarantor or any other Subsidiary of Guarantor and any proceeds from the foregoing, now or hereafter held or received by Buyer or any Affiliate of Buyer, for the account of any Seller, Guarantor or any other Subsidiary of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of any Seller, Guarantor or any other Subsidiary of Guarantor at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to any Seller, Guarantor or any other Subsidiary of Guarantor and to set–off against any Repurchase Obligations or Indebtedness owed by any Seller, Guarantor or any other Subsidiary of Guarantor and any Indebtedness owed by Buyer or any Affiliate of Buyer to any Seller, Guarantor or any other Subsidiary of Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer or any Affiliate of Buyer to or for the credit of any Seller, Guarantor or any other Subsidiary of Guarantor, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer and each Affiliate of Buyer is hereby authorized upon any amount becoming due and payable by any Seller, Guarantor or any other Subsidiary of Guarantor to Buyer or any Affiliate of Buyer under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to any Seller, Guarantor or any other Subsidiary of Guarantor, any such notice being expressly waived by Sellers, Guarantor and any other Subsidiary of Guarantor to the extent permitted by any Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Buyer or any Affiliate of Buyer by any Seller, Guarantor or any other Subsidiary of Guarantor under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer or any Affiliate of Buyer shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Each Seller, Guarantor and any other Subsidiary of Guarantor shall be deemed directly indebted to Buyer and each of its Affiliates in the full amount of all amounts owing to Buyer and each of its Affiliates by any Seller, Guarantor or any other Subsidiary of Guarantor under the Repurchase Documents and the Repurchase Obligations and Guarantor shall be deemed directly indebted to Buyer and each of its Affiliates in the full amount of all amounts owing to Buyer and each of its Affiliates by Guarantor under the Guarantee Agreement, and Buyer and each of its Affiliates shall be entitled to exercise the rights of set–off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR ANY OF ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET–OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY EACH SELLER, GUARANTOR AND EACH OTHER SUBSIDIARY OF GUARANTOR.

Buyer or any of its Affiliates shall promptly notify the affected Seller, Guarantor or the applicable Subsidiary of Guarantor after any such set-off and application made by Buyer or any of its Affiliates, provided that the failure to give such notice shall not affect the validity of such set–off and application. If an amount or obligation is unascertained, Buyer and each of its Affiliates may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other party when the amount or obligation is ascertained. Nothing in this Section 18.17 shall be effective to create a charge or other security interest. This Section 18.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer is at any time otherwise entitled.

Section 18.18 Waiver of Set-off. Each Seller, Pledgor and Guarantor hereby waive any right of set-off each may have or to which each may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

Section 18.19 Power of Attorney. Each Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets (including a financing statement describing the collateral as “all assets of the debtor” or such other super-generic description thereof as Buyer may determine) without such Seller’s signature thereon as Buyer, at its option, may deem appropriate. With respect to any Mortgaged Property located in the province of Ontario or any other jurisdiction providing for electronic registration in respect of real property, the applicable Seller hereby authorizes any solicitor retained by Buyer qualified in Ontario or such other jurisdiction, if applicable, at the relevant time, to prepare, complete, sign and register electronically assignments or transfers of the Mortgage. Each Seller hereby appoints Buyer as such Seller’s agent and attorney in fact to execute any such financing statement or statements in such Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in the Purchased Assets and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” to any Underlying Obligor with respect to Purchased Assets which are Whole Loans, each to be in a form acceptable to Buyer), sign assignments on behalf of such Seller as its agent and attorney in fact and, with respect to any Mortgaged Property located in the province of Ontario or any other jurisdiction providing for electronic registration in respect of real property, sign acknowledgements and directions on behalf of the applicable Seller as its agent and attorney in fact, authorizing and directing any solicitor retained by Buyer in Ontario or such other jurisdiction, if applicable, to prepare, complete, sign and register electronically assignments or transfers of the Mortgage. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Each Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.19. In addition, each Seller shall execute and deliver to Buyer a power of attorney in the form and substance of Exhibit G hereto (“Power of Attorney”).

Section 18.20 Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to the Purchased Assets, each Seller and Affiliates of each Seller, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to the applicable Seller, unless a Default or Event of Default has occurred and is continuing, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of each Seller and Affiliates of such Seller, the Mortgage Loan Documents and the Servicing Files. Each Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of such Seller for the purpose of answering questions of Buyer concerning any of the foregoing. Buyer may purchase Purchased Assets from each Seller based solely on the information provided by the related Seller to Buyer in the Diligence Materials and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals on the Mortgaged Properties and otherwise re-generating the information used to originate and underwrite such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do so.

Section 18.21 Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the parties under the Repurchase Documents.

Section 18.22 Joint and Several Repurchase Obligations.

(a) Each Seller hereby acknowledges and agrees that (i) each Seller shall be jointly and severally liable to Buyer to the maximum extent permitted by Requirements of Law for all Repurchase Obligations, (ii) the liability of each Seller (A) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all Repurchase Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any Insolvency Law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Buyer, and (B) until such payment has been made, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of each Seller, (1) the waiver, compromise, settlement, release, modification, supplementation, termination or amendment (including any extension or postponement of the time for payment or performance or renewal or refinancing) of any of the Repurchase Obligations or Repurchase Documents, (2) the failure to give notice to each Seller of the occurrence of an Event of Default, (3) the release, substitution or exchange by Buyer of any Purchased Asset (whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (4) the release of any Person primarily or secondarily liable for all or any part of the Repurchase Obligations, whether by Buyer or in connection with any Insolvency Proceeding affecting any Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations or any part thereof, (5) the sale, exchange, waiver, surrender or release of any Purchased Asset, guarantee or other collateral by Buyer, (6) the failure of Buyer to protect, secure, perfect or insure any Lien at any time held by Buyer as security for amounts owed by Sellers, or (7) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 18.22, result in the release or discharge of any or all of Sellers from the performance or observance of any Repurchase Obligation, (iii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against any Seller or any other Person to become liable, or against any of the Purchased Assets, in order to enforce the Repurchase Documents and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under any of the Repurchase Documents, (iv) when making any demand hereunder against any Seller or any of the Purchased Assets, Buyer may, but shall be under no obligation to, make a similar demand on any other Seller, or otherwise pursue such rights and remedies as it may have against any Seller or any other Person or against any collateral security or guarantee related thereto or any right of offset with respect thereto, and any failure by Buyer to make any such demand, file suit or otherwise pursue such other rights or remedies or to collect any payments from any other Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve any Seller in a respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Sellers (as used herein, the term “demand” shall include the commencement and continuation of legal proceedings), (v) on disposition by Buyer of any property encumbered by any Purchased Assets, each Seller shall be and shall remain jointly and severally liable for any deficiency, (vi) each Seller waives (A) any and all notice of the creation, renewal, extension or accrual of any amounts at any time owing to Buyer by any other Seller under the Repurchase Documents and notice of or proof of reliance by Buyer upon any Seller or acceptance of the obligations of any Seller under this Section 18.22, and all such amounts, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of Sellers under this Agreement, and all dealings between Sellers, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the obligations of Sellers under this Agreement, and (B) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Seller with respect to any amounts at any time owing to Buyer by any Seller under the Repurchase Documents, and (vii) each Seller shall continue to be liable under this Section 18.22 without regard to (A) the validity, regularity or enforceability of any other provision of this Agreement or any other Repurchase Document, any amounts at any time owing to Buyer by any Seller under the Repurchase Documents, or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (B) any defense, set off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller against Buyer, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Seller) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Seller for any amounts owing to Buyer by any Seller under the Repurchase Documents, or of Sellers under this Agreement, in bankruptcy or in any other instance.

(b) Each Seller shall remain fully obligated under this Agreement notwithstanding that, without any reservation of rights against any Seller and without notice to or further assent by any Seller, any demand by Buyer for payment of any amounts owing to Buyer by any other Seller under the Repurchase Documents may be rescinded by Buyer and any the payment of any such amounts may be continued, and the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer (including any extension or postponement of the time for payment or performance or renewal or refinancing of any Repurchase Obligation), and this Agreement and the other Repurchase Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of amounts owing to Buyer by Sellers under the Repurchase Documents may be sold, exchanged, waived, surrendered or released. Buyer shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for amounts owing to Buyer by Sellers under the Repurchase Documents, or any property subject thereto.

(c) To the extent that any Seller (the “Paying Seller”) pays more than its proportionate share of any payment made hereunder, the Paying Seller shall be entitled to seek and receive contribution from and against any other Seller that has not paid its proportionate share; provided, that the provisions of this Section 18.22 shall not limit the duties, covenants, agreements, obligations and liabilities of any Seller to Buyer, and, notwithstanding any payment or payments made by the Paying Seller hereunder or any setoff or application of funds of the Paying Seller by Buyer, the Paying Seller shall not be entitled to be subrogated to any of the rights of Buyer against any other Seller or any collateral security or guarantee or right of setoff held by Buyer, nor shall the Paying Seller seek or be entitled to seek any contribution or reimbursement from any other Seller in respect of payments made by the Paying Seller hereunder, until all Repurchase Obligations are paid in full. If any amount shall be paid to the Paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the Paying Seller in trust for Buyer, segregated from other funds of the Paying Seller, and shall, forthwith upon receipt by the Paying Seller, be turned over to Buyer in the exact form received by the Paying Seller (duly indorsed by the Paying Seller to Buyer, if required), to be applied against the Repurchase Obligations, whether matured or unmatured, in such order as Buyer may determine.

(d) The Repurchase Obligations are full recourse obligations to each Seller, and each Seller hereby forever waives, demises, acquits and discharges any and all defenses, and shall at no time assert or allege any defense, to the contrary.

(e) Anything herein or in any other Repurchase Document to the contrary notwithstanding, the maximum liability of any Seller hereunder in respect of the liabilities of the other Sellers under this Agreement and the other Repurchase Documents shall in no event exceed the amount which can be guaranteed by each Seller under applicable federal and state laws relating to the insolvency of debtors.

Section 18.23 PATRIOT Act Notice. Buyer hereby notifies each Seller that Buyer is required by the PATRIOT Act and by Canadian Anti-Money Laundering & Anti-Terrorism Legislation to obtain, verify and record information that identifies Sellers.

Section 18.24 Successors and Assigns. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

Section 18.25 Acknowledgement of Anti-Predatory Lending Policies. Sellers and Buyer each have in place internal policies and procedures that expressly prohibit their purchase of any high cost mortgage loan.

Section 18.26 Effect of Amendment and Restatement. From and after the date hereof, the Second Amended and Restated Repurchase Agreement is hereby amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that the liens and security interests granted under the Second Amended and Restated Repurchase Agreement are, in each case, continuing in full force and effect and, upon the amendment and restatement of the Second Amended and Restated Repurchase Agreement, such liens and security interests secure and continue to secure the payment of the Repurchase Obligations.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLERS:

PARLEX 5 KEN FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital
Markets and Treasurer

PARLEX 5 KEN UK FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital
Markets and Treasurer

PARLEX 5 KEN CAD FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital
Markets and Treasurer

PARLEX 5 KEN ONT FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital
Markets and Treasurer

Signature Page to Third Amended and Restated Master Repurchase and Securities Contract

PARLEX 5 KEN EUR FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital
Markets and Treasurer

Signature Page to Third Amended and Restated Master Repurchase and Securities Contract

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Raymond W. Lowe
	Name:	Raymond W. Lowe
	Title:	Senior Vice President

Signature Page to Third Amended and Restated Master Repurchase and Securities Contract